UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The Southern Company
(Name of Registrant as Specified In Its Charter)

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Notice of
2016 Annual Meeting
of Stockholders
and Proxy Statement

INVESTOR FACT SHEET

An Industry Powerhouse

•	With more than 4.5 million customers, approximately 44,000 megawatts of generating capacity in service at the end of 2015 and a growing competitive generation business, the Southern Company system is a major source of energy in the southeastern U.S.

•	We strive to remain among the leaders in our industry, a reliable energy provider for customers, and a solid investment for our stockholders.

Our Major Businesses

•	Traditional Operating Companies

Our traditional operating companies include Alabama Power Company, Georgia Power Company, Gulf Power Company, and Mississippi Power Company.

Our strong base includes transmission, distribution, and approximately 37,800 megawatts of regulated generation. Plans exist for added capacity through 2020 to meet demand and maintain reliability.

2015 Energy Mix for Traditional Operating Companies

•	Southern Power Company

Our competitive generation business owns or has the rights to 35 facilities operating or under constructon in nine states, with more than 10,500 megawatts of generating capacity.

The fleet consists of approximately 8,600 megawatts of natural gas generating capacity and more than 1,900 megawatts of renewable generating capacity.

Financial Integrity

•	Goal of achieving an attractive risk-adjusted return, supported by a simple, transparent business model and sound financial policy.

•	Experienced management focused on creating and delivering value.

•	Long-term contracts with reputable, credit-worthy counterparties and minimal commodity exposure are the foundation of Southern Power Company’s business model.

Dividends to Stockholders

$5.6bn	Paid to Stockholders since 2013

What Distinguishes Southern Company?

•	Energy Mix

Only electric utility in the U.S. committed to developing the full portfolio of generation resources – natural gas, 21st century coal, nuclear, and renewables such as wind and solar – together with an emphasis on energy efficiency.

•	American Customer Satisfaction Index

Consistently listed among the top U.S. electric service providers in customer satisfaction.

•	Growth in Renewables

Approximately 3,800 megawatts of announced or added renewable capacity since 2012. This includes the development of what is expected to be the largest voluntary solar portfolio in the U.S. (at Georgia Power Company).

•	Our People

Ranked among best employers for minorities and veterans.

1

Letter to Stockholders

Dear Fellow Stockholder:

You are invited to attend the 2016 Annual Meeting of Stockholders at 10:00 a.m., ET on Wednesday, May 25, 2016, at The Lodge Conference Center at Callaway Gardens, Pine Mountain, Georgia.

2015 was a tremendous year for The Southern Company. We saw strong financial performance both from our wholesale subsidiary, Southern Power, and our traditional operating companies. We also improved our overall risk profile by addressing several issues related to our operating subsidiaries’ large construction projects, including the settlement of litigation concerning Plant Vogtle and the approval of rate recovery for the in-service assets at the Kemper County energy facility.

Over the past year, we conducted a review of our corporate governance practices, including outreach to a number of our largest stockholders. This review resulted in the Board of Directors recommending that several corporate governance proposals be included on the agenda for this year’s annual meeting. In addition to the election of directors and certain other matters, you will be asked to

•	approve a By-Law amendment to permit proxy access,

•	approve an amendment to the Company’s Certificate of Incorporation to reduce the supermajority vote requirements to a majority vote,

•	approve an amendment to the Company’s Certificate of Incorporation to eliminate the “fair price” anti-takeover provision, and

•	approve a By-Law amendment to permit the Board of Directors to make certain future amendments to the By-Laws without stockholder ratification.

Thomas A. Fanning
Chairman, President, and
Chief Executive Officer

“Every decision we make is arrived at by asking one question: How does it benefit the families, businesses, and communities we serve?”

We believe these proposals are thoughtfully structured to serve the best interests of our stockholders and are responsive to current corporate governance trends.

For the first time, we are taking advantage of the notice and access rules of the Securities and Exchange Commission (SEC) that allow us to furnish our proxy materials to you over the internet instead of mailing paper copies to each stockholder. We are mailing a Notice of Internet Availability of Proxy Materials beginning on or about April 8, 2016 to certain of our stockholders. The Notice contains instructions on how to access the proxy materials and vote your proxy. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote is important. We urge you to vote promptly, even if you plan to attend the annual meeting.

Thank you for your continued support of Southern Company.

Thomas A. Fanning

investor.southerncompany.com

2

Notice of Annual Meeting of Stockholders of Southern Company

Date and Time

Wednesday, May 25, 2016 at 10:00 a.m., ET

Place

The Lodge Conference Center at Callaway Gardens, Highway 18, Pine Mountain, Georgia 31822

Items of Business

•	Elect 15 Directors;
•	Approve a By-Law amendment to permit proxy access;
•	Approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirements to a majority vote;
•	Approve an amendment to the Certificate of Incorporation to eliminate the “fair price” anti-takeover provision;
•	Approve a By-Law amendment to permit the Board of Directors to make certain future amendments to the By-Laws without stockholder ratification;
•	Conduct an advisory vote to approve executive compensation, often referred to as a say on pay;
•	Approve the material terms for qualified performance-based compensation under the Omnibus Plan in accordance with Section 162(m) of the tax code;
•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016;
•	Consider two stockholder proposals, if properly presented at the meeting; and
•	Transact any other business properly coming before the meeting or any adjournments thereof.

Record Date

Stockholders of record at the close of business on March 28, 2016 are entitled to attend and vote at the meeting. On that date, there were          shares of common stock (Common Stock) of The Southern Company (Southern Company, the Company, we, us, or our) outstanding and entitled to vote.

By Order of the Board of Directors,

Melissa K. Caen, Corporate Secretary,

April 8, 2016

YOUR VOTE IS IMPORTANT!

Voting early will ensure the presence of a quorum at the meeting and may save us the expense of additional solicitation.

Even if you plan to attend the meeting in person, please vote as soon as possible by using the internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the proxy form.

Vote by Internet or Telephone

Voting by the internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated.

www.proxyvote.com 24/7	1-800-690-6903 24/7

Vote by Mail

If you received a paper copy of the proxy form by mail, you can mark, sign, date, and return the proxy form in the enclosed, postage-paid envelope.

Please do not return the proxy form if you are voting by internet or telephone.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be held on May 25, 2016:

The proxy statement and annual report are available at http://investor.southerncompany.com/proxy.

Southern Company 2016 Proxy Statement

3

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Agenda

Stockholders are being asked to vote on ten agenda items at the 2016 annual meeting.

Item 1

ELECT 15 DIRECTORS

•	Each nominee holds or has held senior executive positions, maintains the highest degree of integrity and ethical standards, and complements the needs of the Company.

•	Through their positions, responsibilities, skills, and perspectives, which span various industries and organizations, these nominees represent a Board of Directors (Board) that is diverse and possesses appropriate collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance, and our industry and subsidiaries’ service territories.

The Board recommends a vote FOR each Director nominee.

See page 12 for further information.

Director Nominees

Juanita Powell Baranco Executive Vice President and Chief Operating Officer of Baranco Automotive Group	Jon A. Boscia Founder and President, Boardroom Advisors LLC	Henry A. “Hal” Clark III Senior Advisor of Evercore Partners Inc.

Age: 67	Age: 63	Age: 66
Director since: 2006	Director since: 2007	Director since: 2009
Independent Director: Yes	Independent Director: Yes	Independent Director: Yes
Current Committees: Audit	Current Committees: Audit (Chair)	Current Committees: Compensation and Management Succession (Chair), Finance

investor.southerncompany.com

4	Proxy Summary

Thomas A. Fanning Chairman of the Board, President, and Chief Executive Officer (CEO), Southern Company	David J. Grain Founder and Managing Partner of Grain Management LLC	Veronica M. Hagen CEO, Polymer Group, Inc. (retired)

Age: 59	Age: 53	Age: 70
Director since: 2010	Director since: 2012	Director since: 2008
Independent Director: No	Independent Director: Yes	Independent Director: Yes, Lead
Current Committees: None	Current Committees: Compensation and Management Succession, Finance	Independent Director through May 2016 Current Committees: Compensation and Management Succession, Nuclear/Operations

Warren A. Hood, Jr. Chairman and CEO, Hood Companies Inc.	Linda P. Hudson Founder, Chairman, and CEO, The Cardea Group	Donald M. James Chairman and CEO, Vulcan Materials Company (retired)

Age: 64	Age: 65	Age: 67
Director since: 2007	Director since: 2014	Director since: 1999
Independent Director: Yes	Independent Director: Yes	Independent Director: Yes
Current Committees: Audit	Current Committees: Governance, Nuclear/Operations, Business Security Subcommittee	Current Committees: Finance, Governance (Chair)

John D. Johns Chairman and CEO, Protective Life Corporation	Dale E. Klein Associate Vice Chancellor of Research, University of Texas System	William G. Smith, Jr. Chairman, President, and CEO, Capital City Bank Group, Inc.

Age: 64	Age: 68	Age: 62
Director since: 2015	Director since: 2010	Director since: 2006
Independent Director: Yes	Independent Director: Yes	Independent Director: Yes
Current Committees: Audit	Current Committees: Governance, Nuclear/Operations, Business Security Subcommittee (Chair)	Current Committees: Finance (Chair), Compensation and Management Succession

Steven R. Specker President and CEO, Electric Power Research Institute (retired)	Larry D. Thompson John A. Sibley Professor of Corporate and Business Law, The University of Georgia School of Law	E. Jenner Wood III Corporate Executive Vice President – Wholesale Banking, SunTrust Banks, Inc.

Age: 70	Age: 70	Age: 64
Director since: 2010	Director since: 2014	Director since: 2012
Independent Director: Yes Current Committees: Nuclear/ Operations (Chair), Compensation and Management Succession	Independent Director: Yes, Lead Independent Director commencing May 2016 Current Committees: Finance, Governance	Independent Director: Yes Current Committees: Governance, Nuclear/Operations

Southern Company 2016 Proxy Statement

Proxy Summary	5

Key Corporate Governance Practices

We seek to establish corporate governance standards and practices that create long-term value to our stockholders and positive influences on the governance of the Company. Our key corporate governance practices include:
•	Annual election of Directors
•	Majority voting for Directors, with a director resignation policy
•	10% threshold for stockholders to request a special meeting
•	14 of 15 Directors are independent
•	All Board committees are comprised of independent Directors
•	Strong Lead Independent Director
•	Annual Board and committee self-evaluations
•	Proactive stockholder engagement
•	Diverse Board
•	Clawback policy under our Omnibus Plan
•	Strong stock ownership guidelines

Recent and Proposed Governance and Disclosure Enhancements

•	Proposed a proxy access right for stockholders…see page 34
•	Proposed amendments to the Certificate of Incorporation to further enhance stockholder rights…see pages 36 and 37
•	Continued our stockholder engagement efforts …see page 26
•	Adopted a no pledging policy …see page 44
•	Identified a second audit committee financial expert …see page 28
•	Added seven new directors to the Board in the past five years ...see page 24
•	Added disclosure about Board refreshment, Board and committee self-evaluations, and management succession planning ...see pages 24 and 25

Board Tenure

Tenure of Independent Directors (Years of consecutive service)

Average Tenure of Independent Directors: 6.4 years

Board Independence

All Director Nominees are Independent except the CEO

Board Diversity

Qualifications, Attributes, Skills, and Experience of the Board as a Whole
CEO or senior executive leadership experience

Diversity of race, ethnicity, gender, age, cultural background, or professional experience

Electric utility or nuclear operations experience

Engineering, innovation, or technology experience

Federal, state, or local government or regulatory experience

Financial, banking, or investment experience

Knowledge of the traditional operating companies

Risk oversight or risk management experience

investor.southerncompany.com

6	Proxy Summary

Item 2

APPROVE A BY-LAW AMENDMENT TO PERMIT PROXY ACCESS

•	The Board believes that the implementation of proxy access in the manner set forth in this proposal will provide meaningful rights to our stockholders while promoting responsible use of these rights by stockholders.

•	We have proposed a By-Law amendment to provide that any stockholder or group of up to 20 stockholders who has maintained continuous qualifying ownership of at least 3% of our outstanding shares for at least three years could include a specified number of Director nominees equal to the greater of 2 nominees or 20% (rounded down) of the number of Directors in our proxy materials for our annual meeting of stockholders.

•	The proposal is the result of the Board’s ongoing review of our corporate governance policies, including consideration of a stockholder proposal on this topic that did not pass at the 2015 annual meeting and a similar proposal that was withdrawn after the proponent reviewed the terms of this proposal, recent corporate governance trends, and our ongoing discussions with our large institutional stockholders.

•	This proposal demonstrates the Board’s continuing commitment to strong corporate governance policies and practices that the Board believes are consistent with its goal of creating long-term, sustainable value for our stockholders.

The Board recommends a vote FOR approval of a By-Law amendment to permit proxy access.

See page 34 for further information.

Item 3

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE SUPERMAJORITY VOTE REQUIREMENTS TO A MAJORITY VOTE

• Supermajority vote requirements like the ones contained in Article Eleventh of the Certificate of Incorporation, as amended (Certificate of Incorporation or Certificate), historically have been intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes.

• As corporate governance standards have evolved, many stockholders and commentators now view the supermajority requirements as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

The Board recommends a vote FOR approval of an amendment to the Certificate to reduce the supermajority vote requirements to a majority vote.

See page 36 for further information.

Southern Company 2016 Proxy Statement

Proxy Summary	7

Item 4

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE “FAIR PRICE” ANTI-TAKEOVER PROVISION

•	The “fair price” provision was designed to deter an acquiring party from using two-tier pricing and similar inequitable tactics in an attempt to take over the Company and help assure fair treatment of all stockholders in the event of a takeover attempt. The fair price provision was not designed to prevent a takeover but instead to encourage a potential acquirer to negotiate with the Board to ensure all stockholders receive adequate consideration for their shares.

•	Section 203 of the Delaware General Corporation Law provides similar protections against the type of transactions the fair price provision was designed to defend against, and the Board believes that a separate fair price provision in the Certificate is unnecessary.

•	Eliminating supermajority voting provisions is considered by many commentators and stockholders to be a best practice in corporate governance.

The Board recommends a vote FOR approval of an amendment to the Certificate to eliminate the “fair price” anti-takeover provision.

See page 37 for further information.

Item 5

APPROVE A BY-LAW AMENDMENT TO PERMIT THE BOARD TO MAKE CERTAIN FUTURE AMENDMENTS TO THE BY-LAWS WITHOUT STOCKHOLDER RATIFICATION

•	Our By-Laws currently require that any amendment adopted by the Board be subject to subsequent stockholder ratification. This requirement is not in line with current practices at other publicly-traded companies and presents a number of challenges. Requiring stockholders to ratify all By-Law amendments approved by the Board is burdensome, unnecessary, and an inefficient use of Company resources.

•	The Board believes that the proposed By-Law amendment includes appropriate limits that will continue to protect stockholder rights.

• The Board is not permitted to alter, amend, or repeal the 10% threshold required to call a special meeting of the stockholders, quorum requirements, indemnification of Directors, or the By-Law amendment procedures.
• The Board will not have the power to alter, amend, or repeal any By-Law adopted by the stockholders which by its terms may be altered, amended, or repealed only by the stockholders.

•	The proposed changes to the By-Laws will give the Board the flexibility needed to make administrative changes and be responsive to corporate governance best practices while continuing to protect stockholder rights.

The Board recommends a vote FOR approval of a By-Law amendment to permit the Board to make certain future amendments to the By-Laws without stockholder ratification.

See page 39 for further information.

investor.southerncompany.com

8	Proxy Summary

COMPENSATION HIGHLIGHTS

Linking Pay and Performance

We target the total direct compensation for our executives at market median and place a significant portion of that target compensation “at risk” – subject to achieving both short-term and long-term performance goals. Only the base salary portion of executive compensation is fixed.

Chief Executive Officer(1)	Other Named Executive Officers(1)

(1)	Annual cash incentive award reflects the target value for 2015 under our Performance Pay Program based on achievement of performance goals. Long-term equity incentive award reflects the target value of the performance shares granted in 2015 under our Performance Share Program.

Changes for 2015

In early 2015, we made some changes to our compensation program that followed from our focus on continuously refining our executive compensation program to more effectively align executive pay with performance and reflect best compensation practices.

The changes were also consistent with what we heard from investors as part of our ongoing stockholder outreach efforts.

•	For our long-term equity incentive program, we moved away from granting stock options, which had comprised 40% of the target value of the long-term program in previous years. As of 2015, 100% of the long-term equity incentive program is granted in the form of performance shares that are earned based solely on achievement of pre-established performance goals over a three-year performance period.

•	We also expanded the performance goals for the performance shares to include a cumulative three-year earnings per share (EPS) goal (25% weighting) and an equity-weighted return on equity (ROE) goal (25% weighting), while retaining a relative total shareholder return (TSR) performance goal (50% weighting).

•	For our annual cash incentive program, we added individual performance goals for executive officers to drive individual performance that we believe will lead to long-term success for the Company.

Performance Results

•	2015 was an outstanding year for us, as we continued the strong performance by our franchise operations. We had strong financial performance from our wholesale subsidiary, Southern Power Company, and our traditional operating companies, with our reported adjusted* EPS results just above our EPS guidance range for the year.

•	We also demonstrated strong operational performance for the year across the Company. Operational measures included customer satisfaction, safety, major projects, culture, reliability, availability, and nuclear plant operations.

•	We have created long-term value for our stockholders, reflected in our outperformance against the S&P 500 and the Philadelphia Utilities Index over the last 10-year, 20-year, and 30-year periods (see page 46). While our stock price has not performed as well over the past few years as it has over the long term, we did increase our dividend again in 2015 for the 14th consecutive year.

*	For a description of how we calculate adjusted financial measures, see page 105.

Southern Company 2016 Proxy Statement

Proxy Summary	9

Annual Cash Incentive Plan – 2015 Performance Pay Program

Our Performance Pay Program rewards annual financial and operational performance as well as individual named executive officer (NEO) performance. We had strong financial and operational performance for 2015, exceeding our overall targets for the year. The Compensation and Management Succession Committee

(Compensation Committee) also believed the 2015 individual performance contributions by our NEOs were strong. Accordingly, payouts for all participants in the program, including the NEOs, were above target. For the NEOs, payouts ranged from 141% to 160% of target.

Long-Term Equity Incentive Plan – 2013-2015 Performance Share Program

In 2013, 60% of the target value of our long-term equity incentive plan was granted in the form of performance shares under our Performance Share Program. For the three-year performance period of 2013 through 2015, performance shares could be earned based on a relative

TSR performance goal. Our three-year TSR performance relative to the peer groups selected by the Compensation Committee was below target. All participants in the program, including the NEOs, earned performance share awards at 28% of target.

Item 6

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

• We believe our compensation program provides the appropriate mix of fixed and short- and long-term performance-based compensation that ties pay to Company performance, rewards achievement of financial and operational goals and relative TSR, and is aligned with stockholder interests.

The Board recommends a vote FOR approval of executive compensation.

See page 77 for further information.

Item 7

APPROVE THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE OMNIBUS PLAN

•	The 2011 Southern Company Omnibus Incentive Compensation Plan (Omnibus Plan) was previously approved by stockholders at the 2011 annual meeting.

•	Approval of the material terms for performance-based compensation under the Omnibus Plan is being sought to satisfy certain requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the tax code), to preserve our ability to deduct, for federal income tax purposes, certain performance-based awards granted under the Omnibus Plan to particular executive officers.

•	Stockholders are not being asked to approve additional shares under the Omnibus Plan or approve any changes to the material terms of the performance goals or any other terms of the Omnibus Plan.

The Board recommends a vote FOR approval of the material terms of the qualified performance-based compensation under the Omnibus Plan.

See page 78 for further information.

investor.southerncompany.com

10	Proxy Summary

Item 8

RATIFY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

• The Audit Committee has appointed Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for 2016.

• This appointment is being submitted to stockholders for ratification.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2016.

See page 83 for further information.

Stockholder Proposals

Items 9-10

VOTE ON TWO STOCKHOLDER PROPOSALS

• We have been advised that two stockholder proposals are intended to be submitted at the annual meeting.

The Board recommends a vote AGAINST each of the stockholder proposals.

See page 88 for further information.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Please review “Frequently Asked Questions About Voting and the Annual Meeting” on page 92.

Southern Company 2016 Proxy Statement

11

Company Organization	12
Item 1 – Election of 15 Directors	12
Southern Company Board	21
Committees of the Board	28
Meetings and Attendance	31
Director Compensation	32

Governance Related Company Proposals	34

Item 2 – Approve a By-Law Amendment to Permit Proxy Access	34
Item 3 – Approve an Amendment to the Certificate of Incorporation to Reduce the Supermajority Vote Requirements to a Majority Vote	36
Item 4 – Approve an Amendment to the Certificate of Incorporation to Eliminate the “Fair Price” Anti-Takeover Provision	37
Item 5 – Approve a By-Law Amendment to Permit the Board to make Certain Future Amendments to the By-Laws without Stockholder Ratification	39

Executive Compensation — Compensation Discussion and Analysis	41

Letter from the Compensation and Management Succession Committee	41
Executive Summary	43
Our Executive Compensation Philosophy	49
Our Executive Compensation Program	51
Other Compensation and Governance Inputs, Policies, and Practices	59

Executive Compensation Tables	62
Compensation Related Company Proposals	77

Item 6 – Advisory Vote to Approve Executive Compensation (Say on Pay)	77
Item 7 – Approve the Material Terms for Qualified Performance-Based Compensation under the Omnibus Plan	78

Audit Committee Matters	83

Item 8 – Ratify the Independent Registered Public Accounting Firm for 2016	83
Audit Committee Report	83
Principal Independent Registered Public Accounting Firm Fees	84

Stock Ownership Information	86

Stock Ownership of Directors and Executive Officers	86
Stock Ownership of 5% Beneficial Owners	87
Section 16(a) Beneficial Ownership Reporting Compliance	87

Stockholder Proposals	88

Item 9 – Report on Strategy for International Energy Agency 2°C Scenario	88

Item 10 – Report Quantifying Potential Financial Losses to the Company Associated with Stranding of Coal Assets	90

investor.southerncompany.com

12

Corporate Governance at Southern Company

Company Organization

Southern Company is a holding company managed by a core group of officers and governed by a Board that is currently comprised of 15 members. Directors are elected annually.

The Board has adopted and operates under a set of Corporate Governance Guidelines which are available on our website at www.southerncompany.com under Information for Investors/Corporate Governance.

Item 1

ELECTION OF 15 DIRECTORS

The Board, acting upon the recommendation of the Governance Committee, has nominated the 15 Directors currently serving for re-election to the Southern Company Board of Directors.

The affirmative vote of a majority of the votes cast is required for the election of Directors at any meeting for the election of Directors at which a quorum is present. A majority of the votes cast means that the number of shares voted “FOR” the election of a Director must exceed the number of votes cast “AGAINST” the election of that Director.

The Board recommends a vote FOR each Director nominee.

NOMINEES FOR ELECTION AS DIRECTORS

•	Each nominee holds or has held senior executive positions, maintains the highest degree of integrity and ethical standards, and complements the needs of the Company.

•	Through their positions, responsibilities, skills, and perspectives, which span various industries and organizations, these nominees represent a Board that is diverse and possesses appropriate collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance, and our industry and subsidiaries’ service territories.

•	Each nominee, if elected, will serve until the 2017 annual meeting of stockholders.

•	The proxies named on the proxy form will vote each properly executed proxy form for the election of the 15 Director nominees, unless otherwise instructed.

•	If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

Southern Company 2016 Proxy Statement

Corporate Governance at Southern Company	13

Juanita Powell Baranco	Jon A. Boscia
(Independent)	(Independent)
Age: 67 Director since: 2006 Board committee: Audit	Age: 63 Director since: 2007 Board committee: Audit (Chair)

Executive Vice President and Chief Operating Officer of Baranco Automotive Group, automobile sales

Director highlights: Ms. Baranco’s particular expertise in business operations, her significant familiarity with Georgia Power Company (Georgia Power or GPC), and her civic involvement are valuable to the Board.

•       Ms. Baranco had a successful legal career, which included serving as Assistant Attorney General for the State of Georgia, before she and her husband founded the first Baranco dealership in Atlanta in 1978.

•       She served as a Director of Georgia Power, the largest subsidiary of the Company, from 1997 to 2006. During her tenure on the Georgia Power Board, she was a member of the Controls and Compliance, Diversity, Executive, and Nuclear Operations Overview Committees.

•       She served on the Federal Reserve Bank of Atlanta Board for a number of years and also on the Boards of Directors of John H. Harland Company and Cox Radio, Inc.

•       An active leader in the Atlanta community, she serves on the Board of Trustees for Clark Atlanta University and on the Advisory Council for the Catholic Foundation of North Georgia. Ms. Baranco is also on the Board of the Commerce Club, the Woodruff Arts Center, and the Buckhead Coalition. She is also past Chair of the Board of Regents for the University System of Georgia and past Board Chair for the Sickle Cell Foundation of Georgia.

Other public company directorships: None (formerly a Director of Cox Radio, Inc., John H. Harland Company, and Georgia Power)

Founder and President, Boardroom Advisors LLC, board governance consulting firm

Director highlights: Mr. Boscia’s extensive background in finance, investment management, information technology, and corporate governance is valuable to the Board.

•       From September 2008 until March 2011, Mr. Boscia served as President of Sun Life Financial Inc. In this capacity, Mr. Boscia managed a portfolio of the company’s operations with ultimate responsibility for the United States, United Kingdom, and Asia business groups and directed the global marketing and investment management functions.

•       Previously, Mr. Boscia served as Chairman of the Board and Chief Executive Officer of Lincoln Financial Group, a diversified financial services organization, until his retirement in 2007. Mr. Boscia became the Chief Executive Officer of Lincoln Financial Group in 1998. During his time at Lincoln Financial Group, the company earned a reputation for its stellar performance in making major acquisitions.

•       Mr. Boscia is a past member of the Board of PHH Corporation, where he was Chair of the Audit Committee and a member of the Regulatory Oversight Committee, past member of the Board of Sun Life Financial Inc., where he was a member of the Investment Oversight Committee and the Risk Review Committee, and past member of the Board of The Hershey Company, where he chaired the Corporate Governance Committee and served on the Executive Committee.

•       In addition, Mr. Boscia has served in leadership positions on other public company Boards as well as not-for-profit and industry Boards.

Other public company directorships: None (formerly a Director of PHH Corporation, Sun Life Financial Inc., Armstrong World Industries, Lincoln Financial Group, Georgia Pacific Corporation, and The Hershey Company)

investor.southerncompany.com

14	Corporate Governance at Southern Company

Henry A. “Hal” Clark III	Thomas A. Fanning
(Independent)	(Chairman, President, and CEO)
Age: 66 Director since: 2009 Board committees: Compensation and Management Succession (Chair), Finance	Age: 59 Director since: 2010 Board committee: None

Senior Advisor of Evercore Partners Inc.,
corporate finance advisory firm

Director highlights: Mr. Clark’s utility global financial and utility industry expertise as well as his expertise in capital market transactions are valuable to the Board.

•       As a Senior Advisor with Evercore Partners Inc. (formerly Lexicon Partners, LLC) since July 2009, Mr. Clark is primarily focused on expanding advisory activities in North America with a particular focus on the power and utilities sectors.

•       With more than 30 years of experience in the global financial and the utility industries, Mr. Clark brings a wealth of experience in finance and risk management to his role as a Director.

•       Prior to joining Evercore Partners Inc., Mr. Clark was Group Chairman of Global Power and Utilities at Citigroup, Inc. from 2001 to 2009.

•       His work experience includes numerous capital markets transactions of debt, equity, bank loans, convertible securities, and securitization, as well as advice in connection with mergers and acquisitions. He also has served as policy advisor to numerous clients on capital structure, cost of capital, dividend strategies, and various financing strategies.

•       He has served as Chair of the Wall Street Advisory Group of the Edison Electric Institute.

Other public company directorships: None

Chairman of the Board, President, and Chief Executive Officer of the Company

Director highlights: Mr. Fanning’s knowledge of our business and the electric utility industry, understanding of the complex regulatory structure of the industry, and experience in strategy development and execution uniquely qualify him to be the Chairman of the Board.

•       Mr. Fanning has held numerous leadership positions across the Southern Company system during his more than 30 years with the Company. He served as Executive Vice President and Chief Operating Officer of the Company from 2008 to 2010, leading the Company’s generation and transmission, engineering, and construction services, research and environmental affairs, system planning, and competitive generation business units. He served as the Company’s Executive Vice President and Chief Financial Officer from 2007 to 2008 and Executive Vice President, Chief Financial Officer, and Treasurer from 2003 to 2007, where he was responsible for the Company’s accounting, finance, tax, investor relations, treasury, and risk management functions. In those roles, he also served as the chief risk officer and had responsibility for corporate strategy.

•       Mr. Fanning is on the Board of Southern Power Company (Southern Power), a subsidiary of Southern Company.

•       Mr. Fanning is a Director of Vulcan Materials Company, serving as a member of the Audit Committee and the Compensation Committee, and the Federal Reserve Bank of Atlanta, serving as Chairman of the Board.

Other public company directorships: Vulcan Materials Company (formerly a Director of The St. Joe Company)

Southern Company 2016 Proxy Statement

Corporate Governance at Southern Company	15

David J. Grain	Veronica M. Hagen
(Independent)	(Lead Independent Director through May 2016)
Age: 53 Director since: 2012 Board committees: Compensation and Management Succession, Finance	Age: 70 Director since: 2008 Board committees: Compensation and Management Succession, Nuclear/Operations

Founder and Managing Partner,
Grain Management, LLC, private equity firm

Director highlights: Mr. Grain’s background in finance, investment management, and wireless communications infrastructure, leadership, and civic involvement are valuable to the Board.

•       Mr. Grain is the founding member and managing partner of Grain Management, LLC (Grain Management), a private equity firm focused on investments in the media and communications sectors, which he founded in 2006. With offices in Sarasota, Florida and Washington, D.C., the firm manages funds for a number of the country’s leading academic institutions, endowments, and public pension funds. Grain Management also builds, owns, and operates wireless infrastructure assets across North America.

•       Mr. Grain also founded and was Chief Executive Officer of Grain Communications Group, Inc.

•       Prior to founding Grain Management, he served as President of Global Signal, Inc., Senior Vice President of AT&T Broadband’s New England Region, and Executive Director in the High Yield Finance Department at Morgan Stanley.

•       Mr. Grain was appointed by President Obama in 2011 to the National Infrastructure Advisory Council.

•       He previously served as Chairman of the Florida State Board of Administration Investment Advisory Council as an appointee of the former Governor Charlie Crist.

•       He is currently a Director at Gateway Bank of Southwest Florida and a Trustee of the College of the Holy Cross and serves on the Investment Committee of the United States Tennis Association.

Other public company directorships: None

Chief Executive Officer, Polymer Group, Inc. (retired), engineered materials

Director highlights: Ms. Hagen’s global operational management experience and commercial business leadership are valuable to the Board.

•       From 2007 until her retirement in 2013, Ms. Hagen served as Chief Executive Officer of Polymer Group, Inc. and served from 2007 to 2015 as a Director. Ms. Hagen also served as President of Polymer Group, Inc. from January 2011 until her retirement in 2013. Polymer Group, Inc. is a leading producer and marketer of engineered materials.

•       Prior to joining Polymer Group, Inc., Ms. Hagen was the President and Chief Executive Officer of Sappi Fine Paper, a division of Sappi Limited, the South African-based global leader in the pulp and paper industry, from November 2004 until 2007.

•       She also has served as Vice President and Chief Customer Officer at Alcoa Inc. and owned and operated Metal Sales Associates, a privately-held metal business.

•       Ms. Hagen also serves as the Chair of the Compensation Committee and a member of the Nominating and Governance Committee of the Board of Directors of Newmont Mining Corporation. She also serves on the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors of American Water Works Company, Inc.

Other public company directorships: American Water Works Company, Inc., Newmont Mining Corporation

investor.southerncompany.com

16	Corporate Governance at Southern Company

Warren A. Hood, Jr.	Linda P. Hudson
(Independent)	(Independent)
Age: 64 Director since: 2007 Board committee: Audit	Age: 65 Director since: 2014 Board committees: Governance, Nuclear/Operations, Business Security Subcommittee

Chairman of the Board and Chief Executive Officer of Hood Companies, Inc., packaging and construction products

Director highlights: Mr. Hood’s business operations, risk management, and financial experience, civic involvement, and significant familiarity with Mississippi Power Company (Mississippi Power or MPC) are valuable to the Board.

•       Mr. Hood is the Chairman and Chief Executive Officer of Hood Companies, Inc. which he established in 1978. Hood Companies, Inc. consists of four separate corporations with 60 manufacturing and distribution sites throughout the United States, Canada, and Mexico. Hood Companies, Inc.’s products are currently marketed in North America, the Caribbean, and Western Europe.

•       Mr. Hood previously served on the Board of the Company’s subsidiary, Mississippi Power, where he was also a member of the Compensation Committee.

•       Mr. Hood has long been recognized for his leadership role in the State of Mississippi. He serves or has served on numerous corporate, community, and philanthropic boards, including Boy Scouts of America Pine Burr Area Council, Governor Phil Bryant’s Mississippi Works Committee, and The Governor’s Commission on Rebuilding, Recovery and Renewal, which was formed following Hurricane Katrina in 2005.

•       He serves on the Board of BancorpSouth, Inc., where he is a member of the Audit Committee.

Other public company directorships: BancorpSouth, Inc. (formerly a Director of Mississippi Power)

Founder, Chairman, and Chief Executive Officer, The Cardea Group, business management consulting firm, and former Chief Executive Officer of BAE Systems, Inc. (BAE Systems), defense, aerospace, and security

Director highlights: Ms. Hudson’s experience leading a large, highly-regulated, complex business and expertise in engineering, technology, operations, and risk management are valuable to the Board.

•       Ms. Hudson is the Founder, Chairman, and Chief Executive Officer of The Cardea Group, a business management consulting firm she founded in 2014.

•       From October 2009 through February 2014, Ms. Hudson served as the President and Chief Executive Officer of BAE Systems, a U.S.-based global defense, aerospace, and security company. BAE Systems is a wholly-owned subsidiary of London-based BAE Systems plc. Previously, Ms. Hudson served as President of BAE Systems’ Land & Armaments operating group, the world’s largest military vehicle and equipment business.

•       Before joining BAE Systems in 2006, she served as Vice President of General Dynamics Corporation and President of General Dynamics Armament and Technical Products.

•       She is a member of Bank of America Corporation’s Board of Directors, where she serves on the Compensation and Benefits Committee and the Credit Committee. Ms. Hudson is a member of the Board of Directors of Ingersoll Rand, Inc., where she serves on the Audit and Finance Committees.

•       She is also a Director of the University of Florida Foundation and a Director of the Center for a New American Security.

Other public company directorships: Bank of America Corporation, Ingersoll Rand, Inc.

Southern Company 2016 Proxy Statement

Corporate Governance at Southern Company	17

Donald M. James	John D. Johns
(Independent)	(Independent)
Age: 67 Director since: 1999 Board committees: Governance (Chair), Finance	Age: 64 Director since: 2015 Board committee: Audit

Chairman of the Board and Chief Executive Officer of Vulcan Materials Company (retired)

Director highlights: Mr. James’ leadership of a large public company, his legal expertise, and his civic involvement are valuable to the Board.

•       Mr. James retired from his position as Chief Executive Officer of Vulcan Materials Company in July 2014 and Executive Chairman in January 2015. He retired in December 2015 as Chairman of the Board of Directors of Vulcan Materials Company. Mr. James joined Vulcan Materials Company in 1992 as Senior Vice President and General Counsel and then became President of the Southern Division and then Senior Vice President of the Construction Materials Group and then President and Chief Executive Officer.

•       Prior to joining Vulcan Materials Company, Mr. James was a partner at the law firm of Bradley, Arant, Rose & White for 10 years.

•       Mr. James is also a Trustee of the UAB Health System and Children’s of Alabama, where he serves on the Executive Committee.

•       In addition, he serves on the Finance and the Human Resources Committees of Wells Fargo & Company’s Board of Directors.

Other public company directorships: Wells Fargo & Company (formerly a Director of Vulcan Materials Company and Protective Life Corporation)

Chairman and Chief Executive Officer of Protective Life Corporation (Protective Life)

Director highlights: Mr. Johns’ management and leadership experience, his significant familiarity with Alabama Power Company (Alabama Power or APC), and his civic involvement are valuable to the Board.

•       Mr. Johns has served as Chairman and Chief Executive Officer of Protective Life since 2002 and President from 2002 to January 2016. He joined Protective Life in 1993 as Executive Vice President and Chief Financial Officer.

•       Before his tenure at Protective Life, Mr. Johns served as general counsel of Sonat, Inc., a diversified energy company.

•       Prior to joining Sonat, Inc., Mr. Johns was a founding partner of the law firm Maynard, Cooper & Gale, P.C.

•       He previously served on the Board of Directors of Alabama Power from 2004 to 2015. During his tenure on the Alabama Power Board, he was a member of the Executive Committee.

•       He is a member of the Board of Directors of Regions Financial Corporation, where he serves on the Nominating and Governance and Risk Committees, and Genuine Parts Company, where he serves on the Compensation, Nominating, and Governance Committee.

•       Mr. Johns has served on the Executive Committee of the Financial Services Roundtable in Washington, D.C. and is the immediate past chairman of the American Council of Life Insurers.

•       Mr. Johns has served as the Chairman of the Business Council of Alabama, the Birmingham Business Alliance, the Greater Alabama Council, Boy Scouts of America, and Innovation Depot, Alabama’s leading business and technology incubator.

Other public company directorships: Genuine Parts Company, Regions Financial Corporation (formerly a Director of Alabama Power)

investor.southerncompany.com

18	Corporate Governance at Southern Company

Dale E. Klein	William G. Smith, Jr.
(Independent)	(Independent)
Age: 68 Director since: 2010 Board committees: Governance, Nuclear/Operations, Business Security Subcommittee (Chair)	Age: 62 Director since: 2006 Board committees: Finance (Chair), Compensation and Management Succession

Associate Vice Chancellor of Research of the University of Texas System and Associate Director of the Energy Institute at The University of Texas at Austin, and former Commissioner and Chairman, U.S. Nuclear Regulatory Commission

Director highlights: Dr. Klein’s expertise in nuclear energy regulation and operations, technology, and safety is valuable to the Board.

•       Dr. Klein was Commissioner from 2009 to 2010 and Chairman from 2006 through 2009 of the U.S. Nuclear Regulatory Commission. Dr. Klein also served as Assistant to the Secretary of Defense for Nuclear, Chemical, and Biological Defense Programs from 2001 through 2006.

•       Dr. Klein has more than 35 years of experience in the nuclear energy industry.

•       Dr. Klein began his career at the University of Texas in 1977 as a professor of mechanical engineering which included a focus on the university’s nuclear program. He spent nearly 25 years in various teaching and leadership positions including Director of the nuclear engineering teaching laboratory, Associate Dean for research and administration in the College of Engineering, and Vice Chancellor for special engineering programs.

•       He serves on the Audit and Nuclear and Operating Committees of Pinnacle West Capital Corporation, an Arizona energy company, and is a member of the Board of Pinnacle West Capital Corporation’s principal subsidiary, Arizona Public Service Company.

Other public company directorships: Pinnacle West Capital Corporation, Arizona Public Service Company

Chairman of the Board, President, and Chief Executive Officer of Capital City Bank Group, Inc., banking

Director highlights: Mr. Smith’s experience in finance, business operations, and risk management is valuable to the Board.

•       Mr. Smith began his career at Capital City Bank in 1978, where he worked in a number of positions of increasing responsibility before being elected President and Chief Executive Officer of Capital City Bank Group, Inc. in January 1989. He was elected Chairman of the Board of the Capital City Bank Group, Inc. in 2003. He is also the Chairman and Chief Executive Officer of Capital City Bank.

•       He previously served on the Board of Directors of the Federal Reserve Bank of Atlanta.

•       He is the former Federal Advisory Council Representative for the Sixth District of the Federal Reserve System and past Chair of Tallahassee Memorial HealthCare and the Tallahassee Area Chamber of Commerce.

Other public company directorships: Capital City Bank Group, Inc.

Southern Company 2016 Proxy Statement

Corporate Governance at Southern Company	19

Steven R. Specker	Larry D. Thompson
(Independent)	(Lead Independent Director commencing May 2016)
Age: 70 Director since: 2010 Board committees: Nuclear/Operations (Chair), Compensation and Management Succession	Age: 70 Director since: 2014 (previously served from 2010 to 2012) Board committees: Finance, Governance

President and Chief Executive Officer, Electric Power Research Institute (EPRI) (retired)

Director highlights: Dr. Specker’s keen understanding of the electric industry and insights in innovation and technology development are valuable to the Board.

•       Dr. Specker served as President and Chief Executive Officer of EPRI from 2004 until his retirement in 2010.

•       Prior to joining EPRI, Dr. Specker founded Specker Consulting, LLC, a private consulting firm, which provided operational and strategic planning services to technology companies serving the global electric power industry.

•       Dr. Specker also served in a number of leadership positions during his 30-year career at General Electric Company (GE), including serving as President of GE’s nuclear energy business, President of GE digital energy, and Vice President of global marketing.

•       Dr. Specker is also a member of the Board of Trilliant Incorporated, a leading provider of Smart Grid communication solutions, and serves as a member of the Board of Tri Alpha Energy Incorporated.

Other public company directorships: None

John A. Sibley Professor of Corporate and Business Law, The University of Georgia School of Law, and former Executive Vice President, Government Affairs, General Counsel, and Corporate Secretary, PepsiCo Inc., food and beverage

Director highlights: Mr. Thompson’s government experience and corporate governance and legal expertise are valuable to the Board.

•       Mr. Thompson has served on the faculty of The University of Georgia School of Law as the John A. Sibley Chair of Corporate and Business Law since 2014.

•       From 2012 until his retirement in 2014, Mr. Thompson served as Executive Vice President, Government Affairs, General Counsel, and Corporate Secretary for PepsiCo Inc., one of the world’s largest packaged food and beverage companies. From 2004 to 2011, he served as Senior Vice President of Government Affairs, General Counsel, and Corporate Secretary of PepsiCo Inc. At PepsiCo Inc., Mr. Thompson was responsible for its worldwide legal function, its government affairs organization, and its charitable foundation, where he served on the Board.

•       His government career includes serving as Deputy Attorney General in the U.S. Department of Justice and leading the National Security Coordination Council. In 2002, President George W. Bush named Mr. Thompson to head the Department of Justice’s Corporate Fraud Task Force.

•       Mr. Thompson is an Independent Trustee of various investment companies in the Franklin Templeton group of mutual funds and a Director and a member of the Compensation Committee of Graham Holdings Company (formerly The Washington Post Company).

•       He also serves as an Advisory Director of the Georgia Justice Project.

•       Mr. Thompson served as a Director of Southern Company from 2010 to 2012 and was a member of the Audit Committee.

Other public company directorships: Franklin, Templeton Series Mutual Funds, Graham Holdings Company (formerly a Director of Cbeyond, Inc.)

investor.southerncompany.com

20	Corporate Governance at Southern Company

E. Jenner Wood III
(Independent)
Age: 64 Director since: 2012 Board committees: Governance, Nuclear/Operations

Corporate Executive Vice President – Wholesale Banking, SunTrust Banks, Inc., banking

Director highlights: Mr. Wood’s leadership experience and extensive background in finance, his involvement in the community, and his significant familiarity with Georgia Power are valuable to the Board.

•       Mr. Wood currently serves as Corporate Executive Vice President – Wholesale Banking of SunTrust Banks, Inc., a position he has held since October 2015. Prior to that, he served as Chairman and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2001 to 2015. He began his career with SunTrust Banks, Inc. in 1975 and has advanced through various management positions including Chairman of the Board, President, and Chief Executive Officer of the Georgia/North Florida Division and Chairman, President, and Chief Executive Officer of SunTrust’s Central Group with responsibility over Georgia and Tennessee.

•       He served as a member of the Board of Georgia Power from 2002 until May 2012. During his tenure on the Georgia Power Board, he served as a member of the Compensation, Executive, and Finance Committees.

•       Mr. Wood is a Director of Oxford Industries, Inc., where he serves as Presiding Director and as a member of the Executive Committee, and a Director of Genuine Parts Company, where he serves on the Audit Committee and the Compensation, Nominating, and Governance Committee.

•       He is active in numerous civic and community organizations, serving as the Chairman of the Metro Atlanta Chamber of Commerce and as a Vice Chairman of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, and the Lettie Pate Evans Foundation. Mr. Wood also serves as a Trustee of the Sartain Lanier Family Foundation, Camp-Younts Foundation, and the Jesse Parker Williams Foundation.

Other public company directorships: Genuine Parts Company, Oxford Industries, Inc. (formerly a Director of Crawford & Company and Georgia Power)

Board of Directors Overview

The Board oversees, counsels, and directs management in the long-term interests of Southern Company and its stockholders.

The Board’s major responsibilities include:

•	Overseeing the conduct of our business and assessing our business and other enterprise risks;

•	Reviewing and approving our key financial objectives, strategic and operating plans, and other significant actions;

•	Overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics;

•	Evaluating CEO and senior management performance and determining executive compensation;

•	Planning for CEO succession and monitoring management’s succession planning for other key executive officers; and

•	Establishing an effective governance structure, including appropriate Board composition and planning for Board succession.

Board Tenure
Tenure of Independent Directors (Years of consecutive service)

Average Tenure of Independent Directors: 6.4 years

Board Independence

All Director Nominees are Independent except the CEO

Southern Company 2016 Proxy Statement

Corporate Governance at Southern Company	21

Southern Company Board

DIRECTOR INDEPENDENCE STANDARDS

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company directly or as an officer, stockholder, or partner of an organization that has a relationship with the Company. The Board has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:

•	The Director was employed by the Company or the Director’s immediate family member was an executive officer of the Company.
•	The Director has received, or the Director’s immediate family member has received, during any 12-month period, direct compensation from the Company of more than $120,000, other than Director and committee fees. (Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered.)
•	The Director was affiliated with or employed by, or the Director’s immediate family member was affiliated with or employed in a professional capacity by, a present or former external auditor of the Company and personally worked on the Company’s audit.
•	The Director was employed, or the Director’s immediate family member was employed, as an executive officer of a company where any member of the Company’s present executive officers at the same time served on that company’s compensation committee.
•	The Director is a current employee, or the Director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any year, exceeds the greater of $1,000,000 or two percent of that company’s consolidated gross revenues.
•	The Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions which, in any year, exceeds the greater of $1,000,000 or two percent of the organization’s consolidated gross revenues.

DIRECTOR INDEPENDENCE REVIEW PROCESS

At least annually, the Board receives a report on all commercial, consulting, legal, accounting, charitable, or other business relationships that a Director or the Director’s immediate family members have with the Company. This report includes all ordinary course transactions with entities with which the Directors are associated.

The Board determined that the Company and its subsidiaries followed our procurement policies and procedures, that the amounts reported were well under the thresholds contained in the Director independence requirements, and that no Director had a direct or indirect material interest in the transactions included in the report.

The Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with other contributions by the Company and its subsidiaries to charitable organizations and none were approved outside the Company’s normal procedures.

In determining Director independence, the Board considers transactions, if any, identified in the report discussed above that affect Director independence, including any transactions in which the amounts reported were above the threshold contained in the Director independence requirements and in which a Director had a direct or indirect material interest. No such transactions were identified and, as a result, no such transactions were considered by the Board. The Board also considered that, in the ordinary course of the Southern Company system’s business, electricity is provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.

As a result of its review process, the Board affirmatively determined that 14 of our 15 Directors are independent.

Juanita Powell Baranco	Veronica M. Hagen	John D. Johns	Larry D. Thompson
Jon A. Boscia	Warren A. Hood, Jr.	Dale E. Klein	E. Jenner Wood III
Henry A. Clark III	Linda P. Hudson	William G. Smith, Jr.
David J. Grain	Donald M. James	Steven R. Specker

Thomas A. Fanning, Chairman of the Board, President, and Chief Executive Officer of the Company, is our employee and is not independent.

investor.southerncompany.com

22	Corporate Governance at Southern Company

IDENTIFYING NOMINEES FOR ELECTION TO THE BOARD

The Governance Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating, and recommending nominees for election to the Board. Final selection of the nominees for election to the Board is within the sole discretion of the Board.

The Board believes that, as a whole, it should have collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance, and our industry and service territories.

The Governance Committee only considers candidates with the highest degree of integrity and ethical standards. The Governance Committee evaluates a candidate’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy, number of other Board memberships, genuine interest in the Company, and a recognition that, as a member of the Board, one is accountable to the stockholders of the Company, not to any particular interest group.

The Governance Committee also seeks to identify candidates with the capacity to bring relevant experience, relationships, and perspectives regarding the service territories of our traditional operating companies, which are in the Southeastern United States. We benefit from the experience of Directors who have previously served on the Boards of our traditional operating companies. These operating company Boards provide an opportunity for Director candidates to cultivate significant relevant experience with our business.

The Governance Committee solicits recommendations for candidates for consideration from its current Directors and is authorized to engage third-party advisers to assist in the identification and evaluation of candidates for consideration.

Qualifications, Attributes, Skills, and Experience of the Board as a Whole

CEO or senior executive leadership experience

Diversity of race, ethnicity, gender, age, cultural background, or professional experience

Electric utility or nuclear operations experience

Engineering, innovation, or technology experience

Federal, state, or local government or regulatory experience

Financial, banking, or investment experience

Knowledge of the traditional operating companies

Risk oversight or risk management experience

Diversity of our Board

While our Corporate Governance Guidelines do not prescribe diversity standards, the Guidelines mandate that the Board as a whole should be diverse. Our Board also believes that diversity is important, as a variety of points of view contributes to a more effective decision-making process.

The Governance Committee annually evaluates the expertise and needs of the Board to determine the proper membership and size. As part of this evaluation, the Governance Committee considers aspects of diversity, such as diversity of race, gender, and ethnicity. Currently, the Board includes three women and three ethnic minorities, representing 33% of our Board. The Governance Committee also considers diversity of age, education, industry, business background, and experience in the selection of candidates to serve on the Board.

The Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.

Board Diversity

Stockholder Recommendation of Board Candidates

Any stockholder may make recommendations for candidates for consideration by the Governance Committee by sending a written statement describing the candidate’s qualifications, relevant biographical information, and signed consent to serve. These materials should be submitted in writing to our Corporate Secretary and received by December 9, 2016 for consideration by the Governance Committee as a nominee for election at the 2017 annual meeting. A stockholder recommendation is reviewed in the same manner as candidates identified by the Governance Committee or recommended to the Governance Committee.

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Corporate Governance at Southern Company	23

MAJORITY VOTING FOR DIRECTORS AND DIRECTOR RESIGNATION POLICY

Since 2010, we have had a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.

The Board believes this standard for uncontested elections is a more equitable standard than a plurality vote standard. A plurality vote standard guarantees the election of a Director in an uncontested election; however, a majority vote standard means that nominees in uncontested elections are only elected if a majority of the votes cast are voted in their favor.

We also have a Director resignation policy, which requires any nominee for election as a Director to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

BOARD RISK OVERSIGHT

The Board and its committees have both general and specific risk oversight responsibilities. The Board has broad responsibility to provide oversight of significant risks we face primarily through direct engagement with our management and through delegation of ongoing risk oversight responsibilities to the committees. The charters of the committees and the checklist of agenda items for each committee define the areas of risk for which each committee is responsible for providing ongoing oversight.

Each committee annually provides ongoing oversight for each of our most significant risks designated to it, reports to the Board on their oversight activities, and elevates review of risk issues to the Board as appropriate.

For each committee, the Chief Executive Officer of the Company has designated a member of executive management as the primary responsible officer for providing information and updates related to the significant risks. These officers ensure that all significant risks identified in the risk profile we develop are reviewed with the Board and/or the appropriate committee(s) at least annually.

In addition to oversight of its designated risks, the Audit Committee is responsible for reviewing the adequacy of the risk oversight process and for reviewing documentation that appropriate risk management and oversight are occurring. In order to fulfill this duty, a report is made to the Audit Committee at least annually. This report documents which significant risk reviews have occurred and the committee(s) reviewing such risks. In addition, an overview is provided at least annually of the risk assessment and profile process conducted by Company management. At least annually, the Board and the Audit Committee review our risk profile to ensure that oversight of each risk is properly designated to an appropriate committee or the full Board. Additionally, the Audit Committee receives regular updates from Internal Auditing, as needed, and quarterly updates as part of the disclosure controls process.

We believe that our leadership structure supports the risk oversight function of the Board. While we have a combined role of Chairman and Chief Executive Officer, an independent Director chairs each committee responsible for providing ongoing oversight of key risk areas. There is regular, open communication between management and the Directors. All Directors are actively involved in the risk oversight function.

COMMUNICATING WITH THE BOARD

We encourage stockholders or interested parties to communicate directly with the Company’s Board, the independent Directors, or the individual Directors, including the Lead Independent Director.

•	Communications may be sent to the Board as a whole, to the independent Directors, or to specified Directors, including the Lead Independent Director, by regular mail or electronic mail.

•	Regular mail should be sent to the attention of Melissa K. Caen, Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

•	Electronic mail should be directed to CORPGOV@southerncompany.com. The electronic mail address also can be accessed from the Corporate Governance webpage located under Information for Investors/Corporate Governance on our website at www.southerncompany.com, under the link entitled Governance Inquiries.

With the exception of commercial solicitations, all communications directed to the Board or to specified Directors will be relayed to them.

investor.southerncompany.com

24	Corporate Governance at Southern Company

BOARD STRUCTURE AND PROCESSES

Board Leadership Structure

The Board believes that its current leadership structure, which has a combined role of Chairman and Chief Executive Officer counterbalanced by a strong independent Board led by a Lead Independent Director, and with independent Directors chairing each of the Board committees, is most suitable for us at this time and is in the best interest of stockholders because it provides the optimal balance between independent oversight of management and unified leadership.

•	The combined role of Chairman and Chief Executive Officer is held by Tom Fanning who is the Director most familiar with our business and industry, including the regulatory structure and other industry-specific matters, as well as being most capable of effectively identifying strategic priorities and leading discussion and execution of strategy.

•	Independent Directors and management have different perspectives and roles in strategy development. The Chief Executive Officer brings Company-specific experience and expertise, while our independent Directors bring experience, oversight, and expertise from outside the Company and its industry.

•	The Board believes that the combined role of Chairman and Chief Executive Officer promotes the development and execution of our strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance.

Lead Independent Director

The Lead Independent Director is elected every two years by the independent Directors of the Board. Veronica Hagen’s term as our Lead Independent Director will continue until the annual meeting. Larry Thompson has been elected by the independent Directors to serve as Lead Independent Director from May 25, 2016 until the 2018 annual meeting.

Veronica M. Hagen	Larry D. Thompson

The Lead Independent Director has the following powers and responsibilities:

•	Approving the agenda and schedule for Board meetings and information sent to the Board;
•	Calling and chairing executive sessions of the non-management Directors;
•	Chairing Board meetings in the absence of the Chairman;
•	Meeting regularly with the Chairman;
•	Acting as the principal liaison between the Chairman and the non-management Directors (although every Director has direct and complete access to the Chairman at any time);
•	Serving as the primary contact Director for stockholders and other interested parties; and
•	Communicating any sensitive issues to the Directors.

Meetings of Non-Management Directors

Non-management Directors meet in executive session without any members of the Company’s management present on each regularly-scheduled Board meeting date. These executive sessions promote an open discussion of matters in a manner that is independent of the Chairman and Chief Executive Officer. The Lead Independent Director chairs each of these executive sessions.

Board Refreshment

The Governance Committee regularly considers the long-term make up of our Board and how the members of our Board will change over time, including frequent consideration of potential Board candidates. The Board aims to strike a balance between the knowledge that comes from longer-term service on the Board with the new experience, ideas, and energy that can come from adding Directors to the Board. In the last five years, we have added seven independent Directors to our Board and have had two Directors retire.

We believe the average tenure for our independent Directors of approximately 6.4 years reflects the balance the Board seeks between different perspectives brought by long-serving Directors and new Directors.

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Corporate Governance at Southern Company	25

Board and Committee Self-Evaluation Process

Our Board has a robust annual self-evaluation process. The charter of each committee of the Board requires an annual performance evaluation, which is overseen by the chair of each committee. The Governance Committee oversees the annual self-assessment process on behalf of the Board.

All Board members and all members of each committee are provided a list of discussion topics in advance of the evaluation. The Board or committee, as applicable, engages in thorough discussion addressing each topic. Any matters requiring follow-up are addressed by the Chair of the Governance Committee or the applicable committee Chair.

Management Succession Planning and Talent Development

Management succession planning and talent development are imperative at all levels within our organization to achieve business results. The Compensation and Management Succession Committee regularly discusses with management the CEO succession plan, which includes both a long-term plan and an emergency plan, and the succession plans for key positions at the senior officer level across the Company. The succession plans are reviewed with the full Board at least annually. The Board also evaluates succession plans in the context of our overall business strategy and with a focus on risk mitigation.

Potential leaders are exposed and visible to Board members through formal presentations and informal events. More broadly, the Compensation and Management Succession Committee is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting, and development programs.

OTHER GOVERNANCE POLICIES AND PRACTICES

Certain Relationships and Related Transactions

We have not entered into any related person transactions that meet the requirements for disclosure in this proxy statement.

We have a robust system for identifying potential related person transactions.

•	Our Audit Committee is responsible for overseeing our Code of Ethics, which includes policies relating to conflicts of interest. The Code of Ethics requires that all of our employees and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole.

•	We have a Contract Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $10,000 or approval based on documented business needs for sole sourcing arrangements.

•	At least annually, each Director and executive officer completes a detailed questionnaire that asks about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a Director, or a related person has a direct or indirect material interest.

•	We also conduct a review of our financial systems to identify potential conflicts of interest and related person transactions.

The approval and ratification of any related person transactions would be subject to these written policies and procedures which include a determination of the need for the goods and services; preparation and evaluation of requests for proposals by supply chain management; the writing of contracts; controls and guidance regarding the evaluation of the proposals; and negotiation of contract terms and conditions. As appropriate, these contracts are also reviewed by individuals in the legal, accounting, and/or risk management/services departments prior to being approved by the responsible individual. The responsible individual will vary depending on the department requiring the goods and services, the dollar amount of the contract, and the appropriate individual within that department who has the authority to approve a contract of the applicable dollar amount.

We do not have a written policy pertaining solely to the approval or ratification of related person transactions.

Jenner Wood, a Director since 2012, is Corporate Executive Vice President – Wholesale Banking of SunTrust Banks, Inc. During 2015, we continued our long-standing relationship with SunTrust and used the bank’s services in the ordinary course of business. Our relationship with SunTrust has existed for more than 20 years. The payments made and received by the Company and SunTrust represented an immaterial amount and percentage of the Company’s and SunTrust’s revenues in 2015. We believe that the relationship during 2015 was non-preferential and that Mr. Wood did not personally participate in or benefit from this relationship.

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26	Corporate Governance at Southern Company

In the ordinary course of the Southern Company system’s business, electricity is provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.

Stockholder Engagement

We place great importance on consistent dialogue with all of our stakeholders, including customers, employees, and stockholders. We regularly engage in discussions with, and provide comprehensive information for, constituents interested in the Southern Company system’s citizenship, stewardship, and environmental compliance.

As part of these efforts, we began a more systematic approach to investor outreach in 2014 and involved members of our senior management. We are receptive to stakeholder concerns, and we are committed to transparency and proactive interactions with our investors.

Our management team participates in numerous investor meetings each year to discuss our business, our strategy, and our financial results. These meetings include in-person, telephone, and webcast conferences.

Members of our management team also participate in investor meetings that focus on key governance, compensation, and environmental topics. Since 2011, we have held environmental stakeholder forums, webinars, calls, and meetings covering a range of topics – including regulatory and policy issues, system risk and planning related to renewables, energy efficiency, and greenhouse gas matters.

During the last six months, our management team contacted institutions holding approximately 25% of our Common Stock, including every institutional investor that held at least 0.5% of our Common Stock, and offered to engage with the investor to discuss topics including corporate governance, executive compensation programs, and environmental practices.

Based on the telephone and in-person meetings with investors that desired to engage with us, along with our ongoing evaluation of best practices, we have made a number of recent governance and disclosure decisions and enhancements, including:

•	Enhancing the alignment of pay for performance by shifting away from stock options and granting the equity incentive compensation in the form of 100% performance shares tied to meeting financial performance goals and TSR over a three-year performance period.

•	Adding disclosure in the proxy statement about Board refreshment, our Board and committee self-evaluation process, and management succession planning and talent development.

•	Updating the presentation of our proxy statement, including the Compensation Discussion and Analysis (CD&A), to enhance readability and understanding by our stockholders.

•	Adopting a no pledging policy applicable to our Directors and executive officers.

•	Proposing a proxy access right for our stockholders in the By-Laws.

•	Proposing the elimination of certain supermajority provisions in the Certificate of Incorporation.

Political Contributions Policy

We believe that we have a responsibility to customers and stockholders to participate in the political process and, where appropriate, to make expenditures in connection with elections for public office and in connection with non-candidate state and local ballot initiatives such as referendums and constitutional amendments.

The Company and its subsidiaries comply with all laws governing the making of political contributions or expenditures, including independent expenditures and using corporate funds in connection with elections for public office. All political contributions or independent expenditures must be approved in advance by the Chief Executive Officer, the senior External Affairs Officer, and the General Counsel (if applicable) of the Southern Company entity making the disbursement.

The Board reviews the Company’s political contributions and its policies and procedures regarding political contributions. Any corporate political contributions or independent expenditures made by the Company and its subsidiaries in connection with elections for public office, as well as any payments made by the Company and its subsidiaries to other organizations that are designated for their use in making political contributions or independent expenditures, are reviewed at least annually with the Board. Any corporate contributions to ballot initiative campaign committees also are reviewed annually with the Board. Contributions or expenditures made by the Company are then disclosed on the Company’s website.

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Corporate Governance at Southern Company	27

Our Responsibility

The Southern Company system is committed to developing the full portfolio of generation resources – natural gas, 21st century coal, nuclear, and renewables such as wind and solar – together with an emphasis on energy efficiency, while designing and deploying advanced technologies to provide clean, safe, reliable, and affordable energy to the customers and communities we serve. An industry leader in robust, proprietary research and development, we have managed approximately $2 billion in research and development investments since the 1960s, leading to the creation of new, innovative technologies that are improving the way America produces and uses electricity.

Our greatest asset in this effort is our employees. Our entire workforce is engaged in cultivating and leveraging this inventive mindset. And Southern Company is collaborating with forward-looking companies and seeking partnerships with the brightest minds, leading universities, and cutting-edge research organizations.

We continually strive to reduce the environmental impact of our operations, help customers use energy more wisely, and conserve natural resources. The Southern Company system has reduced sulfur dioxide and nitrogen oxides emissions nearly 80 percent since 1990 and mercury emissions by more than 70 percent since 2005, while electricity generation has increased. Through 2015, the Southern Company system has also invested approximately $11.4 billion to put environmental control technologies to work for customers.

We are active members of the communities we serve. As evidence of this commitment, employees consistently give more than 200,000 hours of volunteer community service annually and help lead economic development efforts.

To learn more about the Company’s corporate responsibility efforts, please view our Corporate Responsibility Report by visiting http://www.southerncompany.com/what-doing/corporate-responsibility/home.cshtml, and our environmental reports by visiting www.southerncompany.com/what-doing/environmental-reports.cshtml.

Corporate Governance Website

In addition to our Corporate Governance Guidelines (which include Board independence criteria), other information relating to our corporate governance is available on our website at www.southerncompany.com under Information for Investors/Corporate Governance.

•	Board of Directors — Background and Experience	•	Executive Stock Ownership Requirements
•	Composition of Board Committees	•	Code of Ethics
•	Board Committee Charters	•	By-Laws
•	Link for on-line communication with Board of Directors	•	SEC filings
•	Management Council — Background and Experience	•	Political Spending and Lobbying-Related Activities
		•	Anti-Hedging and Anti-Pledging Provision

These documents also may be obtained by requesting a copy from Melissa K. Caen, Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

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28	Corporate Governance at Southern Company

Committees of the Board

Charters for each of the five standing committees can be found at our website www.southerncompany.com under Information for Investors/Corporate Governance.

AUDIT COMMITTEE

Jon A. Boscia Chair	Juanita Powell Baranco	Warren A. Hood, Jr.	John D. Johns(1)

Meetings in 2015: 10

The Audit Committee’s duties and responsibilities include the following:

•	Oversee the Company’s financial reporting, audit process, internal controls, and legal, regulatory, and ethical compliance.
•	Appoint the Company’s independent registered public accounting firm, approve its services and fees, and establish and review the scope and timing of its audits.
•	Review and discuss the Company’s financial statements with management, the internal auditors, and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within generally accepted accounting principles, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management, and other material written communications between the internal auditors and/or the independent registered public accounting firm and management.
•	Recommend the filing of the Company’s and its registrant subsidiaries’ annual financial statements with the SEC.

The Board has determined that all members of the Audit Committee are independent as defined by the New York Stock Exchange (NYSE) corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Board has determined that all members of the Audit Committee are financially literate under NYSE corporate governance rules and that each of Jon A. Boscia and John D. Johns qualify as an audit committee financial expert as defined by the SEC.

(1) Mr. Johns was appointed a member of the Audit Committee effective March 1, 2015.

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Corporate Governance at Southern Company	29

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

Henry A. Clark III Chair	David J. Grain	Veronica M. Hagen	William G. Smith, Jr.	Steven R. Specker

Meetings in 2015: 7

The Compensation Committee’s duties and responsibilities include the following:

•	Evaluate the performance of the CEO at least annually, review the evaluation with the independent Directors of the Board, and approve the compensation level of the CEO for ratification by the independent Directors of the Board based on this evaluation.
•	Oversee the evaluation of the other executive officers and review and approve the compensation level of the other executive officers.
•	Annually review a tally sheet of all components of the executive officers’ compensation.
•	Review and approve compensation plans and programs, including performance-based compensation, equity-based compensation programs, and perquisites.
•	Review CEO and other management succession plans with the CEO and the full Board, including succession of the CEO in the event of an emergency.
•	Review risks and associated risk management activities related to workforce issues.
•	Review the assessment of risk associated with employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk taking incentives.
•	Review and discuss with management the CD&A.

The Board has determined that all members of the Compensation Committee are independent as defined by the NYSE corporate governance rules within its listing standards.

The Compensation Committee engaged Pay Governance LLC (Pay Governance) to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with management to ensure that the executive compensation program is designed and administered consistent with the Compensation Committee’s requirements. Pay Governance also advises the Compensation Committee on executive compensation and related corporate governance trends.

Pay Governance is engaged solely by the Compensation Committee and does not provide any services directly to management unless authorized to do so by the Compensation Committee. The Compensation Committee reviewed Pay Governance’s independence and determined that Pay Governance is independent and the engagement did not present any conflicts of interest. Pay Governance also determined that it was independent from management, which was confirmed in a written statement delivered to the Compensation Committee.

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30	Corporate Governance at Southern Company

FINANCE COMMITTEE

William G. Smith, Jr. Chair	Henry A. Clark III	David J. Grain	Donald M. James	Larry D. Thompson(1)

Meetings in 2015: 7

The Finance Committee’s duties and responsibilities include the following:

•	Review the Company’s financial matters and recommend actions such as dividend philosophy and financial plan approval to the Board.
•	Provide input to the Compensation Committee regarding the Company’s financial plan and associated financial goals.

The Board has determined that each member of the Finance Committee is independent.

(1) Mr. Thompson was appointed a member of the Finance Committee effective May 27, 2015.

GOVERNANCE COMMITTEE

Donald M. James Chair	Linda P. Hudson	Dale E. Klein	E. Jenner Wood III	Larry D. Thompson(1)

Meetings in 2015: 6

The Governance Committee’s duties and responsibilities include the following:

•	Recommend Board size and membership criteria and identify, evaluate, and recommend Director candidates.
•	Oversee and make recommendations regarding the composition of the Board and its committees.
•	Review and make recommendations regarding total compensation for non-employee Directors.
•	Periodically review and recommend updates to the Corporate Governance Guidelines and Board committee charters.
•	Coordinate the performance evaluations of the Board and its committees.
•	Review stock ownership of non-employee Directors annually to ensure compliance with the Company’s Director stock ownership guidelines.

The Board has determined that each member of the Governance Committee is independent.

(1) Mr. Thompson was appointed a member of the Governance Committee effective May 27, 2015.

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Corporate Governance at Southern Company	31

NUCLEAR/OPERATIONS COMMITTEE

Steven R. Specker Chair	Veronica M. Hagen	Linda P. Hudson	Dale E. Klein	E. Jenner Wood III

Meetings in 2015: 5

The Nuclear/Operations Committee’s duties and responsibilities include the following:

•	Oversee information, activities, and events relative to significant operations of the Southern Company system including nuclear and other power generation facilities, transmission and distribution, fuel, and information technology initiatives.
•	Oversee the Southern Company system’s management of significant construction projects.
•	Provide input to the Compensation Committee on the Southern Company system’s key operational goals and metrics.

The Board has determined that each member of the Nuclear/Operations Committee is independent.

Business Security Subcommittee

In 2014, the Board established a Business Security Subcommittee of the Nuclear/Operations Committee, comprised of Dale E. Klein (Chair) and Linda P. Hudson. The subcommittee held five meetings in 2015.

The Business Security Subcommittee’s responsibilities include the following:

•	Oversee management’s efforts to establish and continuously improve enterprise-wide security policies, programs, standards, and controls.
•	Oversee management’s efforts to monitor significant security events and operational and compliance activities.

Meetings and Attendance

The Board met nine times in 2015. Average Director attendance at all applicable Board and committee meetings in 2015 was 95%. No nominee attended less than 75% of applicable meetings.

All Director nominees are expected to attend the annual meeting of stockholders. All the members of the Board serving on May 27, 2015 attended the annual meeting in 2015.

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32	Corporate Governance at Southern Company

Director Compensation

Only non-employee Directors of the Company are compensated for service on the Board. Effective August 2015, the pay components for non-employee Directors were:

Annual cash retainers
Cash retainer	$110,000
Additional cash retainer if serving as a chair of a committee of the Board	$20,000
Additional cash retainer if serving as the Lead Independent Director of the Board	$30,000
Additional cash retainer if serving on the Business Security Subcommittee of the Nuclear/Operations Committee	$12,500
Annual equity grant
In deferred Common Stock units until Board membership ends	$140,000
Meeting fees
Meeting fees are not paid for participation in a meeting of the Board	–
Meeting fees are not paid for participation in a meeting of a committee or subcommittee of the Board	_

DIRECTOR DEFERRED COMPENSATION PLAN

The annual equity grant is required to be deferred in shares of Common Stock under the Deferred Compensation Plan for Outside Directors of The Southern Company, as amended and restated effective January 1, 2008 (Director Deferred Compensation Plan), and invested in Common Stock units which earn dividends as if invested in Common Stock. Earnings are reinvested in additional stock units. Upon leaving the Board, distributions are made in Common Stock or cash.

In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:

•	in Common Stock units which earn dividends as if invested in Common Stock and are distributed in shares of Common Stock or cash upon leaving the Board; or
•	at the prime interest rate which is paid in cash upon leaving the Board.

All investments and earnings in the Director Deferred Compensation Plan are fully vested and, at the election of the Director, may be distributed in a lump-sum payment, or in up to 10 annual distributions after leaving the Board. We have established a grantor trust that primarily holds Common Stock that funds the Common Stock units that are distributed in shares of Common Stock. Directors have voting rights in the shares held in the trust attributable to these units.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Under our Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, Common Stock equal to at least five times the annual cash retainer. Also, as described above, the annual equity grant for non-employee Directors is required to be deferred until Board membership ends.

All non-employee Directors either meet the stock ownership guideline or are expected to meet the guideline within the allowed timeframe.

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Corporate Governance at Southern Company	33

DIRECTOR COMPENSATION TABLE

The following table reports all compensation to the non-employee Directors during 2015, including amounts deferred in the Director Deferred Compensation Plan.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)
Juanita Powell Baranco	104,168	128,334	1,765	234,267
Jon A. Boscia	124,168	128,334	1,456	253,958
Henry A. Clark III	124,168	128,334	1,686	254,188
David J. Grain	104,168	128,334	803	233,305
Veronica M. Hagen	128,334	128,334	2,091	258,759
Warren A. Hood, Jr.	104,168	128,334	1,574	234,076
Linda P. Hudson	117,474	128,334	1,141	246,949
Donald M. James	124,168	128,334	1,574	254,076
John D. Johns	93,453	108,334	987	202,774
Dale E. Klein	117,474	128,334	1,282	247,090
William G. Smith, Jr.	124,168	128,334	1,282	253,784
Steven R. Specker	124,168	128,334	1,545	254,047
Larry D. Thompson	104,168	128,334	1,639	234,141
E. Jenner Wood III	104,168	128,334	1,639	234,141

(1)	Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.
(2)	Represents the grant date fair market value of deferred Common Stock units.
(3)	No non-employee Director of the Company received perquisites in an amount above the reporting threshold. The amount reported represents tax reimbursements for taxes on imputed income associated with gifts and activities provided to attendees at Company-sponsored events.

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34

Governance Related Company Proposals

Item 2

APPROVE A BY-LAW AMENDMENT TO PERMIT PROXY ACCESS

The Board has determined that it is in the best interest of the Company and its stockholders to seek stockholder approval of an amendment to the Company’s By-Laws to implement “proxy access. “Proxy access, as further described below, allows eligible stockholders to include their nominees for election to the Board in the Company’s proxy materials along with the candidates nominated by the Board.

The Board recommends a vote FOR approval of a By-Law amendment to permit proxy access.

BACKGROUND

The proposed adoption of proxy access is the result of the Board’s ongoing review of our corporate governance policies, including consideration of a stockholder proposal on this topic that did not pass at the 2015 annual meeting and a similar proposal that was withdrawn after the proponent reviewed the terms of this proposal, recent corporate governance trends, and our ongoing discussions with our large institutional stockholders.	The Board believes that the implementation of proxy access in the manner set forth in this proposal will provide meaningful rights to our stockholders while promoting responsible use of these rights by stockholders. This proposal demonstrates the Board’s continuing commitment to strong corporate governance policies and practices that the Board believes are consistent with its goal of creating long-term, sustainable value for our stockholders.

AMENDMENT
The proposed amendment is contained in a new Section 47 of the By-Laws. The following description of the amendment is qualified in its entirety by the text of the	proposed amendment, which is included as Appendix A to this proxy statement.

Stockholder Eligibility to Nominate Directors
Any stockholder or group of up to 20 stockholders who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding shares of capital stock entitled to vote generally in the election of Directors for at least three years could include a specified	number of Director nominees (referred to as stockholder nominees below) in the Company’s proxy materials for its annual meeting of stockholders, subject to the conditions described below.

Calculation of Qualifying Ownership
• To align the interests of stockholders seeking to include Director nominees in the Company’s proxy materials with those of other stockholders, for these purposes a nominating stockholder would be deemed to own only shares for which it possesses both full voting and investment rights and full economic interest.	• A nominating stockholder’s ownership of shares will be deemed to continue if the shares are loaned, provided that it has the power to recall the loaned shares on five business days’ notice and recalls the loaned shares within five business days of being notified that its stockholder nominee will be included in the Company’s proxy materials.

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Governance Related Company Proposals	35

Number of Stockholder Nominees

•	The maximum number of stockholder nominees that the Company would be required to include in its proxy materials would equal the greater of 2 nominees or 20% (rounded down) of the number of Directors in office as of the deadline for nominations under the proposed amendment.

•	The nominee limit will be reduced by (1) any stockholder nominee whom the Board nominates, (2) any Director nominees that will be included in the Company’s proxy materials pursuant to an agreement between the Company and a stockholder or group of stockholders, and
(3) any Board nominees who were previously elected as stockholder nominees at any of the preceding two annual meetings.

•	Each nominating stockholder must rank its proposed nominees. If the number of stockholder nominees exceeds the nominee limit, the highest ranking nominee proposed by each nominating stockholder, beginning with the nominating stockholder with the largest stock ownership and proceeding in descending order, would be selected for inclusion in the proxy materials until the maximum nominee limit is reached.

Nominating Procedure

In order to provide adequate time to assess stockholder nominees, requests to include stockholder nominees in the Company’s proxy materials must generally be received by the close of business no earlier than 150 days and no later than 120 days prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders.

Information Requirements

Each stockholder seeking to include a stockholder nominee in the Company’s proxy materials would be required to provide certain information, representations, and undertakings to the Company regarding the nominating stockholder (including all members of the group) and each stockholder nominee.

Each stockholder nominee requested to be included in the Company’s proxy materials would be required to provide certain written representations to the Company, including agreeing that, if elected as a Director, the stockholder nominee will comply with all of the Company’s corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and other Company policies and guidelines applicable to Directors.

Other Requirements

The Company would not be required to include a stockholder nominee in the Company’s proxy materials if, among other things:

•	The nominating stockholder or the stockholder nominee breaches any of its respective agreements, representations, or warranties, any of the information provided in connection with the nomination was not true, correct, and complete, or the nominating stockholder or the stockholder nominee otherwise fails to comply with its obligations under the proposed Section 47;

•	The stockholder nominee is not independent under applicable Director independence standards;
•	The stockholder nominee is or has been an officer or Director of a competitor within the past three years, is a named subject of a pending criminal proceeding or has been convicted in a criminal proceeding within the past 10 years, or is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

•	The Company receives notice (whether or not subsequently withdrawn) that a stockholder of record intends to nominate a candidate for election to the Board other than pursuant to the Section 47 proxy access provisions; or

•	The election of the stockholder nominee would cause the Company to violate the Certificate of Incorporation, the By-Laws, or any applicable law, rule, regulation, or listing standard.

Re-Nomination of Stockholder Nominees

Any stockholder nominee who is included in the Company’s proxy materials but subsequently withdraws from or becomes ineligible or unavailable for election at the annual meeting, or does not receive at least 20%

of the votes cast in favor of his or her election, would be ineligible for nomination for the following two annual meetings.

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36	Governance Related Company Proposals

Supporting Statement

Nominating stockholders would be permitted to include in the proxy statement a written statement of up to 500 words in support of their nominee(s). The Company may omit any information or statement that it, in good faith, believes is untrue in any material respect or would violate any applicable law, rule, regulation, or listing standard.

VOTE REQUIRED TO PASS

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the annual meeting is required for Item 2 to pass.

For the reasons discussed in Item 5 on page 39, the Company’s By-Laws require that this By-Law amendment be approved by stockholders.

If the proposed amendment described in this Item 2 is approved by stockholders, the amendment will become effective immediately and will be available for use beginning with the Company’s next annual meeting of stockholders.

The Board recommends a vote FOR approval of a By-Law amendment to permit proxy access.

Item 3

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE SUPERMAJORITY VOTE REQUIREMENTS TO A MAJORITY VOTE

The Board has determined that it is in the best interest of the Company and its stockholders to reduce the current two-thirds supermajority vote requirements in Article Eleventh of the Certificate to a majority vote.

The Board recommends a vote FOR approval of an amendment to the Certificate to reduce the supermajority vote requirements to a majority vote.

BACKGROUND

Article Eleventh of our Certificate currently requires the affirmative vote of the holders of at least two-thirds of our issued and outstanding Common Stock in order to:

•	Authorize or create any class of stock preferred as to dividends or assets over the Common Stock or reclassify the Common Stock or change the issued shares of Common Stock into the same or a greater or less number of shares of Common Stock either with or without par value or reduce the par value of the Common Stock (collectively, Stock Changes); and

•	Amend, alter, change, or repeal subdivision (2) of Article Ninth (with respect to working capital determinations), Article Twelfth (with respect to preemptive rights), Article Eleventh (with respect to Stock Changes and amendments to the Certificate), or any provision contained in the Certificate or in any amendment thereto which provides for the vote of the holders of at least two-thirds of the issued and outstanding Common Stock.

The proposed amendment is the result of the Board’s ongoing review of the Company’s corporate governance principles, including consideration of a stockholder proposal on this topic.

Supermajority vote requirements like the ones contained in this article of the Certificate are intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes. However, while such protections can be beneficial to stockholders, as corporate governance standards have evolved, many stockholders and commentators now view these provisions as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

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Governance Related Company Proposals	37

After considering the arguments in favor of and against these existing supermajority vote requirements, the Board voted to propose and declare advisable, and to recommend to stockholders that they approve, an amendment to Article Eleventh of the Certificate to reduce the two-thirds supermajority vote requirement to a majority vote requirement to (1) effect any Stock Changes and (2) amend, alter, change, or repeal certain provisions of the Certificate.

AMENDMENT

The proposed amendment to Article Eleventh of the Certificate includes the following:

•	Replace the two-thirds supermajority vote requirement with a requirement that the affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve any Stock Change; and

•	Remove the two-thirds supermajority vote requirement necessary to amend, alter, change, or repeal certain provisions of the Certificate, as more fully described above, so that all amendments, alteration, changes, or repeals of the Certificate require the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Company, which is the default voting standard for such actions under Delaware law.

The text of the proposed amendment to Article Eleventh of the Certificate, marked to show changes from the current Article Eleventh, is included as Appendix B to this proxy statement.

If the proposal is approved, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would make promptly after the annual meeting.

VOTE REQUIRED TO PASS

The affirmative vote of at least two-thirds of the issued and outstanding shares of Common Stock is required for Item 3 to pass.

The Board recommends a vote FOR approval of an amendment to the Certificate to reduce the supermajority vote requirements to a majority vote.

Item 4

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE “FAIR PRICE” ANTI-TAKEOVER PROVISION

The Board has determined that it is in the best interest of the Company and its stockholders to eliminate the “fair price” anti-takeover provision, which is Article Thirteenth of the Certificate.

The Board recommends a vote FOR approval of an amendment to the Certificate to eliminate the “fair price” anti-takeover provision.

BACKGROUND

Article Thirteenth, known as the “fair price” provision, requires that certain minimum price and procedural requirements, intended for the protection of the Company and its stockholders as a whole, be observed by any person or group (Interested Stockholder) which acquires more than five percent of the issued and outstanding shares of capital stock of the Company having voting power (Voting Stock) and then seeks to accomplish a merger or other business combination or transaction which would eliminate or could significantly change the interests of the remaining stockholders (Business Combination), unless approved by a majority of disinterested Directors.

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38	Governance Related Company Proposals

Article Thirteenth provides that the affirmative vote of the holders of at least (1) 75% of the issued and outstanding Voting Stock, voting together as a single class, and (2) a majority of the issued and outstanding Voting Stock beneficially owned by persons other than the Interested Stockholder, voting together as a single class, is required in order to:

•	Approve a Business Combination with an Interested Stockholder if the minimum price and procedural requirements specified in Article Thirteenth are not followed; and

•	Amend, alter, change, repeal, or adopt any provision inconsistent with Article Thirteenth of the Certificate of Incorporation, unless approved by a majority of disinterested Directors.

The fair price provision was designed to deter an acquiring party from using two-tier pricing or similar inequitable tactics in an attempt to take over the Company and help assure fair treatment of all stockholders in the event of a takeover attempt. In this type of takeover, a potential acquirer commences a tender offer for the shares needed to gain control of a company and then effects a transaction with the company to obtain the remaining shares at a lower price or for less favorable consideration. This creates pressure on stockholders to accept the initial tender offer even if they believe the price is inadequate. The fair price provision was not designed to prevent a takeover but instead to encourage a potential acquirer to negotiate with the Board to ensure all stockholders receive adequate consideration for their shares.

The Board understands that eliminating supermajority voting provisions is considered by many commentators and stockholders to be a best practice in corporate governance. In addition, the Board notes that Section 203 of the Delaware General Corporation Law provides similar protections against the type of transactions the fair price provision was designed to defend against and that a separate fair price provision in the Certificate is unnecessary.

The Board is committed to implementing and maintaining effective corporate governance policies and practices which ensure that we are governed with high standards of ethics, integrity, and accountability and in the best interest of our stockholders.

After considering stockholder input, including a stockholder proposal, and the arguments in favor of and against maintaining the fair price provision in the Certificate, the Board has determined that it is appropriate to eliminate the fair price provision by deleting Article Thirteenth in its entirety from the Certificate.

As a result, the Board voted to propose and declare advisable, and to recommend to stockholders that they approve, an amendment to the Certificate to eliminate Article Thirteenth in its entirety from the Certificate.

AMENDMENT

The text of the current Article Thirteenth of the Certificate that we propose to eliminate from the Certificate is included as Appendix C to this proxy statement.

If the proposed amendment to eliminate the fair price provision is approved, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would make promptly after the annual meeting.

VOTE REQUIRED TO PASS

The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required for Item 4 to pass.

The Board recommends a vote FOR approval of an amendment to the Certificate to eliminate the “fair price” anti-takeover provision.

Southern Company 2016 Proxy Statement

Governance Related Company Proposals	39

Item 5

APPROVE A BY-LAW AMENDMENT TO PERMIT THE BOARD TO MAKE CERTAIN FUTURE AMENDMENTS TO THE BY-LAWS WITHOUT STOCKHOLDER RATIFICATION

The Board has determined that it is in the best interest of the Company and its stockholders to seek stockholder approval of an amendment to the By-Laws to permit the Board to adopt certain By-Law amendments without stockholder ratification.

The Board recommends a vote FOR approval of a By-Law amendment to permit the Board to make certain future amendments to the By-Laws without stockholder ratification.

BACKGROUND

Currently, Section 46 of the By-Laws provides that any alteration, amendment, or repeal of any provision of the By-Laws by the Board will cease to be effective unless submitted to and ratified or approved by stockholders at the next annual or special meeting of stockholders. Section 46 of the By-Laws also prohibits the Board from amending By-Law provisions regarding quorum requirements (contained in Section 5), indemnification of Directors (contained in Section 44), or By-Law amendment procedures (contained in Section 46).

The proposed amendment to Section 46 of the By-Laws would remove the requirement that the Board obtain stockholder ratification of certain By-Law amendments approved by the Board. It also would prohibit the Board from amending certain provisions of the By-Laws as described in more detail below.

This description of the By-Law amendment is qualified in its entirety by the text of proposed amendment to Section 46 of the By-Laws, which is included as Appendix D to this proxy statement.

For the reasons set forth below, the Board believes that the proposed amendment to Section 46 of the By-Laws is appropriate.

•	Requiring stockholders to ratify all By-Law amendments approved by the Board is not in line with current practices at other publicly–traded companies.

	•	In general, the authority of a board to amend the by-laws is standard among public companies as it allows the board to efficiently implement and adopt corporate policies and procedures as changing circumstances may necessitate, and to respond quickly to corporate governance or other matters affecting company business, without incurring the expense and delay of soliciting proxies and votes from the stockholders and holding a meeting of stockholders.

•	Nearly all of our peer public companies permit amendment of their by-laws by their board of directors.

•	Requiring stockholders to ratify all By-Law amendments approved by the Board is burdensome, unnecessary, and an inefficient use of Company resources.

	•	The existing By-Law ratification requirement presented challenges to us in 2013 when, based on market trends of companies in the S&P 500, the Board determined our mandatory retirement age for non-employee Directors should be increased and removed from the By-laws and set forth only in our Corporate Governance Guidelines. We had to incur the time and expense to bring that change to the stockholders to be ratified.

	•	The existing By-Law ratification requirement presented challenges to us this year. As described in Item 2, the Board believes that the By-Laws should be amended to provide a proxy access right to stockholders. We have had to incur the time and expense to bring that change to the stockholders to be approved at this annual meeting.

•	The Board believes that the proposed By-Law amendment includes appropriate limits that will continue to protect stockholder rights.

	•	The By-Law amendment does not divest or limit stockholders’ power to adopt, amend, or repeal the By-Laws.

	•	The By-Laws will continue to prohibit the Board from amending certain sections of the By-Laws regarding quorum requirements, indemnification of Directors, or the By-Law amendment procedures.

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40	Governance Related Company Proposals

•	The By-Law amendment further restricts the Board’s By-Law amendment authority by (1) not allowing it to amend the 10% threshold required to call a special meeting of the stockholders (contained in Section 9) and (2) allowing stockholders to “opt out” of this right by providing that the Board will not have the power to alter, amend, or repeal any By-Law adopted by the stockholders which by its terms may be altered, amended, or repealed only by the stockholders.

The Board has no current plans to amend the By-Laws as a result of the proposed amendment (other than as proposed in Item 2 of this proxy statement). However, if this proposal is approved, the Board may consider By-Law amendments in the future to the extent the Board believes the amendments are in the best interest of the Company and its stockholders.

AMENDMENT

The text of the proposed amendment to Section 46, marked to show changes against the current Section 46 of the By-Laws, is included as Appendix D to this proxy statement.

If the proposed amendment is approved by the Company’s stockholders, the amendment will become effective immediately.

VOTE REQUIRED TO PASS

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the annual meeting is required for Item 5 to pass.

The Board recommends a vote FOR approval of a By-Law amendment to permit the Board to make certain future amendments to the By-Laws without subsequent stockholder ratification.

Southern Company 2016 Proxy Statement

41

Compensation Discussion and Analysis

Letter from the Compensation and Management Succession Committee

Dear Southern Company Stockholder,

2015 was a successful year for Southern Company with strong financial and operational performance. We continue to provide clean, safe, reliable, and affordable energy to millions of customers and maintain a sustainable business with long-term value for our stockholders.

•	Our adjusted EPS for 2015 was just above the top of the guidance range we established at the beginning of the year.
•	We increased our dividend by 7 cents per share, effective as of the second quarter of 2015.
•	Alabama Power, Georgia Power, Gulf Power, Mississippi Power, and Southern Company continued to achieve the top five rankings on the Customer Value Benchmark Survey, a nationally recognized survey.
•	We announced an agreement to acquire AGL Resources to better position the Company to provide natural gas infrastructure to meet customers’ growing energy needs.
•	Southern Power announced the acquisition of 14 renewable facilities, expanding Southern Power’s total renewable energy portfolio to over 1,800 megawatts, including capacity announced, acquired, or under construction at the end of 2015.
•	We made significant progress with construction at Georgia Power’s Plant Vogtle Units 3 and 4 and Mississippi Power’s Kemper County energy facility. The combined cycle portion of the Kemper facility is already in service using natural gas and has been providing safe, reliable electricity for customers since August 2014.

What you will find in this CD&A

This CD&A describes what we pay, why we pay it, and how we made our pay decisions for 2015. It also demonstrates how our executive pay program reflects our compensation philosophy, including the importance of linking performance and compensation.

We target the total direct compensation for our executives at market median and place a significant portion of that target compensation “at risk” – subject to achieving both short-term and long-term performance goals. In fact, only the base salary portion of executive compensation is fixed.

Chief Executive Officer(1)	Other Named Executive Officers(1)

(1)	Annual cash incentive award reflects the target value for 2015 under our Performance Pay Program based on achievement of performance goals. Long-term equity incentive award reflects the target value of the performance shares granted in 2015 under our Performance Share Program.

What we changed in 2015

In early 2015, we made some changes to our compensation program that followed from our focus on continuously refining our executive compensation program to more effectively align executive pay with performance and reflect best compensation practices.

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42	Compensation Discussion and Analysis

The changes were also consistent with what we heard from investors as part of our ongoing stockholder outreach efforts.

•	For our long-term equity incentive program, we moved away from granting stock options, which had comprised 40% of the target value of the long-term program in previous years. As of 2015, 100% of the long-term equity incentive program is granted in the form of performance shares that are earned based solely on achievement of pre-established performance goals over a three-year performance period.

•	We also expanded the performance goals for the performance shares to include a cumulative three-year EPS goal (25% weighting) and an equity-weighted ROE goal (25% weighting), while retaining a relative TSR performance goal (50% weighting). Further, both the EPS and ROE goals are subject to a threshold goal based on our credit ratings. If our credit ratings fall below a certain level, then no payout can be earned for the portion allocated to the EPS and ROE goals.

•	For our annual cash incentive program, we added individual performance goals for executive officers to drive individual performance that we believe will lead to long-term success for the Company.

Our customer-centered focus guides our compensation program

The customer is at the center of everything we do at Southern Company, and this business model serves as our guiding principle. Our goal is to sustain long-term financial and operational success and create long-term value for our stockholders by keeping customers first and providing them with outstanding customer service and clean, safe, reliable, and affordable electric service, at prices below the national average.

Our compensation program is designed to link pay and performance to align our executive officers with both stockholder and customer interests and remain competitive with our industry peers. We also believe in the importance of retaining our employees over the long term and promoting the health and well-being of our workforce. With these key compensation beliefs in mind, we design programs to attract, engage, competitively compensate, and retain our employees.

We strive to be good stewards on behalf of our stakeholders

As members of the Compensation Committee for Southern Company, we take our responsibilities and your input very seriously. An important part of our responsibility to stockholders and customers, as well as to employees and the communities in which Southern Company serves, involves the establishment and administration of the Southern Company executive compensation program and the oversight of management succession planning. We strive to be good stewards of the resources and duties you have entrusted to us. Executive compensation and management succession planning are our top priorities.

We are proud to serve all of Southern Company’s stakeholders. We thank you for your continued support as we look toward a bright future for Southern Company.

REPORT OF THE COMPENSATION COMMITTEE

We met with management to review and discuss the CD&A. Based on that review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

Henry A. Clark III	David J. Grain	Veronica M. Hagen	William G. Smith, Jr.	Steven R. Specker
Chair

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	43

Executive Summary

Key 2015 Financial Results

•	Reported adjusted* EPS of $2.89, which represented an increase of 4.5% year over year
•	Each of Alabama Power, Georgia Power, Gulf Power, Mississippi Power, and Southern Power exceeded its net income goal set under our annual incentive compensation program

Our Dividend

•	We returned $2.0 billion to stockholders through dividends in 2015
•	Our dividend increased for the 14th consecutive year
•	We have paid dividends to our stockholders every quarter since 1948
•	Dividend yield as of year end 2015 was 4.6%

Key 2015 Operational Results

•	One of our best years ever for employee safety
•	Achieved top 5 positions in customer satisfaction results
•	Industry leading generation availability performance
•	Nuclear operations continued to perform among industry leaders
•	Continued to deliver excellent transmission and distribution reliability, despite challenges from storm activity during the year

Development of our People

•	We believe in developing our employees and place value on gaining knowledge, skills, and experience throughout the Southern Company system
•	Average tenure across the Southern Company system is 17 years, and we have one of the lowest turnover rates in our industry
•	We continue to hire for the future; of our new hires in 2015, 13% were military veterans, guardsmen, or reservists
•	To develop our future leaders and ensure a broad range of experience, we rotate employees across the system and through different functions
•	Diversity continues to be a priority for our Company and diversity representation improved across our leadership in 2015

Kemper County Energy Facility Update

•	Combined cycle performed well in 2015 running on natural gas, providing one-third of Mississippi Power’s customers’ energy needs for the year
•	While we continued to face challenges during 2015 in start-up and commissioning activities, we are transitioning to operational testing in 2016

Plant Vogtle Update

•	Current in-service dates are estimated to be 2019 for Unit 3 and 2020 for Unit 4
•	Settlement of construction litigation resolved pending disputes, reaffirmed the schedule, and added additional contractual protections
•	Expected to generate more electricity than any other U.S. nuclear facility once completed

AGL Resources Acquisition Highlights

•	The combined company, once the acquisition is completed:
	•	11 electric and gas utility operating companies with more than 31,000 total employees
	•	Approximately 9 million utility customers, and more than 1 million retail customers
	•	Nearly 200,000 miles of power lines and more than 80,000 miles of natural gas pipelines
•	Benefits of the transaction
	•	Creates a platform from which we expect to compete for growth more broadly across energy value chain
	•	Strengthens reliability and improves current and future energy infrastructure development
	•	Preserves our ability to invest in additional value-accretive projects

*For a description of how we calculate adjusted financial measures, see page 105.

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44	Compensation Discussion and Analysis

Company Accolades

•	2010-2016 Fortune magazine list of World’s Most Admired Electric and Gas Utilities
•	40 Best Companies for Diversity – BlackEnterprise magazine
•	Top 100 Military-Friendly Employer – GI Jobs magazine – Top-ranked utility for the 9th consecutive year
•	Top 10 Companies for Veterans – DiversityInc – Top-ranked energy company
•	Two R&D Magazine “R&D 100 Awards” related to the innovative carbon capture technology at Alabama Power’s Plant Barry, including a special recognition for corporate social responsibility

Key Compensation Program Changes

How and why did we change our long-term equity incentive pay program for 2015?

•	We changed the mix of long-term performance-based pay in 2015 by moving away from granting stock options, which had comprised 40% of the long-term program, and shifting the long-term equity incentive program to 100% performance shares that are earned based solely on achievement of pre-established performance goals over a three-year performance period.
•	We also expanded the performance goals to include a cumulative three-year EPS goal (25% weighting) and an equity-weighted ROE goal (25% weighting), while retaining a relative TSR performance goal (50% weighting).
• EPS supports our commitment to provide stockholders superior, risk-adjusted returns. Continuing to grow EPS is a factor in growing our dividend and TSR.
• Equity-weighted ROE focuses on our efficiency at generating profits across our operating companies.
• The addition of these two new performance measures reinforces our pay-for-performance philosophy as it is even more closely tied to measures that our executives can impact over a long-term performance cycle.
•	We retained relative TSR as one of our performance measures. Keeping relative TSR at a 50% weighting for 2015 (as compared to a 60% weighting for the overall long-term program in 2014) ensures continued strong linkage to our stock price and alignment with investors while recognizing that market volatility can be the result of market cycles that are outside of management’s control.
•	We believe the move to 100% performance shares and the move away from stock options demonstrate responsible use of equity.
• Because our historical stock price volatility is low, our beta, a measure of stock price volatility, is low. This has resulted in a low option value that translated into relatively larger stock option grants necessary to achieve targeted values. Eliminating stock options reduces the potential for dilution from large grants.

How and why did we change our annual cash incentive pay program for 2015?

•	We added individual performance goals for executive officers to our annual cash incentive program to drive individual performance that we believe will lead to long-term success for our Company.
• For the CEO and the CFO of Southern Company, individual performance goals represent 30% of annual compensation goals, and for the other NEOs they represent 10% of annual compensation goals.
•	We believe this gives the Compensation Committee the ability to balance quantitative results with qualitative inputs by focusing on behavioral aspects of leadership that lead to sustainable long-term growth.
•	The Compensation Committee has set individual goals that address, among other things, leadership development, succession planning, and fostering the culture and diversity of the organization.

How have we enhanced our compensation governance practices?

•	In early 2016, we adopted a policy prohibiting the pledging of Southern Company stock by Southern Company executive officers and Directors, none of whom has pledged any of our stock.

What We Do

On average, 81% of NEO target pay is “at-risk” based on achievement of performance goals
Performance shares subject to achievement of three-year TSR, EPS, and ROE goals
Clawback provision for performance-based pay
Independent compensation consultant
Policy against hedging and pledging
Strong stock ownership requirements
Annual pay risk assessment
Severance payouts require double-trigger of change in control and termination of employment
Annual review of tally sheets
Ongoing stockholder engagement
Dividends on awards received only if underlying award is earned

What We Don’t Do

No tax gross ups for NEOs (except on certain relocation-related expenses)
NEOs receive limited ongoing perquisites that make up a small portion of total compensation
No employment agreements with our executives
No stock option repricing without stockholder approval
No excise tax gross-ups on change-in-control severance arrangements

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	45

2015 BUSINESS OVERVIEW

With more than 4.5 million customers and approximately 44,000 megawatts of generating capacity, we are the premier energy company serving the Southeast through our subsidiaries. We own electric utilities in four states and a growing competitive generation company as well as fiber optics and wireless communications.

Our brands are known for excellent customer service, high reliability, and affordable prices that are below the national average. Through an industry-leading commitment to innovation, we are developing the full portfolio of generation resources – natural gas, 21st century coal, nuclear, and renewables such as wind and solar – together with an emphasis on energy efficiency, and are working to create new products and services for the benefit of customers.

One of our strategic priorities is to excel at the fundamentals, and nothing is more fundamental to our business than customer service. Keeping customers first, along with industry-leading reliability and prices below the national average, has enabled us to sustain operational and financial success in 2015 and create long-term value for our stockholders.

Customer Service

In 2015, we continued to outrank the average utility score for residential customer satisfaction on the American Customer Service Satisfaction Index, and our operating companies were ranked among the best in the nation by the J.D. Power and Associates Customer Satisfaction Study. For the 17th consecutive year, Southern Company and its four traditional operating companies ranked in the top quartile in the Customer Value Benchmark Survey, our annual peer comparison of U.S. electric utilities based on residential, general business, and large business customer value scores. We also earned the Edison Electric Institute’s National Key Accounts Customer Service Award for the 12th time.

Operational Performance

Our continuous investment in new technology, maintenance, and upgrades enables us to provide a high level of reliability to the customers and communities we are privileged to serve. We are able to achieve our customer satisfaction success by continuing to focus on the fundamentals and delivering clean, safe, reliable, and affordable energy to our customers.

The generation fleet and nuclear operations provided industry leading performance, which ensures that affordable energy is available to meet demand when it is needed the most. Peak season equivalent forced outage rate (Peak Season EFOR) is an indicator of fossil/hydro plant availability and efficient generation fleet operations during the months when generation needs are greatest. The rate is calculated by dividing the number of hours of forced outages by total generation hours. Our fossil/hydro Peak Season EFOR performance and our performance on nuclear operations goals for 2015 were above target.

Transmission and distribution system reliability performance is measured by the frequency and duration of outages. For 2015, the performance targets for transmission and distribution reliability were set to be significantly higher than in the prior year. Our reliability results for 2015 were not as high as the challenging new targets, primarily due to the level of storm activity in the service area for the year.

Our continued focus on safety resulted in one of our best years in 2015, with very few recordable incidents. We also performed well on our culture goals, which are focused on developing a diverse workforce, engaging our employees in health and wellness initiatives, and developing diverse suppliers for each of our business units.

Major Projects (Plant Vogtle Units 3 and 4 and Kemper IGCC)

At Plant Vogtle, Georgia Power and the other project co-owners have contracted to build the first nuclear reactors in the U.S. in more than three decades, and 2015 brought significant developments to the project. In January 2015, Georgia Power received a revised forecast for completion from the contractors that reflected an 18-month delay from the previous estimated in-service dates. The first reactor, Unit 3, is expected to be in service by June 2019, and the second, Unit 4, is scheduled to open the following year.

In December 2015, Georgia Power and the other project co-owners reached an agreement with the project’s contractors, Westinghouse and CB&I, on pending litigation. The agreement settled all claims that were in litigation with the contractors, reaffirmed the in-service dates, added additional contractual protections, and positioned Westinghouse and its affiliates as the primary contractor over the project.

Construction on the site is progressing well, with major milestones completed in 2015 including the placement of the 1,140-ton CA01 module for Unit 3, the 950-ton lower ring for Unit 4, and more than 26,000 total cubic yards of concrete.

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46	Compensation Discussion and Analysis

2015 also saw several major milestones for the Kemper County integrated coal gasification combined cycle (IGCC) energy facility. Permanent retail rates associated with the in-service assets were approved by the Mississippi Public Service Commission in December 2015. During 2015, the combined cycle was running reliably and dispatching regularly using natural gas. The facility provided one-third of Mississippi Power’s customers’ energy needs for the year.

As a result of the challenges in ongoing start-up and commissioning activities, in 2015 Mississippi Power increased the total estimated cost to complete the plant to $6.6 billion from the $6.2 billion cost estimated at the end of 2014 due to evaluations of the construction, commissioning, and start-up schedule for the facility.

Financial Performance

2015 was an outstanding year for us, as we continued the strong performance by our franchise operations. We had strong financial performance from our wholesale subsidiary, Southern Power, and our traditional operating companies, with our reported adjusted* EPS results just above our EPS guidance range for the year. In addition, our dividend increased again in 2015 for the 14th consecutive year.

Adjusted* EPS	Dividends

*For a description of how we calculate adjusted financial measures, see page 105.

Total Shareholder Return

We have created long-term value for our stockholders, reflected in our outperformance against the S&P 500 and the Philadelphia Utilities Index over the long term. While our stock price has not performed as well over the past few years as it has over the long term, we did increase our dividend again in 2015. Our dividend policy shapes our approach to risk, which is reflected in the fact that Southern Company was one of the least volatile stocks in the Philadelphia Utility Index in 2015.

Total Shareholder Return

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Compensation Discussion and Analysis	47

2015 PAY FOR PERFORMANCE

The compensation earned by our NEOs for 2015 demonstrates our commitment to pay for performance.

We demonstrated strong financial performance for the year. Financial measures tied to compensation performance goals included EPS for Southern Company and net income for Southern Company and our various business units.

Financial Goals and Achievement

*	For a description of how we calculate adjusted financial measures, see page 105. For a description of how the Compensation Committee adjusted EPS for compensation goal achievement purposes, see page 54.
**	In determining Mississippi Power’s net income for compensation goal achievement purposes, the Compensation Committee excluded the impact of charges related to the Kemper IGCC and termination of an asset purchase agreement for a portion of the Kemper IGCC.

We also demonstrated strong operational performance for the year. Operational measures included customer satisfaction, safety, major projects, culture, reliability, availability, and nuclear plant operations.

Operational Goal Achievement

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48	Compensation Discussion and Analysis

Annual Cash Incentive Plan – 2015 Performance Pay Program

Our Performance Pay Program rewards annual financial and operational performance as well as individual NEO performance. We had strong financial and operational performance for 2015, exceeding our overall targets for the year. The Compensation Committee also believed the

2015 individual performance contributions by our NEOs were strong. Accordingly, payouts for all participants in the program, including the NEOs, were above target. For the NEOs, payouts ranged from 141% to 160% of target.

Long-Term Equity Incentive Plan – 2013-2015 Performance Share Program

In 2013, 60% of the target value of our long-term equity incentive plan was granted in the form of performance shares under our Performance Share Program. For the three-year performance period of 2013 through 2015, performance shares could be earned based on a relative TSR performance goal. Our three-year TSR performance relative to the peer groups selected by the Compensation Committee was below target, reflecting certain long-term operational challenges we have been facing. All participants in the program, including the NEOs, earned performance share awards at 28% of target.

Long-Term Equity Incentive Plan – 2013 Stock Option Awards

In 2013, 40% of the target value of our long-term equity incentive plan was granted in the form of stock options. The 2013 stock option grants had an exercise price of $44.06 per share and vested one-third each year. Our closing stock price on December 31, 2015 was $46.79.

Comparison of Target and Actual Value for our CEO

Payout under the annual 2015 Performance Pay Program for our CEO was above target. Payout under the Performance Share Program portion of the long-term equity incentive plan for the 2013-2015 performance period was below target. The December 31, 2015 value of the stock option granted in 2013 as a portion of the long-term equity incentive plan was slightly below the grant date fair value of the stock option. We calculate the value for stock options by subtracting the exercise price of the options granted in 2013 from our closing stock price on December 31, 2015 and multiplying by the number of options.

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Compensation Discussion and Analysis	49

Our Executive Compensation Philosophy

Key Compensation Beliefs	How Beliefs are Applied
Linking pay to performance efficiently and economically aligns employee, customer, and stockholder interests	Performance Pay Program and Performance Share Program payouts are earned based on achievement of performance goals designed to enhance long-term stockholder value
Long-term value is created through retaining employees	Performance Share Program has a three-year performance period, long-term career development is a priority, and long-term post-employment stability is provided through our 401(k) plan and our pension plan
Compensation and benefits program competitiveness is critical	We target total direct compensation at the median of our market peers and provide benefits that are necessary to compete in our industry
Health and well-being of our workforce improves productivity	We provide comprehensive health and welfare benefits along with a 401(k) plan and a pension plan to our employees

LINKING PAY TO PERFORMANCE

Our executive compensation program consists of three key elements.

Fixed		At Risk-Subject to Achievement of Performance Goals

Base Salary	+	Annual Cash Incentive Award (Performance Pay Program)	+	Long-Term Equity Incentive Award (Performance Share Program)

We target the total direct compensation for our executives at market median of a peer group of publicly-traded utility companies that we describe later in this CD&A. For our CEO, fixed compensation represented only 12% of his 2015 total direct compensation, while 88% was variable and at risk based on achievement of Company and individual performance goals. For our other NEOs, fixed compensation represented on average 25% of their 2015 total direct compensation, while 75% was variable and at risk.

In determining the mix of the three key elements, we emphasize at risk pay that ties to performance and is designed to align the interests of our employees with both our stockholders and customers. The only element that is fixed is base salary. Both the annual cash incentive award and the long-term equity incentive award are earned solely on the basis of achievement of performance goals.

The Compensation Committee, working with its independent consultant, annually reviews the mix of key compensation components to assess the effectiveness of our executive compensation program, with the goal of providing appropriate levels of fixed and at-risk performance-based pay in alignment with our short-term and long-term business strategies. Based on this assessment, the Compensation Committee established the total target compensation opportunity in early 2015 for each of the NEOs, with a strong emphasis on at-risk compensation. At-risk compensation directly affects the ultimate payout each NEO receives with Company and individual performance and links the pay of each NEO to both short-term and long-term stockholder and customer interests.

The Compensation Committee believes that placing a significant portion of executive compensation at risk – earned only upon achievement of performance goals – drives our executives to achieve higher levels of performance, customer satisfaction, and productivity. Performance directly impacts the at risk portion of the NEOs’ compensation – above target achievement of performance goals translates to above target pay, while below target achievement of performance goals translates to below target pay.

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50	Compensation Discussion and Analysis

LONG-TERM RETENTION OF EMPLOYEES

We gain superior organizational performance through attracting talent for the long term and placing value on the knowledge, skills, and experience gained through longevity. Overall, our NEOs have an average tenure of 25 years of service to Southern Company. Tom Fanning, Art Beattie, and Paul Bowers each have over 34 years of service to Southern Company.

We have one of the lowest turnover rates in our industry (5.4% in 2015), with an average employee tenure of 17 years. Achieving low levels of turnover lessens the impact of decreased productivity, lost knowledge and skills, and overall costs associated with recruiting and training new employees.

We focus on talent development at all levels within our organization to ensure the long-term retention of employees. As part of our talent development, we initiate movement of key talent across business units and through different positions. We believe this leads to a deep bench of talent that is important to management succession planning. Many of our members of senior management have spent their entire career with our Company.

COMPETITIVE COMPENSATION PROGRAMS

We continuously evaluate our compensation and benefits programs to ensure they are market competitive to attract, engage, and retain employees. The Compensation Committee works closely with Pay Governance, its independent consultant, the Company’s Human Resources staff, and the CEO to establish our compensation programs.

Total target compensation levels for senior management as a whole, including the NEOs, are designed to be at the median of the market for companies of similar size in the electric utility industry. In assisting the Compensation Committee to establish the peer group, Pay Governance utilizes the Towers Watson Energy Services Survey, focusing on regulated utilities with revenues above $6 billion.

HEALTH AND WELL-BEING OF OUR WORKFORCE

A healthy workforce sustains employee commitment and top performance, which positively affects productivity and customer satisfaction. Our Company’s success depends on healthy, engaged, and productive employees.

We offer competitive comprehensive insurance benefits to our workforce and incentives to improve the health and well-being of all employees and their families. We also invest in the quality health and wellness programs that help employees make thoughtful, informed healthcare decisions. We believe this will result in a stronger Company and a better quality of life for employees and their families.

NAMED EXECUTIVE OFFICERS FOR 2015

This CD&A focuses on the compensation for our CEO and CFO as well as our three other most highly compensated executive officers serving at the end of the year. Collectively, these officers are referred to as the NEOs.

Name	Title
Tom Fanning	Chairman of the Board, President, and Chief Executive Officer of the Company (CEO)
Art Beattie	Executive Vice President and Chief Financial Officer of the Company (CFO)
Paul Bowers	Executive Vice President of the Company and Chairman, President, and Chief Executive Officer of Georgia Power (Georgia Power CEO)
Mark Crosswhite	Executive Vice President of the Company and Chairman, President, and Chief Executive Officer of Alabama Power (Alabama Power CEO)
Kim Greene	Executive Vice President and Chief Operating Officer of the Company (COO)

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Compensation Discussion and Analysis	51

Our Executive Compensation Program

OVERVIEW OF KEY COMPENSATION COMPONENTS

	Element	Vehicle	Purpose	Objectives	Changes in 2015
Fixed	Base Salary	Cash	• Provide a fixed amount of compensation for service to attract and retain the right talent	• Reward scope of responsibility, experience, and individual performance	None
At Risk	Performance Pay Program (Annual)	Cash	• Annual performance pay, dependent on Company and business unit financial and operational performance and, for the executive officers, individual performance

•  Promote strong short-term business results by rewarding value drivers, without creating an incentive to take excessive risk

•  Serve as key compensation vehicle for rewarding annual results and differentiating performance each year

• Added individual performance goals for executive officers, weighted at 30% for the CEO and CFO and 10% for the other NEOs
	Performance Share Program (Long-Term)	Performance shares

•  Award values are granted based on market competitiveness

•  Performance shares are earned after a three-year performance cycle

•  Performance shares paid in shares of Common Stock upon vesting based on relative TSR, EPS, and ROE

•  Motivate and reward executives for outperforming utility peers and achieving financial goals over a long-term period

•  Reward long-term value creation by providing a significant stake in the long-term financial success of the Company that is aligned with stockholders

•  Promote long-term retention

•  Moved away from stock options grants as part of the long- term award

•  Granted 100% of long-term award in performance shares

•  Added two new performance goals (EPS and ROE) while maintaining relative TSR performance goal

Benefits	Employee Savings Plan	401(k) match	• Provide a retirement benefit in which the employee can actively participate	• Allow all employees to contribute a percentage of their annual salary and receive a matching contribution to build towards retirement	None
	Pension	Annuity	• Provide a retirement benefit that encourages retention for the totality of the employee’s career	• Encourage career employment as the pension value grows with additional years of service • All employees participate	None

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52	Compensation Discussion and Analysis

BASE SALARY

	March 1, 2014	March 1, 2015
Name	Base Salary	Base Salary
Tom Fanning	$1,200,000	$1,250,000
Art Beattie	$673,498	$700,438
Paul Bowers	$787,338	$814,895
Mark Crosswhite	$600,000	$641,609
Kim Greene	$650,000	$666,250

•	Tom Fanning recommends base salary adjustments for each of the other executive officers for the Compensation Committee’s review and approval. The recommendations take into account competitive market data provided by Pay Governance, as well as the need to retain an experienced team, internal equity, time in position, recent base salary adjustments, and individual performance. Individual performance includes, among other things, the individuals’ relative contributions to the achievement of financial and operational goals in prior years.
•	The Compensation Committee determines Tom Fanning’s base salary based on its comprehensive review of his individual performance and taking into account competitive market data provided by Pay Governance.
•	Base salaries are effective as of March 1 each year.

ANNUAL CASH INCENTIVE AWARD – PERFORMANCE PAY PROGRAM

2015 Performance Pay Program (PPP) Highlights

•	Changes in 2015
	•	Added individual performance goals for executive officers to drive individual performance designed to lead to long-term success for our Company
•	2015 PPP Payout: Exceeded target performance
	•	CEO payout at 160% of target
	•	Average of the other NEOs payout at 144% of target
•	Rewards achievement of annual performance goals; performance results can range from 0 to 200% of target, based on actual level of goal achievement
	•	EPS: Earned at 151% of target
	•	Net Income: For our NEOs, earned at ranges from 138% to 150% of target
	•	Operations: Exceeded target performance
	•	Individual Performance: Exceeded target performance

Our Performance Pay Program is a broad-based annual cash incentive award program designed to reward annual financial and operational performance. For the executive officers, the program also rewards individual performance designed to drive long-term strategy by encouraging behaviors over the year that the Compensation Committee believes will create long-term stockholder value.

The target award amount is determined as a percentage of base salary, with the percentage varying by pay grade. The actual amount earned is based on Company, business unit, and, for the executive officers, individual performance relative to the goals set by the Compensation Committee.

	Target 2015 PPP	Target 2015 PPP		Actual 2015 PPP
	Opportunity	Opportunity	Total Performance	Payout
Name	(% of salary)	($)	Factor	($)
Tom Fanning	125%	1,562,500	160%	2,499,125
Art Beattie	75%	525,328	141%	741,398
Paul Bowers	75%	611,171	149%	910,865
Mark Crosswhite	75%	481,207	145%	698,899
Kim Greene	70%	466,375	141%	659,099

Establishing the Performance Goals and Weighting

•	The Compensation Committee sets goals for all participants at the beginning of each year.
•	As part of its goal-setting process, the Compensation Committee reviews previous goals and performance along with input from the Finance Committee on the EPS and net income goals and the Nuclear/Operations Committee on the operational goals to align the annual goals with expected Company performance.

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	53

Key
Performance
Category	Measures	Description	Purpose/Objective	Applicability
Financial	EPS	The Company’s net income from ongoing business activities divided by average shares outstanding during the year For 2015, threshold was set at $2.68, target at $2.82, and maximum at $2.96	Supports commitment to provide stockholders solid, risk-adjusted returns and to support and grow the dividend	All employees
Business Unit Net Income

For the traditional operating companies and Southern Power: net income after dividends on preferred and preference stock

Overall corporate performance determined by the equity-weighted average of the business unit net income goal payouts

			Supports delivery of stockholder value and contributes to the Company’s sound financial policies and stable credit ratings	All employees, based on business unit, except CEO and CFO
Operational	Customer Satisfaction	Surveys evaluate performance for each traditional operating company and provide a ranking for each customer segment (residential, commercial, and industrial)	Performance of all goals affects customer satisfaction	All employees, based on business unit
	Safety	Focuses the entire Company on continuous improvement in striving for a safe work environment	A safe work environment across all work locations is essential for the protection of employees, customers, and communities	All employees, based on business unit
Major Projects (Plant Vogtle Units 3 and 4; Kemper IGCC)

A combination of objective and subjective measures is considered in assessing the degree of achievement by separate executive review committees for each project

For major projects, annual goals are established that are designed to achieve long-term project completion and with a focus on validating technology and providing clean, reliable operation

Final assessments are approved by either the CEO or COO and confirmed by the Nuclear/Operations Committee

Strategic projects enable the Southern Company system to expand its capacity to provide clean, safe, reliable, and affordable energy to customers across the region

			Long-term projects are accomplished through achievement of annual goals over the life cycle of the project	Certain employees, based on business unit, including CEO, CFO, Georgia Power CEO, and COO
	Culture	Seeks to improve the inclusive workplace, including measures for diversity and employee satisfaction	Company culture supports workforce development efforts and helps assure diversity of suppliers	All employees, based on business unit
	Reliability	Measures transmission and distribution system reliability by frequency and duration of outages	Reliability delivering power is essential to operations	All employees, based on business unit
	Availability	Measures peak season equivalent forced outage rate and indicates efficient operation of generation fleet during high-demand periods	Availability of sufficient power during peak season fulfills the obligation to serve and provide customers with power while effectively managing generation resources	All employees, based on business unit
	Nuclear Plant Operations	Measures nuclear safety, reliability, and availability of the nuclear fleet	Safe and efficient operation of the nuclear fleet is important for delivering clean energy at a reasonable price	Certain employees, based on business unit
Individual	Individual Factors	Focus on overall business performance as well as factors including leadership development, succession planning, and fostering the culture and diversity of the organization	Individual goals provide the Compensation Committee the ability to balance quantitative results with qualitative inputs by focusing on both business performance and behavioral aspects of leadership that lead to sustainable long-term growth	All executive officers of Southern Company

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54	Compensation Discussion and Analysis

2015 PPP Goal Weighting for CEO and CFO	2015 PPP Goal Weighting for the other NEOs

2015 PPP Actual Performance

2015 was a strong year for Southern Company, both financially and operationally. We exceeded target performance on the Southern Company EPS goal, the Alabama Power net income goal, and the Georgia Power net income goal. We also exceeded target performance on the overall operational goals for Southern Company, Alabama Power, and Georgia Power.

Financial Performance Results

•	Southern Company’s adjusted* EPS result, further adjusted for compensation purposes as described below, was $2.86, exceeding the $2.82 target.
• Southern Company’s reported adjusted* EPS result was $2.89. The reported adjusted EPS result excludes the impact of charges related to the Kemper IGCC, acquisition costs related to AGL Resources, and settlement costs related to MC Asset Recovery, LLC.
• In addition to the three items above, the Compensation Committee approved a further adjustment for the earnings impact related to the termination of an asset purchase agreement for a portion of the Kemper IGCC. This additional adjustment reduced the Southern Company EPS result for PPP compensation purposes from $2.89 to $2.86.
•	Alabama Power’s net income result was $785 million, exceeding the $763 million target.
•	Georgia Power’s net income result was $1,260 million, exceeding the $1,208 million target.

Operational Performance Results

Southern Company continued to deliver strong operational performance during 2015.

•	The operational goal payouts were at or near the maximum performance level for customer satisfaction, generation availability, and nuclear plant operations.
•	The operational goal payouts were at or above target for safety, major projects, and culture.
•	The operational goal payouts for transmission and distribution reliability were below target. We set challenging targets for 2015 and did not meet those targets, primarily due to the level of storm activity in the service territory for the year.

Individual Performance Results

•	2015 saw strong overall performance and many strategic advances for the Company, led by our team of executive officers. The Compensation Committee considered these and other individual performance factors in determining payouts for the individual performance element of the award for the NEOs.
•	Overall, the Compensation Committee believed that individual performance well exceeded target for the year, in light of the financial and operational achievements across the Company and the agreement to acquire AGL Resources announced in August 2015. Variations in payouts for individual performance reflected achievement of additional financial and operating measures that were set at challenging levels.

Other Details about the Program

•	Under the terms of the program, no payout can be made if events occur that impact the Company’s financial ability to fund the common stock dividend.
•	The Compensation Committee may make adjustments, both positive and negative, to goal achievement for purposes of determining payouts.

*For a description of how we calculate adjusted financial measures, see page 105.

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	55

2015 PPP Goal Results and Payouts by NEO

Tom Fanning

Goal	Weight	Actual Performance		Achievement %
EPS	40%	•	Exceeded target: $2.86	151%
Operational	30%	•	Exceeded targets on Customer Satisfaction, Safety, Plant Vogtle Units 3 and 4 annual objectives, Culture, Availability, and Nuclear Plant Operations	156%
		•	Met target for Kemper IGCC annual objectives
		•	Results were below target for Transmission and Distribution Reliability
Individual	30%	•	Significantly exceeded target	175%
Total Performance Factor				160%

Art Beattie

Goal	Weight	Actual Performance		Achievement %
EPS	40%	•	Exceeded target: $2.86	151%
Operational	30%	•	Exceeded targets on Customer Satisfaction, Safety, Plant Vogtle Units 3 and 4 annual objectives, Culture, Availability, and Nuclear Plant Operations	156%
		•	Met target for Kemper IGCC annual objectives
		•	Results were below target for Transmission and Distribution Reliability
Individual	30%	•	Exceeded target	112%
Total Performance Factor				141%

Paul Bowers

Goal	Weight	Actual Performance		Achievement %
EPS	30%	•	Exceeded target: $2.86	151%
Net Income	30%	•	Exceeded target (GPC): $1,260M	150%
Operational	30%	•	Exceeded targets on Customer Satisfaction, Plant Vogtle Units 3 and 4 annual objectives, Culture, and Availability	129%
		•	Results were below target for Safety and Transmission and Distribution Reliability
Individual	10%	•	Maximum performance	200%
Total Performance Factor				149%

Mark Crosswhite

Goal	Weight	Actual Performance		Achievement %
EPS	30%	•	Exceeded target: $2.86	151%
Net Income	30%	•	Exceeded target (APC): $785.3M	138%
Operational	30%	•	Exceeded targets for Customer Satisfaction, Safety, Culture, and Availability	157%
		•	Results were below target for Transmission and Distribution Reliability
Individual	10%	•	Exceeded target	112%
Total Performance Factor				145%

Kim Greene

Goal	Weight	Actual Performance		Achievement %
EPS	30%	•	Exceeded target: $2.86	151%
Net Income	30%	•	Exceeded target for equity-weighted average business unit net income results	145%
Operational	30%	•	Exceeded targets on Customer Satisfaction, Safety, Plant Vogtle Units 3 and 4 annual objectives, Culture, Availability, and Nuclear Plant Operations	156%
		•	Met target for Kemper IGCC annual objectives
		•	Results were below target for Transmission and Distribution Reliability
Individual	10%	•	Exceeded target	112%
Total Performance Factor				141%

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56	Compensation Discussion and Analysis

LONG-TERM EQUITY INCENTIVE COMPENSATION — PERFORMANCE SHARE PROGRAM

2015-2017 Performance Share Program Highlights

•	Changes in 2015
	•	Moved away from granting stock options; 100% of award is in performance shares that are earned solely on achievement of pre-established performance goals over a three-year performance period
	•	Expanded performance goals to include three performance measurements (TSR, EPS, and ROE)
•	Performance shares
	•	Represents 100% of long-term target value
		–	TSR relative to industry peers (50%)
		–	Cumulative EPS (25%)
		–	Equity-weighted ROE (25%)
	•	Three-year performance period from 2015 through 2017
	•	Performance results can range from 0 to 200% of target
	•	Paid in Common Stock at the end of the performance period; accrued dividends received only if underlying award is earned

Long-term performance-based awards are intended to promote long-term success and increase stockholder value by directly tying a substantial portion of the NEOs’ total compensation to the interests of stockholders. Long-term performance-based awards also benefits customers by providing competitive compensation that allows us to attract, retain, and engage employees who focus on serving customers and providing clean, safe, reliable, and affordable energy.

Determining the Number of Performance Shares Granted

•	The Compensation Committee approved an increase in the total target value of the long-term incentive award for the CEO to 575% of base salary. The increase reflected the CEO’s strong individual performance as well as the Compensation Committee’s desire to position the CEO’s total direct compensation close to market median and to position that increase in the long-term equity incentive portion of his compensation.
•	A target number of performance shares are granted to a participant, based on the total target value as determined as a percentage of a participant’s base salary, with percentages varying by grade level.
•	Performance shares are denominated in units, meaning no actual shares are issued on the grant date. Each performance share unit represents one share of Common Stock.
•	The total target value for performance share units is divided by the value per unit on the grant date to determine the number of performance share units granted to each participant, including the NEOs.

		Grant Date Value and Number of Performance Shares Granted in 2015
	Target as % of	Relative TSR	Cumulative EPS	Equity-Weighted ROE	Total
	Base Salary	(50%)	(25%)	(25%)	(100%)
Tom Fanning	575%	$3,593,728	$1,796,856	$1,796,856	$7,187,441
		77,401	37,599	37,599	152,599
Art Beattie	230%	$805,514	$402,744	$402,744	$1,611,062
		17,349	8,428	8,428	34,205
Paul Bowers	230%	$937,143	$468,581	$468,581	$1,874,305
		20,184	9,805	9,805	39,794
Mark Crosswhite	230%	$737,866	$368,939	$368,939	$1,475,743
		15,892	7,720	7,720	31,332
Kim Greene	180%	$599,643	$299,834	$299,834	$1,199,312
		12,915	6,274	6,274	25,463

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	57

Establishing the Performance Goals

The award includes three performance goals for the 2015-2017 performance period.

Goal	What it Measures	Why it’s Important	How it’s Calculated
Relative TSR (50%)	Stock price performance plus dividends relative to peer companies	Aligns employee pay with investor returns relative to peers

(Common Stock price at end of year 3 – Common Stock price at start of year 1 + dividends paid and reinvested) / Common Stock price at start of year 1

Result compared to similar calculation for peer group

Cumulative EPS (25%)	Cumulative EPS over the three-year performance period	Aligns employee pay with Southern Company’s earnings growth	EPS Year 1 + EPS Year 2 + EPS Year 3 = Cumulative EPS Result
Equity-Weighted ROE (25%)	Equity-weighted ROE of the traditional operating companies	Aligns employee pay with Southern Company’s ability to maximize return on capital invested	Average equity-weighted ROE of each traditional operating company during three-year performance period multiplied by the average equity weighting of each during the period

For each of the performance measures, a threshold, target, and maximum goal was set at the beginning of the performance period.

	Relative	Cumulative	Equity Weighted	Payout
	TSR Performance	EPS Performance	ROE Performance	(% of Performance
	(50% weighting)	(25% weighting)	(25% weighting)	Share Units Paid)
Maximum	90th percentile or higher	$9.16	5.9%	200%
Target	50th percentile	$8.66	5.1%	100%
Threshold	10th percentile	$8.16	4.7%	0

•	The Compensation Committee retains the discretion to approve adjustments in determining actual performance goal achievement.
•	The EPS and ROE goals are also both subject to a credit quality threshold requirement that encourages the maintenance of adequate credit ratings to provide an attractive return to investors. If the primary credit rating falls below investment grade at the end of the three-year performance period, the payout for the EPS and ROE goals will be reduced to zero.
•	Our TSR is measured relative to a peer group of companies that are believed to be most similar to the Company in both business model and investors. While there is significant overlap, this peer group differs somewhat from the market data peer group used for compensation benchmarking due to the criteria of the peer selection process.
•	The peer group is subject to change based on merger and acquisition activity.

TSR Performance Share Peer Group for 2015 – 2017 Performance Period
Ameren Corporation	Pepco Holdings, Inc.
American Electric Power Company	PG&E Corporation
CMS Energy Corporation	Pinnacle West Capital Corporation
Consolidated Edison, Inc.	PPL Corporation
DTE Energy Company	SCANA Corporation
Duke Energy Corporation	Westar Energy Inc.
Edison International	Wisconsin Energy Corporation
Entergy Corporation	Xcel Energy Inc.
Eversource Energy

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58	Compensation Discussion and Analysis

Other Details about the Program

•	A participant can earn from 0 to 200% of the target number of performance shares granted at the beginning of the performance period based solely on achievement of the performance goals over the three-year performance period. Payout for performance between points will be interpolated on a straight-line basis.
•	Performance shares are not earned until the end of the three-year performance period and after certification of the results by the Compensation Committee.
•	Dividend equivalents are credited during the three-year performance period but are only paid out if and when the award is earned. If no performance shares are earned, then no dividends are paid out.
•	A participant who terminates employment, other than due to retirement or death, forfeits all unearned performance shares. Participants who retire or die during the performance period will receive the full amount of performance shares actually earned at the end of the three-year period.

2013-2015 Performance Share Program Payouts

Performance share grants made in 2013 were subject to a three-year performance period that ended on December 31, 2015. Based on our TSR achievement relative to the Philadelphia Utility Index (55% payout) and a custom peer group (0% payout), the overall payout percentage was 28% of target, which is the average of the results for the two groups.

Custom Peer Group		Philadelphia Utility Index
AEP	Edison	AEP	DTE	Exelon
Alliant Energy	Eversource Energy	AES	Duke	First Energy
Ameren	PG&E	Ameren	Edison	NextEra
CMS	Pinnacle West	CenterPoint	El Paso Electric	PG&E
ConEd	Scana	ConEd	Entergy	PSEG
DTE	Wisconsin Energy	Covanta	Eversource Energy	Xcel
Duke	Xcel	Dominion

Actual payouts were significantly less than the target grant date fair value due to our below-target relative TSR performance.

	Target
	Performance	Grant Date Target	Performance	Value of
	Shares Granted	Value of Performance	Shares Earned	Performance Shares
	(#)	Shares Granted	(#)	Earned*
Tom Fanning	77,250	$3,128,625	21,630	$1,012,068
Art Beattie	19,667	$796,514	5,507	$257,673
Paul Bowers	25,480	$1,031,940	7,134	$333,800
Mark Crosswhite	13,051	$528,566	3,654	$170,971

* Calculated using a stock price of $46.79, which was the closing price on December 31, 2015, the date the performance shares vested.

Kim Greene did not receive a grant of performance shares in 2013 because she was not an employee at the time of the grant.

Timing of Performance-Based Compensation

•	The establishment of performance-based compensation goals and the granting of equity awards are not timed to coincide with the release of material, non-public information.

BENEFITS

Retirement Benefits

•	Employee Savings Plan: Substantially all employees are eligible to participate in the Employee Savings Plan (ESP), our 401(k) plan. The NEOs are also eligible to participate in the Supplemental Benefit Plan (SBP), which is a nonqualified deferred compensation plan where we can make contributions that are prohibited to be made under the ESP due to limits set on Company contributions to 401(k) plans under the tax code.

•	Pension Benefits: Substantially all employees participate in the funded Pension Plan. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. The Company also provides unfunded benefits that count salary and annual PPP payouts that are ineligible to be counted under the Pension Plan.

•	Deferred Compensation Benefits: We offer a Deferred Compensation Plan (DCP), which is an unfunded plan that permits participants to defer income as well as certain federal, state, and local taxes until a specified date or their retirement, disability, death, or other separation from service.

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	59

Change-in-Control Protections

•	We believe that change-in-control protections allow management to focus on potential transactions that are in the best interest of our stockholders.
•	Change-in-control protections include severance pay and, in some situations, vesting or payment of incentive awards.
•	We provide certain severance payments if there is a change in control of the Company and a termination of the executive’s employment (either involuntary termination not for cause or voluntary termination for good reason), often called a “double trigger”.
•	Severance payment for the CEO is three times salary plus target PPP opportunity. For the other NEOs, severance is two times salary plus target PPP opportunity. No excise tax gross-up would be provided.

Perquisites

•	We provide limited perquisites to our officers, consistent with the Company’s goal of providing market-based compensation and benefits.
•	No tax assistance is provided on perquisites to executive officers of the Company, except on certain relocation-related benefits that are generally available to all employees.

Other Compensation and Governance Inputs, Policies, and Practices

Role of the Compensation Committee

•	The Compensation Committee is responsible for overseeing the development and administration of all of our compensation and benefits policies and programs as well as the review and approval of all aspects of our executive compensation programs.
•	The Compensation Committee is supported in its work by the head of the Human Resources Department, her staff, the Finance Committee (financial goals), the Nuclear/Operations Committee (operational goals), and the Compensation Committee’s independent compensation consultant.

Role of the CEO

•	Our CEO makes recommendations to the Compensation Committee for the level of base salary, the Performance Pay Program targets and payouts, and the Performance Share Program award value for our other executive officers. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations.
•	The Compensation Committee considers the CEO’s recommendations in approving the compensation for the executive officers. However, the Compensation Committee makes the final decisions with respect to all compensation for Southern Company executive officers.
•	Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

•	The Compensation Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee. A representative of Pay Governance attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings.
•	Pay Governance provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.
•	In 2015, Pay Governance provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense. Additionally, the Compensation Committee relies on Pay Governance to provide information and advice on executive compensation and related corporate governance trends throughout the year. Pay Governance provided no services to Company management during 2015.
•	The Compensation Committee retains sole authority to hire Pay Governance, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The Compensation Committee has assessed the independence of Pay Governance pursuant to the listing standards of the NYSE and SEC rules and concluded that Pay Governance is independent and that no conflict of interest exists that would prevent Pay Governance from serving as an independent consultant to the Compensation Committee.

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60	Compensation Discussion and Analysis

PEER GROUPS AND ESTABLISHING MARKET-BASED COMPENSATION LEVELS

The Compensation Committee reviews market data for the CEO and other positions. Based on that data, as well as the other inputs described above, a total target compensation opportunity is established for each NEO. Total target compensation opportunity is the sum of base salary, the annual cash incentive award at target performance level, and the long-term equity incentive award at target performance level.

Pay Governance develops and presents to the Compensation Committee competitive market-based compensation levels for each of the NEOs. The market-based compensation levels are developed from the Towers Watson Energy Services Survey focusing on regulated utilities with revenues above $6 billion.

We are one of the largest utility holding companies in the United States based on revenues and market capitalization, and our largest business units are some of the largest in the industry as well. For that reason, Pay Governance uses size-appropriate survey market data in order to fit it to the scope of our business.

The compensation peer group stayed relatively the same from 2014 to 2015. Two new companies participated in the survey, met the revenue guidelines, and were added to the group (GE Energy and Monroe Energy).

Peer Group for 2015 Compensation Decisions
American Electric Power Company	GE Energy
Bg US Services, Inc.	Kinder Morgan, Inc.
Calpine Corporation	Monroe Energy
CenterPoint Energy, Inc.	National Grid USA
CMS Energy Corporation	NextEra Energy, Inc.
Consolidated Edison, Inc.	NRG Energy, Inc.
Dominion Resources, Inc.	Pacific Gas & Electric Corporation
DTE Energy Company	PPL Corporation
Duke Energy Corporation	Public Service Enterprise Group Inc.
Edison International	Sempra Energy
Energy Transfer Partners, L.P.	Tennessee Valley Authority
ENGIE Energy North America	The AES Corporation
Entergy Corporation	The Williams Companies, Inc.
Eversource Energy	UGI Corporation
Exelon Corporation	Xcel Energy Inc.
First Energy Corp.

STOCK OWNERSHIP REQUIREMENTS

We believe ownership requirements align the interest of officers and stockholders by promoting a long-term focus and long-term share ownership. All of our NEOs are subject to stock ownership requirements, expressed as a multiple of base salary.

	Multiple of Salary without	Multiple of Salary Counting
	Counting Stock Options	1/3 Vested Stock Options
Tom Fanning	5 Times	10 Times
Art Beattie	1.5 Times	3 Times
Paul Bowers	3 Times	6 Times
Mark Crosswhite	3 Times	6 Times
Kim Greene	3 Times	6 Times

Ownership arrangements counted toward the requirements include shares owned outright, those held in Company-sponsored plans, and Common Stock accounts in the Deferred Compensation Plan and the Supplemental Benefit Plan. One-third of vested stock options may be counted, but, if so, the ownership requirement is doubled. The ownership requirement is reduced by one-half at age 60.

Southern Company 2016 Proxy Statement

Compensation Discussion and Analysis	61

Newly-elected officers have approximately five years from the date of their election to meet the applicable ownership requirement. Newly-promoted officers have approximately five years from the date of their promotion to meet the increased ownership requirement.

We measure compliance with the stock ownership requirements as of September 30 each year. All of the NEOs are meeting their respective ownership requirements.

CONSIDERATION OF 2015 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2015 annual meeting, an advisory vote on the Company’s executive compensation program received a favorable vote of 94% of the votes cast. In light of this significant support and the payout levels under our performance-based program, the Compensation

Committee continues to believe that the compensation program is competitive, aligned with our financial and operational performance, and in the best interests of the Company, stockholders, and customers.

CLAWBACK OF AWARDS

Our Omnibus Incentive Compensation Plan provides that if we are required to prepare an accounting restatement due to material noncompliance as a result of misconduct, and an executive officer of the Company knowingly or grossly negligently engaged in or failed to prevent the misconduct or is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the executive officer must repay us the amount of any payment in settlement of awards earned or accrued during the 12-month period following the first public issuance or filing that was restated.

PROHIBITION ON HEDGING AND PLEDGING OF COMMON STOCK

Our insider trading policy provides that employees, officers, and Directors will not trade Company options on the options market and will not engage in short sales. In early 2016, we added a “no pledging” provision to our insider trading policy that prohibits pledging of our stock for all Southern Company executive officers and Directors.

IMPACT OF SECTION 162(m) OF THE TAX CODE ON COMPENSATION

Section 162(m) of the tax code limits the tax deductibility of the compensation of certain NEOs that exceeds $1 million per year unless the compensation is paid under a performance-based plan that has been approved by stockholders. At this annual meeting, we are seeking stockholder approval of the material terms for qualified performance-based compensation under the Omnibus Incentive Compensation Plan to ensure continued availability of the performance-based compensation deduction in accordance with the requirements of Section 162(m) of the tax code.

Because our policy is to maximize long-term stockholder value, tax deductibility is not the only factor considered in setting compensation. The Compensation Committee has the discretion to award compensation that may not be tax deductible.

The Compensation Committee approved a formula in February 2015 to calculate the annual performance-based compensation amount payable to the affected NEOs. For 2015 performance, the Compensation Committee used negative discretion from the approved formula amount to determine the actual payouts for the NEOs under the annual performance-based compensation program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is made up of independent Directors of the Company who have never served as executive officers of the Company. During 2015, none of the Company’s executive officers served on the Board of Directors of any entities whose executive officers serve on the Compensation Committee.

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas A. Fanning	2015	1,240,385	—	7,187,441	—	2,499,125	840,198	78,002	$11,845,151
Chairman, President,	2014	1,192,067	—	3,383,968	2,255,999	1,713,600	2,899,537	70,822	$11,515,993
and Chief Executive	2013	1,152,389	—	3,128,625	2,085,747	1,199,307	805,738	66,485	$8,438,291
Officer
Art P. Beattie	2015	695,257	—	1,611,062	—	741,398	881,172	41,640	$3,970,529
Executive Vice President	2014	668,516	—	929,415	619,617	772,839	1,396,842	37,293	$4,424,522
and Chief Financial	2013	644,039	—	796,514	531,025	437,126	402,101	122,037	$2,932,842
Officer
W. Paul Bowers	2015	809,595	—	1,874,305	—	910,865	642,042	50,827	$4,287,634
Chairman, President, and	2014	782,928	45	1,086,520	724,350	892,841	1,504,316	46,986	$5,037,986
Chief Executive Officer,	2013	760,482	—	1,031,940	687,964	498,775	—	44,375	$3,023,536
Georgia Power
Mark A. Crosswhite	2015	633,537	—	1,475,743	—	698,899	698,803	45,102	$3,552,084
Chairman, President, and	2014	581,327	—	827,982	552,000	701,001	996,216	36,963	$3,695,489
Chief Executive Officer,
Alabama Power
Kimberly S. Greene	2015	663,125	—	1,199,312	—	659,099	317,582	632,633	$3,471,751
Executive Vice President	2014	650,000	—	701,998	467,999	580,125	326,334	605,315	$3,331,771
and Chief Operating	2013	475,000	—	2,000,005	1,039,997	310,811	212,666	656,035	$4,694,514
Officer

Column (e)

This column does not reflect the value of stock awards that were actually earned or received in 2015. Rather, as required by applicable rules of the SEC, this column reports the aggregate grant date fair value of performance shares granted in 2015.

The value reported is based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation model (50% of grant value) and the closing price of Common Stock on the grant date (50% of grant value). No amounts will be earned until the end of the three-year performance period on

December 31, 2017. The value then can be earned based on performance ranging from 0 to 200%, as established by the Compensation Committee.

The aggregate grant date fair value of the performance shares granted in 2015 assuming that the highest level of performance is achieved is as follows: Fanning -- $14,374,882; Beattie -- $3,222,125; Bowers -- $3,748,610; Crosswhite -- $2,951,486; and Greene -- $2,398,625. See Note 8 to the financial statements included in the 2015 annual report for a discussion of the assumptions used in calculating these amounts.

Column (f)

Stock options were not granted in 2015. This column reports the aggregate grant date fair value of stock options granted in 2013 and 2014.

Column (g)

The amounts in this column reflect actual payouts under the annual Performance Pay Program. The amount reported for 2015 is for the one-year performance period that ended on December 31, 2015.

Southern Company 2016 Proxy Statement

Executive Compensation Tables	63

Column (h)

This column reports the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the Pension Plan and the supplemental pension plans (collectively, Pension Benefits) as of December 31 of the applicable year.

The Pension Benefits as of each measurement date are based on the NEO’s age, pay, and service accruals and the plan provisions applicable as of the measurement date. The actuarial present values as of each measurement date reflect the assumptions the Company selected for cost purposes as of that measurement date; however, the NEOs were assumed to remain employed at any Company subsidiary until their benefits commence at the pension plans’ stated normal retirement date, generally age 65.

This column also reports any above-market earnings on deferred compensation under the DCP. However, there were no above-market earnings on deferred compensation in the years reported.

Column (i)

The amounts reported in this column for 2015 are itemized below.

		Tax		Company	Company
	Relocation	Reimburse-	Other	Contribution to	Contribution to
	Benefits	ments	Perquisites	ESP	SBP	Total
Tom Fanning	—	—	14,736	13,515	49,751	$78,002
Art Beattie	—	—	7,973	11,724	21,943	$41,640
Paul Bowers	—	—	9,839	13,214	27,774	$50,827
Mark Crosswhite	—	—	13,036	13,271	18,795	$45,102
Kim Greene	501,096	67,936	29,782	13,515	20,304	$632,633

Relocation Benefits and Tax Reimbursements are provided to cover the costs associated with geographic relocation. In 2015, Ms. Greene received relocation-related benefits in connection with her relocation from Atlanta, Georgia to Birmingham, Alabama. This amount was for the shipment of household goods, incidental expenses related to her move, and home sale and home repurchase assistance. Also, as provided in the Company’s relocation policy, tax assistance is provided on the taxable relocation benefits. If Ms. Greene terminates within two years of her relocation, these amounts must be repaid.

Other Perquisites includes financial planning, personal use of corporate aircraft, and other miscellaneous perquisites.

•	Financial planning is provided for most officers of the Company, including all of the NEOs. The Company pays for the services of a financial planner on behalf of the officers, up to a maximum amount of $8,700 per year, after the initial year that the benefit is provided. In the initial year, the allowed amount is $15,000. The Company also provides a five-year allowance of $6,000 for estate planning and tax return preparation fees.

•	The Southern Company system has aircraft that are used to facilitate business travel. All flights on these aircraft must have a business purpose, except limited personal use that is associated with business travel is permitted. The amount reported for such personal use is the incremental cost of providing the benefit, primarily fuel costs. Also, if seating is available, the Company permits a spouse or other family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the family travel, and no amounts are included for such travel. Any additional expenses incurred that are related to family travel are included. The amount for Mr. Bowers includes $1,822 for approved personal use of corporate aircraft. In connection with Ms. Greene’s relocation, the Compensation Committee approved personal use of the corporate aircraft for weekly round-trip flights between Atlanta and Birmingham from January through July 2015. The amount for Ms. Greene includes $15,697 for this approved personal use of corporate aircraft.

•	Other miscellaneous perquisites reflects the full cost to the Company of providing the following items: personal use of Company-provided tickets for sporting and other entertainment events and gifts distributed to and activities provided to attendees at Company-sponsored events.

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64	Executive Compensation Tables

GRANTS OF PLAN-BASED AWARDS IN 2015

This table provides information on short-term and long-term incentive compensation awards made in 2015.

		Potential Payouts Under Non-			Estimated Future Payouts Under			Grant
		Equity Incentive Plan Awards			Equity Incentive Plan Awards			Date Fair
								Value of
								Stock and
	Grant							Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Tom Fanning		15,625	1,562,500	3,125,000
	2/9/2015				1,525	152,599	305,198	7,187,441
Art Beattie		5,253	525,328	1,050,656
	2/9/2015				342	34,205	68,410	1,611,062
Paul Bowers		6,112	611,171	1,222,342
	2/9/2015				397	39,794	79,588	1,874,305
Mark Crosswhite		4,812	481,207	962,414
	2/9/2015				313	31,332	62,664	1,475,743
Kim Greene		4,664	466,375	932,750
	2/9/2015				254	25,463	50,926	1,199,312

Columns (c), (d), and (e)

These columns reflect the annual Performance Pay Program opportunity granted to the NEOs in 2015. The information shown as “Threshold,” “Target,” and “Maximum” reflects the range of potential payouts established by the Compensation Committee. The actual amounts earned for 2015 are included in column (g) of the Summary Compensation Table.

Columns (f), (g), and (h)

These columns reflect the long-term Performance Share Program performance shares granted to the NEOs in 2015. The information shown as “Threshold,” “Target,” and “Maximum” reflects the range of potential shares that can be earned as established by the Compensation

Committee. Earned performance shares and accrued dividends will be paid out in Common Stock following the end of the 2015–2017 performance period, based on the extent to which the performance goals are achieved. Any shares not earned are forfeited.

Column (i)

This column reflects the aggregate grant date fair value of the Performance Share Program performance shares granted in 2015. 50% of the value is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model

($46.43), while the other 50% is based on the closing price of Common Stock on the grant date ($47.79). The assumptions used in calculating these amounts are discussed in Note 8 to the financial statements included in the 2015 annual report.

Southern Company 2016 Proxy Statement

Executive Compensation Tables	65

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

This table provides information about stock options and stock awards (performance shares and restricted stock units) as of December 31, 2015.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market or
						Market	Plan Awards:	Payout
						Value	Number of	Value of
	Number of	Number of			Number of	of Shares	Unearned	Unearned
	Securities	Securities			Shares or	or Units	Shares,	Shares, Units,
	Underlying	Underlying			Units of	of Stock	Units, or	or Other
	Unexercised	Unexercised	Option	Option	Stock That	That Have	Other Rights	Rights
	Options	Options	Exercise	Expiration	Have Not	Not	That Have	That Have
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date	Vested (#)	Vested ($)	Not Vested (#)	Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Tom Fanning	597,345	—	44.42	2/13/2022
	476,198	238,099	44.06	2/11/2023
	341,818	683,636	41.28	2/10/2024
							90,143	4,217,791
							160,319	7,501,326
Art Beattie	140,384	—	37.97	2/14/2021
	152,082	—	44.42	2/13/2022
	121,239	60,619	44.06	2/11/2023
	93,882	187,762	41.28	2/10/2024
							24,758	1,158,427
							35,934	1,681,352
Paul Bowers	70,680	—	36.42	2/19/2017
	85,151	—	35.78	2/18/2018
	90,942	—	31.39	2/16/2019
	233,477	—	31.17	2/15/2020
	164,377	—	37.97	2/14/2021
	197,412	—	44.42	2/13/2022
	157,069	78,535	44.06	2/11/2023
	109,750	219,500	41.28	2/10/2024
							28,943	1,354,243
							41,807	1,956,150
Mark Crosswhite	63,926	—	37.97	2/14/2021
	63,125	—	44.42	2/13/2022
	80,454	40,227	44.06	2/11/2023
	83,637	167,272	41.28	2/10/2024
							22,056	1,032,000
							32,916	1,540,140
Kim Greene	219,409	109,704	46.74	4/1/2023
	70,909	141,818	41.28	2/10/2024
							18,700	874,973
							26,750	1,251,633
					38,840	1,817,324

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66	Executive Compensation Tables

Columns (b), (c), (d), and (e)

Stock options were not granted in 2015. Stock options vest one-third per year on the anniversary of the grant date. Options granted from 2007 through 2012 with expiration dates from 2017 through 2022 were fully vested as of December 31, 2015. The options granted in 2013 and 2014 become fully vested as shown below.

Year Option Granted	Expiration Date	Date Fully Vested
2013	February 11, 2023	February 11, 2016
2014	February 10, 2024	February 10, 2017

Options also fully vest upon death, total disability, or retirement and expire three years following death or total disability or five years following retirement, or on the original expiration date if earlier.

Columns (f) and (g)

These columns reflect the number of restricted stock units, including the deemed reinvestment of dividends, held as of December 31, 2015. The value in column (g) is based on the Common Stock closing price on

December 31, 2015 ($46.79). The restricted stock units for Ms. Greene vest incrementally on April 1 of each year, ending April 1, 2018, if she remains employed with the Southern Company system.

Columns (h) and (i)

In accordance with SEC rules, column (h) reflects the target number of performance shares granted under the Performance Share Program that can be earned at the end of the three-year performance period (January 1, 2014 through December 31, 2016 and January 1, 2015 through December 31, 2017). The number of shares reflected in column (h) for the performance shares granted in 2015 also reflects the deemed reinvestment of dividends on the target number of performance shares. Dividends are credited over the performance period but are only received at the end of the performance period if the underlying performance shares are earned.

The performance shares granted for the January 1, 2013 through December 31, 2015 performance period vested on December 31, 2015 at 28% of target and are shown in the Option Exercises and Stock Vested in 2015 table.

The value in column (i) is derived by multiplying the number of shares in column (h) by the Common Stock closing price on December 31, 2015 ($46.79). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period.

OPTIONS EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Tom Fanning	—	—	21,630	1,012,068
Art Beattie	—	—	5,507	257,673
Paul Bowers	—	—	7,134	333,800
Mark Crosswhite	67,944	990,951	3,654	170,971
Kim Greene	—	—	9,387	418,848

Columns (b) and (c)

Column (b) reflects the number of shares acquired upon the exercise of stock options during 2015, and column (c) reflects the value realized. The value realized is the difference in the market price over the exercise price on the exercise date.

Southern Company 2016 Proxy Statement

Executive Compensation Tables	67

Columns (d) and (e)

Column (d) includes the performance shares earned for the 2013 through 2015 performance period that vested on December 31, 2015. The award was earned at 28% of target. The value reflected in column (e) is derived by multiplying the number of shares that vested by the market value of the underlying shares on the vesting date ($46.79).

Certain restricted stock units with reinvested dividends vested on April 1, 2015 and are reflected in column (d) for Ms. Greene. The value of the restricted stock units as shown in column (e) is derived by multiplying the number of restricted stock units and reinvested dividends that vested (9,387) by the market value of the underlying shares on the vesting date ($44.62).

PENSION BENEFITS AT 2015 FISCAL YEAR-END

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Tom Fanning	Pension Plan	34.0	1,352,809	—
	Supplemental Benefit Plan (Pension-Related)	34.0	12,040,626	—
	Supplemental Executive Retirement Plan	34.0	4,222,326	—
Art Beattie	Pension Plan	38.92	1,746,939	—
	Supplemental Benefit Plan (Pension-Related)	38.92	6,048,655	—
	Supplemental Executive Retirement Plan	38.92	2,040,640	—
Paul Bowers	Pension Plan	35.67	1,438,195	—
	Supplemental Benefit Plan (Pension-Related)	35.67	6,180,906	—
	Supplemental Executive Retirement Plan	35.67	2,000,421	—
Mark Crosswhite	Pension Plan	10.92	342,191	—
	Supplemental Benefit Plan (Pension-Related)	10.92	837,786	—
	Supplemental Executive Retirement Plan	10.92	435,991	—
	Supplemental Retirement Agreement	15.00	2,305,339	—
Kim Greene	Pension Plan	8.17	219,989	—
	Supplemental Benefit Plan (Pension-Related)	8.17	410,791	—
	Supplemental Executive Retirement Plan	8.17	338,420	—

Pension Plan

The Pension Plan is a tax-qualified, funded plan. It is the Company’s primary retirement plan. Substantially all full-time Southern Company system employees participate in this plan after one year of service. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. The plan benefit equals the greater of amounts computed using a “1.7% offset formula” and a “1.25% formula,” as described below. Benefits are limited to a statutory maximum.

The 1.7% offset formula amount equals 1.7% of final average pay times years of participation less an offset related to Social Security benefits. The offset equals a service ratio times 50% of the anticipated Social Security benefits in excess of $4,200. The service ratio adjusts the offset for the portion of a full career that a participant has worked. The highest three rates of payout of a participant’s last 10 calendar years of service are averaged to derive final average pay. The rates of pay considered for this formula are the base salary rates with no adjustments for voluntary deferrals after 2008. A statutory limit restricts the amount considered each year; the limit for 2015 was $265,000.

The 1.25% formula amount equals 1.25% of final average pay times years of participation. For this formula, the final average pay computation is the same as above, but annual performance-based compensation earned each year is added to the base salary rates.

Early retirement benefits become payable once plan participants have, during employment, attained age 50 and completed 10 years of participation. Participants who retire early from active service receive benefits equal

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68	Executive Compensation Tables

to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefit payments commence. For example, 64% of the formula benefits are payable starting at age 55. As of December 31, 2015, all of the NEOs are retirement-eligible except Ms. Greene.

The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits in one of seven alternative forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a spouse. A reduction applies if a retiring participant chooses a payment form other than a single life annuity. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity over the retiree’s life.

Participants vest in the Pension Plan after completing five years of service. As of December 31, 2015, all of the NEOs are vested in their Pension Plan benefits. Ms. Greene received years of credited service for her previous employment with the Southern Company system. Participants who terminate employment after vesting can elect to have their pension benefits commence at age 50 if they participated in the Pension Plan for 10 years. If such an election is made, the early retirement reductions that apply are actuarially determined factors and are larger than 0.3% per month.

If a participant dies while actively employed and is either age 50 or vested in the Pension Plan as of date of death, benefits will be paid to a surviving spouse. A survivor’s benefit equals 45% of the monthly benefit that the participant had earned before his or her death. Payments to a surviving spouse of a participant who could have retired will begin immediately. Payments to a survivor of a participant who was not retirement-eligible will begin when the deceased participant would have attained age 50. After commencing, survivor benefits are payable monthly for the remainder of a survivor’s life. Participants who are eligible for early retirement may opt to have an 80% survivor benefit paid if they die; however, there is a charge associated with this election.

If participants become totally disabled, periods that Social Security or employer-provided disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant elects to commence retirement payments. Outside of this extra service crediting, the normal Pension Plan provisions apply to disabled participants.

The Southern Company Supplemental Benefit Plan (Pension-Related) (SBP-P)

The SBP-P is an unfunded retirement plan that is not tax qualified. This plan provides high-paid employees any benefits that the Pension Plan cannot pay due to statutory pay/benefit limits. The SBP-P’s vesting and early retirement provisions mirror those of the Pension Plan. Its disability provisions mirror those of the Pension Plan but cease upon a participant’s separation from service.

The amounts paid by the SBP-P are based on the additional monthly benefit that the Pension Plan would pay if the statutory limits and pay deferrals were ignored. When a SBP-P participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a single sum value. It equals the present value of what would have been paid monthly for an actuarially determined average post-retirement lifetime. The discount rate used in the calculation is based on the 30-year U.S. Treasury yields for the September preceding the calendar year of separation, but not more than six percent.

Vested participants terminating prior to becoming eligible to retire will be paid their single sum value as of September 1 following the calendar year of separation. If the terminating participant is retirement-eligible, the single sum value will be paid in 10 annual installments starting shortly after separation. The unpaid balance of a retiree’s single sum will be credited with interest at the prime rate published in The Wall Street Journal. If the separating participant is a “key man” under Section 409A of the tax code, the first installment will be delayed for six months after the date of separation.

If a SBP-P participant dies after becoming vested in the Pension Plan, the spouse of the deceased participant will receive the installments the participant would have been paid upon retirement. If a vested participant’s death occurs prior to age 50, the installments will be paid to a spouse as if the participant had survived to age 50.

The Southern Company Supplemental Executive Retirement Plan (SERP)

The SERP is also an unfunded retirement plan that is not tax qualified. This plan provides high-paid employees additional benefits that the Pension Plan and the SBP-P would pay if the 1.7% offset formula calculations reflected a portion of annual performance-based compensation. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their annual performance-based compensation amounts,

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Executive Compensation Tables	69

whether or not deferred, to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and the SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit. The SERP’s early retirement, survivor benefit, disability, and form of payment provisions mirror the SBP-P’s provisions. However, except upon a change in control, SERP benefits do not vest until participants retire, so no benefits are paid if a participant terminates prior to becoming retirement-eligible. More information about vesting and payment of SERP benefits following a change in control is included under Potential Payments upon Termination or Change in Control.

Supplemental Retirement Agreements (SRA)

The Company also provides supplemental retirement benefits to certain employees that were first employed by an affiliate of the Company in the middle of their careers. These SRAs provide for additional retirement benefits by giving credit for years of employment prior to employment with the Company or one of its affiliates. These agreements provide a benefit which recognizes the expertise both brought to the Southern Company system, and they provide a strong retention incentive to remain with the Company, or one of its affiliates, for the vesting period and beyond. These supplemental retirement benefits are also unfunded and not tax-qualified.

The Company has an SRA with Mr. Crosswhite. Prior to his employment with the Southern Company system, Mr. Crosswhite provided legal services to Southern Company’s subsidiaries. His agreement provides an additional fifteen years of benefits. Mr. Crosswhite was vested in his benefits as of December 31, 2015.

Pension Benefit Assumptions

The following assumptions were used in the present value calculations for all pension benefits:

•	Discount rate — 4.70% Pension Plan and 4.14% supplemental plans as of December 31, 2015
•	Retirement date — Normal retirement age (65 for all NEOs)
•	Mortality after normal retirement — Adjusted RP-2014 mortality tables with generational projections
•	Mortality, withdrawal, disability, and retirement rates prior to normal retirement — None
•	Form of payment for pension benefits:
•	Male retirees: 25% single life annuity; 25% level income annuity; 25% joint and 50% survivor annuity; and 25% joint and 100% survivor annuity
•	Female retirees: 50% single life annuity; 30% level income annuity; 15% joint and 50% survivor annuity; and 5% joint and 100% survivor annuity
•	Spouse ages — Wives two years younger than their husbands
•	Annual performance-based compensation earned but unpaid as of the measurement date — 130% of target opportunity percentages times base rate of pay for year amount is earned
•	Installment determination — 3.75 % discount rate for single sum calculation and 4.25% prime rate during installment payment period.

For all of the NEOs, the number of years of credited service is one year less than the number of years of employment. The number of years of credited service for Ms. Greene reflects her previous employment with the Southern Company system.

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70	Executive Compensation Tables

NONQUALIFIED DEFERRED COMPENSATION AS OF 2015 FISCAL YEAR-END

		Employer	Aggregate	Aggregate	Aggregate
	Executive	Contributions	Earnings	Withdrawals/	Balance
	Contributions in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Tom Fanning	301,739	49,751	75,948	—	3,781,146
Art Beattie	—	21,943	12,686	—	588,838
Paul Bowers	223,210	27,774	67,699	—	4,828,891
Mark Crosswhite	—	18,795	1,562	—	307,450
Kim Greene	—	20,304	1,504	—	57,752

The Company provides the DCP, which is designed to permit participants to defer income as well as certain federal, state, and local taxes until a specified date or their retirement or other separation from service. Up to 50% of base salary and up to 100% of performance-based non-equity compensation may be deferred at the election of eligible employees. All of the NEOs are eligible to participate in the DCP.

Participants have two options for the deemed investments of the amounts deferred — the stock equivalent account and the prime equivalent account. Under the terms of the DCP, participants are permitted to transfer between investments at any time.

The amounts deferred in the stock equivalent account are treated as if invested at an equivalent rate of return to that of an actual investment in Common Stock, including the crediting of dividend equivalents as such are paid by Southern Company from time to time. It provides participants with an equivalent opportunity for the capital appreciation (or loss) and income of that of a Company stockholder. During 2015, the rate of return in the stock equivalent account was -0.01%.

Alternatively, participants may elect to have their deferred compensation deemed invested in the prime equivalent account, which is treated as if invested at a prime interest rate compounded monthly, as published in The Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks. The interest rate earned on amounts deferred during 2015 in the prime equivalent account was 3.32%.

Column (b)

This column reports the actual amounts of compensation deferred under the DCP by each NEO in 2015. The amount of salary deferred by the NEOs, if any, is included in the Salary column in the Summary Compensation Table. The amounts of performance-based compensation deferred in 2015 were the amounts that were earned as of December 31, 2014 but were not payable until the first quarter of 2015. These amounts are not reflected in the

Summary Compensation Table because that table reports performance-based compensation that was earned in 2015 but not payable until early 2016. These deferred amounts may be distributed in a lump sum or in up to 10 annual installments at termination of employment or in a lump sum at a specified date, at the election of the participant.

Column (c)

This column reflects contributions under the SBP. Under the tax code, employer-matching contributions are prohibited under the ESP on employee contributions above stated limits in the ESP, and, if applicable, above legal limits set forth in the tax code.

The SBP is a nonqualified deferred compensation plan under which contributions are made that are prohibited from being made in the ESP. The contributions are treated as if invested in Common Stock and are payable in cash upon termination of employment in a lump sum or in up to 20 annual installments, at the election of the participant. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.

Column (d)

This column reports earnings or losses on compensation the NEOs elected to defer and on employer contributions under the SBP.

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Executive Compensation Tables	71

Column (f)

This column includes amounts that were deferred under the DCP and contributions under the SBP in prior years. The following chart shows the amounts previously reported.

	Amounts Deferred under	Employer Contributions
	the DCP prior to	under the SBP prior to
	2015 and previously	2015 and previously
	reported	reported	Total
	($)	($)	($)
Tom Fanning	2,175,298	416,439	2,591,737
Art Beattie	34,781	82,148	116,929
Paul Bowers	2,130,885	169,961	2,300,846
Mark Crosswhite	0	0	0
Kim Greene	0	31,110	31,110

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2015 under different termination and change-in-control events. The estimated payments would be made under the terms of Southern Company’s compensation and benefit program or the change-in-control severance program.

All of the NEOs are participants in Southern Company’s change-in-control severance program for officers. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2015 and assumes that the price of Common Stock is the closing market price on December 31, 2015.

Description of Termination and Change-in-Control Events

The following charts list different types of termination and change-in-control events that can affect the treatment of payments under the compensation and benefit programs. No payments are made under the change-in-

control severance program unless, within two years of the change in control, the NEO is involuntarily terminated or voluntarily terminates for good reason.

Traditional Termination Events

•	Retirement or Retirement-Eligible — Termination of NEO who is at least 50 years old and has at least 10 years of credited service.
•	Resignation — Voluntary termination of NEO who is not retirement-eligible.
•	Lay Off — Involuntary termination of NEO who is not retirement-eligible not for cause.
•	Involuntary Termination — Involuntary

termination of NEO for cause. Cause includes individual performance below minimum performance standards and misconduct, such as violation of the Company’s Drug and Alcohol Policy.

•	Death or Disability — Termination of NEO due to death or disability.

Change-in-Control-Related Events

At the Company or the subsidiary company level:

•	Company Change in Control I — Consummation of an acquisition by another entity of 20% or more of Common Stock or, following consummation of a merger with another entity, the Company’s stockholders own 65% or less of the entity surviving the merger.
•	Company Change in Control II — Consummation of an acquisition by another entity of 35% or more of Common Stock or, following consummation of a merger with another entity, the Company’s stockholders own less than 50% of the Company surviving the merger.
•	Company Does not Survive Merger — Consummation of a merger or other event and the Company is not the surviving company or the Common Stock is no longer publicly traded.
•	Subsidiary Company Change in Control — Consummation of an acquisition by another entity, other than another subsidiary of the Company, of 50% or more of the stock of any of the Company’s subsidiaries, consummation of a merger with another entity and the Company’s subsidiary is not the surviving company, or the sale of substantially all the assets of any of the Company’s subsidiaries.

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72	Executive Compensation Tables

At the employee level:

•	Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason — Employment is terminated within two years of a change in control, other than for cause, or the employee voluntarily terminates for good reason. Good reason for voluntary termination within two years of a change in control generally is satisfied when there is a material reduction in salary, performance-based compensation opportunity or benefits, relocation of over 50 miles, or a diminution in duties and responsibilities.

The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events as described above.

Lay Off
	Retirement/	(Involuntary			Involuntary
	Retirement-	Termination		Death or	Termination
Program	Eligible	Not For Cause)	Resignation	Disability	(For Cause)
Pension Benefits Plans	Benefits payable as described in the notes following the Pension Benefits table.	Benefits payable as described in the notes following the Pension Benefits table.	Benefits payable as described in the notes following the Pension Benefits table.	Benefits payable as described in the notes following the Pension Benefits table.	Benefits payable as described in the notes following the Pension Benefits table.
Annual Performance Pay Program	Prorated if before 12/31.	Prorated if before 12/31.	Forfeit.	Prorated if before 12/31.	Forfeit.
Stock Options	Vest; expire earlier of original expiration date or five years.	Vested options expire in 90 days; unvested are forfeited.	Vested options expire in 90 days; unvested are forfeited.	Vest; expire earlier of original expiration date or three years.	Forfeit.
Performance Shares	No proration if retirement prior to end of performance period. Will receive full amount actually earned.	Forfeit.	Forfeit.	Death – prorated based on number of months employed during performance period. Disability – not affected. Will receive full amount actually earned.	Forfeit.
Restricted Stock Units	Forfeit.	Vest.	Forfeit.	Vest.	Forfeit.
Financial Planning Perquisite	Continues for one year.	Terminates.	Terminates.	Continues for one year.	Terminates.
DCP	Payable per prior elections (lump sum or up to 10 annual installments).	Payable per prior elections (lump sum or up to 10 annual installments).	Payable per prior elections (lump sum or up to 10 annual installments).	Payable to beneficiary or participant per prior elections. Amounts deferred prior to 2005 can be paid as a lump sum per the benefit administration committee’s discretion.	Payable per prior elections (lump sum or up to 10 annual installments).
SBP–non-pension related	Payable per prior elections (lump sum or up to 20 annual installments).	Payable per prior elections (lump sum or up to 20 annual installments).	Payable per prior elections (lump sum or up to 20 annual installments).	Payable to beneficiary or participant per prior elections. Amounts deferred prior to 2005 can be paid as a lump sum per the benefit administration committee’s discretion.	Payable per prior elections (lump sum or up to 20 annual installments).

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The following chart describes the treatment of payments under compensation and benefit programs under different change-in-control events, except the Pension Plan. The Pension Plan is not affected by change-in-control events.

Involuntary
Change-in-
Control-Related
			Company Does Not	Termination or
			Survive Merger	Voluntary Change-
			or Subsidiary	in-Control-Related
	Company Change in	Company Change in	Company Change in	Termination for
Program	Control I	Control II	Control	Good Reason
Nonqualified Pension Benefits (except SRA)	All SERP-related benefits vest if participants vested in tax-qualified pension benefits; otherwise, no impact.

	SBP pension-related benefits vest for all participants and single sum value of benefits earned to change-in-control date paid following termination or retirement.	Benefits vest for all participants and single sum value of benefits earned to the change-in-control date paid following termination or retirement.	Benefits vest for all participants and single sum value of benefits earned to the change-in-control date paid following termination or retirement.	Based on type of change-in-control event.
SRA	Not affected.	Not affected.	Not affected.	Vest.
Annual Performance Pay Program	If no program termination, paid at greater of target or actual performance. If program terminated within two years of change in control, prorated at target performance level.	If no program termination, paid at greater of target or actual performance. If program terminated within two years of change in control, prorated at target performance level.	Prorated at target performance level.	If not otherwise eligible for payment, if the program is still in effect, prorated at target performance level.
Stock Options	Not affected.	Not affected.	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash.	Vest.
Performance Shares	Not affected.	Not affected.	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash.	Vest.
Restricted Stock Units	Not affected.	Not affected.	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash.	Vest.
DCP	Not affected.	Not affected.	Not affected.	Not affected.
SBP	Not affected.	Not affected.	Not affected.	Not affected.
Severance Benefits	Not applicable.	Not applicable.	Not applicable.	Two or three times base salary plus target annual performance-based pay.
Healthcare Benefits	Not applicable.	Not applicable.	Not applicable.	Up to five years participation in group healthcare plan plus payment of two or three years’ premium amounts.
Outplacement Services	Not applicable.	Not applicable.	Not applicable.	Six months.

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Potential Payments

This section describes and estimates payments that would become payable to the NEOs upon a termination or change in control as of December 31, 2015.

Pension Benefits

The amounts that would have become payable to the NEOs if the Traditional Termination Events occurred as of December 31, 2015 under the Pension Plan, the SBP-P, and the SERP are itemized in the following chart. The amounts shown under the Retirement column are amounts that would have become payable to the NEOs that were retirement-eligible on December 31, 2015 and are the monthly Pension Plan benefits and the first of 10 annual installments from the SBP-P and the SERP. The amounts shown under the Resignation or Involuntary Termination column are the amounts that would have become payable to the NEOs who were not retirement-eligible on December 31, 2015 and are the monthly

Pension Plan benefits that would become payable as of the earliest possible date under the Pension Plan and the single sum value of benefits earned up to the termination date under the SBP-P, paid as a single payment rather than in 10 annual installments. Benefits under the SERP would be forfeited.

The amounts shown that are payable to a spouse in the event of the death of the NEO are the monthly amounts payable to a spouse under the Pension Plan and the first of 10 annual installments from the SBP-P and the SERP. The amounts in this chart are very different from the pension values shown in the Summary Compensation Table and the Pension Benefits table. Those tables show the present values of all the benefit amounts anticipated to be paid over the lifetimes of the NEOs and their spouses. Those plans are described in the notes following the Pension Benefits table. Of the NEOs, Ms. Greene was not retirement-eligible on December 31, 2015.

			Resignation or Involuntary	Death (payments
		Retirement	Termination	to a spouse)
	Plan	($)	($)	($)
Tom Fanning	Pension	9,032	9,032	5,245
	SBP-P	1,481,700	1,481,700	1,481,700
	SERP	519,592	519,592	519,592
Art Beattie	Pension	11,665	11,665	6,006
	SBP-P	701,890	701,890	701,890
	SERP	236,797	236,797	236,797
Paul Bowers	Pension	9,603	9,603	5,512
	SBP-P	758,246	758,246	758,246
	SERP	245,403	245,403	245,403
Mark Crosswhite	Pension	2,154	2,154	1,707
	SBP-P	107,881	107,881	107,881
	SERP	56,142	56,142	56,142
	SRA	296,856	296,856	296,856
Kim Greene	Pension	—	755	1,240
	SBP-P	—	500,737	52,480
	SERP	—	—	43,235

As described in the change-in-control chart, the only change in the form of payment, acceleration, or enhancement of the pension benefits is that the single sum value of benefits earned up to the change-in-control date under the SBP-P, the SERP, and the SRA could be paid as a single payment rather than in 10 annual installments. Also, the SERP benefits vest for participants who are not retirement-eligible upon a change in control. Estimates of the single sum payment that would have been made to the NEOs, assuming termination as of December 31, 2015 following a change-in-control-related event, other than a Company Change in Control I (which does not impact how pension benefits are paid), are itemized below. These amounts would be paid instead of the benefits shown in the Traditional Termination Events chart above; they are not paid in addition to those amounts.

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	SBP-P	SERP	SRA	Total
	($)	($)	($)	($)
Tom Fanning	14,816,996	5,195,925	—	20,012,921
Art Beattie	7,018,898	2,367,972	—	9,386,870
Paul Bowers	7,582,459	2,454,027	—	10,036,486
Mark Crosswhite	1,078,808	561,421	2,968,559	4,608,788
Kim Greene	491,454	404,873	—	896,327

The pension benefit amounts in the tables above were calculated as of December 31, 2015 assuming payments would begin as soon as possible under the terms of the plans. Accordingly, appropriate early retirement reductions were applied. Any unpaid annual performance-based compensation was assumed to be paid at 1.30 times the target level. Pension Plan benefits were calculated assuming each NEO chose a single life annuity form of payment, because that results in the greatest monthly benefit. The single sum values were based on a 3.26% discount rate.

Annual Performance Pay Program

The amount payable if a change in control had occurred on December 31, 2015 is the greater of target or actual performance. Because actual payouts for 2015 performance were above the target level for all of the

NEOs, the amount that would have been payable was the actual amount paid as reported in the Summary Compensation Table.

Stock Options, Performance Shares, and Restricted Stock Units (Equity Awards)

Equity Awards would be treated as described in the Termination and Change-in-Control charts above. If Southern Company consummates a merger and is not the surviving company, all Equity Awards vest. However, there is no payment associated with Equity Awards in that situation unless the participants’ Equity Awards cannot be converted into surviving company awards. In that event, the value of outstanding Equity Awards would be paid to the NEOs. In addition, if there is an Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason, Equity Awards vest.

For stock options, the value is the excess of the exercise price and the closing price of Common Stock on December 31, 2015. The value of performance shares and restricted stock units is calculated using the closing price of Common Stock on December 31, 2015.

The chart below shows the number of stock options for which vesting would be accelerated and the amount that would be payable if there were no conversion to the surviving company’s stock options. It also shows the number and value of performance shares and restricted stock units that would be paid.

	Number of Equity Awards with			Total Number of Equity Awards			Total Payable in
	Accelerated Vesting (#)			Following Accelerated Vesting (#)			Cash without
							Conversion of
	Stock	Performance	Restricted	Stock	Performance	Restricted	Equity Awards
	Options	Shares	Stock Units	Options	Shares	Stock Units	($)
Tom Fanning	921,735	250,462	—	2,337,096	250,462	—	20,735,107
Art Beattie	248,381	60,692	—	755,968	60,692	—	6,486,731
Paul Bowers	298,035	70,750	—	1,406,893	70,750	—	14,403,312
Mark Crosswhite	207,499	54,972	—	498,641	54,972	—	4,997,541
Kim Greene	251,522	45,450	38,840	541,840	45,450	38,840	5,132,511

DCP and SBP

The aggregate balances reported in the Nonqualified Deferred Compensation table would be payable to the NEOs as described in the Traditional Termination and Change-in-Control-Related Events charts above. There is no enhancement or acceleration of payments under these plans associated with termination or change-in-control events, other than the lump-sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation table.

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Healthcare Benefits

All of the NEOs except Ms. Greene are retirement-eligible. Healthcare benefits are provided to retirees, and there is no incremental payment associated with the termination or change-in-control events, except in the case of a change-in-control-related termination, as described in the Change-in-Control-Related Events chart. The estimated cost of providing healthcare insurance premiums for up to a maximum of three years is $57,996 for Ms. Greene.

Financial Planning Perquisite

An additional year of the financial planning perquisite, which is set at a maximum of $8,700 per year, will be provided after retirement for retirement-eligible NEOs.

There are no other perquisites provided to the NEOs under any of the traditional termination or change-in-control-related events.

Severance Benefits

The NEOs are participants in a change-in-control severance plan. The plan provides severance benefits, including outplacement services, if within two years of a change in control they are involuntarily terminated not for cause or they voluntarily terminate for good reason. The severance benefits are not paid unless the NEO releases the employing company from any claims he or she may have against the employing company.

•	The severance payment is three times the base salary and target payout under the annual Performance Pay Program for Mr. Fanning and two times the base salary and target payout under the annual Performance Pay Program for the other NEOs.
•	The estimated cost of providing the six months of outplacement services is $6,000 per NEO.
•	If any portion of the severance amount constitutes an “excess parachute payment” under Section 280G of the tax code and is therefore subject to an excise tax, the severance amount will be reduced unless the after-tax “unreduced amount” exceeds the after-tax “reduced amount.” Excise tax gross-ups will not be provided on change-in-control severance payments.

The table below estimates the severance payments that would be made to the NEOs if they were terminated as of December 31, 2015 in connection with a change in control.

Severance Amount
($)
Tom Fanning	8,437,500
Art Beattie	2,451,532
Paul Bowers	2,852,131
Mark Crosswhite	2,245,633
Kim Greene	2,265,250

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 concerning shares of Common Stock authorized for issuance under Southern Company’s existing non-qualified equity compensation plan, the Omnibus Incentive Compensation Plan (Omnibus Plan) approved by stockholders in 2011.

Number of securities
remaining available for
	Number of securities to	Weighted-average exercise	future issuance under
	be issued upon exercise	price of outstanding	equity compensation
	of outstanding options,	options, warrants, and	plans (excluding securities
	warrants, and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	35,749,906	$40.96	13,804,749(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a

(1) Represents shares available for future issuance under the Omnibus Plan.

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Compensation Related Company Proposals

Item 6

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

As described in the CD&A, our compensation program is designed to link pay and performance to align our executive officers with both stockholder and customer interests and remain competitive with our industry peers.

The Board recommends a vote FOR approval of executive compensation.

In early 2015 we made some changes to our compensation program that followed from our focus on continuously refining our executive compensation program to more effectively align executive pay with performance and reflect best compensation practices.

•	For our long-term equity incentive program, we moved away from granting stock options, which had comprised 40% of the target value of the long-term program in previous years. As of 2015, 100% of the long-term equity incentive program is granted in the form of performance shares that are earned based solely on achievement of pre-established performance goals over a three-year performance period.

•	We also expanded the performance goals for the performance shares to include two financial performance goals, while retaining a relative TSR performance goal.

We believe our compensation program provides the appropriate mix of fixed and short- and long-term performance-based compensation that ties pay to Company performance, rewards achievement of financial and operational goals and relative TSR, and is aligned with stockholder interests. We target the total direct compensation for our executives at market median and place a significant portion of that target compensation “at risk” – subject to achieving both short-term and long-term performance goals.

Our financial and operational achievements in 2015 and over the 2013 through 2015 performance period resulted in performance-based awards that were aligned with performance.

•	Our Performance Pay Program rewards annual financial and operational performance. We had strong performance for 2015, exceeding our overall targets for the year. Accordingly, payouts for all participants in the program were above target.

•	Our Performance Share Program rewards performance for a three-year performance period. Performance shares could be earned based on a relative TSR performance goal. Because our three-year relative TSR performance for 2013 through 2015 was below target, payouts for all participants in the program were below target.

Although it is non-binding on the Board, the Compensation Committee will review and consider the vote results when making future decisions about the executive compensation program.

Stockholders are voting to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the other compensation tables and accompanying narrative in the proxy statement.”

The affirmative vote of a majority of the votes cast is required for Item 6 to pass.

The Board recommends a vote FOR approval of executive compensation.

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78	Compensation Related Company Proposals

Item 7

APPROVE THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE OMNIBUS PLAN

The Board is asking stockholders to reapprove the material terms for qualified performance-based compensation under the Omnibus Plan to satisfy certain requirements of Section 162(m) of the tax code to preserve our ability to deduct certain performance-based awards. The Omnibus Plan was originally approved by stockholders at the 2011 annual meeting.

The Board recommends a vote FOR approval of the material terms for qualified performance-based compensation under the Omnibus Plan.

BACKGROUND

Stockholder approval of the material terms for qualified performance-based compensation under the Omnibus Plan (which we refer to as the material terms) will give us the flexibility to potentially grant awards under the Omnibus Plan to certain executive officers that may be deductible for federal income tax purposes as qualified performance-based compensation. For these purposes, the material terms are the performance measures and grant limits under the Omnibus Plan, as well as the identification of the individuals eligible to receive such awards under the Omnibus Plan.

Approval of the material terms is being sought to satisfy certain requirements under Section 162(m) of the tax code. Stockholders are not being asked to approve additional shares under the Omnibus Plan or approve any changes to either the material terms or any other terms of the Omnibus Plan.

PERFORMANCE-BASED COMPENSATION UNDER THE TAX CODE

Under the tax code, the deductibility of compensation paid to certain executive officers listed in the summary compensation table (except the CFO) is generally limited to $1 million in any taxable year. However, Section 162(m) of the tax code permits the deductibility of certain compensation paid in excess of $1 million to those executive officers if it qualifies as “performance-based compensation” as defined in Section 162(m) of the tax code.

Generally, compensation may be able to qualify as performance-based compensation under Section 162(m) of the tax code if:

•	The material terms of the plan under which it is granted are disclosed to stockholders and subject to stockholder approval at least once every five years.

•	The grant is made by a committee of outside directors (as defined for purposes of Section 162(m) of the tax code).

•	The plan under which the award is granted states the maximum number of shares allowed to be granted to, or cash allowed to be earned by, any individual during a specified time period.

•	The amount of compensation an individual may receive under the award is contingent on achievement of one or more pre-established, objective performance goals that incorporate performance criteria approved by stockholders (or, in the case of options or stock appreciation rights, the increase in the value of the shares after the date of grant).

Because it is the Company’s and the Compensation Committee’s policy to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the Omnibus Plan. Stockholder approval of the material terms of the Omnibus Plan does not guarantee that all compensation awarded under the Omnibus Plan will qualify as qualified performance-based compensation or otherwise be deductible. The Compensation Committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation under the Omnibus Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.

The following is a summary of the material terms of the Omnibus Plan. This summary does not purport to be a complete description of all of the provisions of the Omnibus Plan and is qualified in its entirety by reference to the specific provisions of the Omnibus Plan. A copy

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of the Omnibus Plan is available on the SEC website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement.

If our stockholders do not approve this proposal, we will generally be limited in our ability to make certain performance-based awards.

PURPOSES OF THE OMNIBUS PLAN

The purposes of the Omnibus Plan are to optimize our profitability and growth through annual and long-term performance-based compensation that is consistent with our goals and to provide the potential for levels of compensation that will enhance our ability to attract, retain, and motivate employees, among other purposes. Employees of the Southern Company system and their non-employee Directors are eligible to participate in the Omnibus Plan (approximately 27,000 persons and 50 persons, respectively).

OMNIBUS PLAN ADMINISTRATION

The Omnibus Plan is administered by the Compensation Committee and grants will be made to eligible participants as selected by the Compensation Committee. The Compensation Committee has broad authority to administer and interpret the Omnibus Plan, including authority generally to make awards, determine the size and terms applicable to awards, establish performance goals, determine and certify the degree of goal achievement, and amend the terms of awards, consistent with Omnibus Plan terms.

The Compensation Committee may terminate or amend the Omnibus Plan at any time, subject to certain exceptions. However, without stockholder approval, the Compensation Committee may not, among other things, increase the total number of shares of the Common Stock available for grants under the Omnibus Plan. The Omnibus Plan will terminate May 25, 2021.

TYPES OF AWARDS

Stock Options

•	The Compensation Committee may grant incentive stock options or nonqualified stock options (collectively, stock options). Stock options entitle the participant to purchase up to the number of shares of Common Stock specified in the award agreement at a specified price (option price). Under the terms of the Omnibus Plan, the option price may not be less than the fair market value of the Common Stock on the date a stock option is granted. Incentive stock options are intended to comply with Section 422 of the tax code.

•	The Compensation Committee will establish the terms of stock options, including the option price, vesting, duration, transferability, and exercise procedures. Incentive stock options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A stock option may not be exercisable later than the tenth anniversary of the date granted.

•	Stock options must be paid in full when exercised, including (1) in cash, (2) by, in certain circumstances, foregoing compensation that the Compensation Committee agrees otherwise would be owed, (3) by tendering previously-acquired shares of Common Stock held by the participant, or (4) by the attestation of shares of Common Stock, or by any combination thereof.

Stock Appreciation Rights

•	These are rights that, when exercised, entitle the participant to the appreciation in value of the number of shares of Common Stock specified in the grant, from the date granted to the date exercised. The exercised stock appreciation right may be paid in cash or Common Stock, as determined by the Compensation Committee. Stock appreciation rights may be granted in the sole discretion of the Compensation Committee in conjunction with stock options. Certain other terms of stock appreciation rights are similar to those described above for stock options.

Restricted Stock Awards

•	These are grants of shares of Common Stock, full rights to which are conditioned upon continued employment or the achievement of performance goals. The Compensation Committee will establish a restriction period for each restricted stock award made. The Compensation Committee also can impose other restrictions or conditions on the restricted stock awards such as payment of a stipulated purchase price. The participant may be entitled to dividends paid on the restricted stock and may have the right to vote such shares.

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Restricted Stock Units

•	These are awards that entitle the participant to the value of shares of Common Stock at the end of a designated restriction period. Except for voting rights, they generally may have characteristics similar to those of restricted stock awards, as described above. Restricted stock units may be paid out in cash or Common Stock.

Performance Units, Performance Shares, and Cash-Based Awards (collectively, performance awards)

•	These are awards that entitle the participant to a level of compensation based on the achievement of pre-established performance goals over a designated performance period. Performance units shall have an initial value determined by the Compensation Committee. The value of a performance share will be the fair market value of a share of Common Stock on the grant date. A cash-based award will have the value determined by the Compensation Committee. At or after the beginning of the performance period, the Compensation Committee will determine the number of performance units or performance shares awarded or the target value of cash-based awards, the performance period, and the performance goals. At or after the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals which will determine the level of payout.

•	Performance awards may be paid in cash or shares of Common Stock or a combination thereof in the Compensation Committee’s discretion.

Performance Goals

The Compensation Committee may set performance goals for qualified performance-based awards under Section 162(m) of the tax code using any combination of the following criteria:

•	Earnings per share;

•	Net income or net operating income (before or after taxes and before or after extraordinary items);

•	Return measures (including, but not limited to, return on assets, equity, or sales);

•	Cash flow return on investments which equals net cash flows divided by owners’ equity;

•	Earnings before or after taxes;

•	Gross revenues;

•	Gross margins;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Economic value added, which equals net income or net operating income minus a charge for use of capital;
•	Operating margins;

•	Market share;

•	Gross revenues or revenues growth;

•	Capacity utilization;

•	Increase in customer base including associated costs;

•	Environmental, health, and safety;

•	Reliability;

•	Price;

•	Bad debt expense;

•	Customer satisfaction;

•	Operations and maintenance expense;

•	Accounts receivable;

•	Diversity/Culture/Inclusion; and

•	Quality.

SHARES AVAILABLE FOR GRANT UNDER THE OMNIBUS PLAN

•	Subject to adjustment as described below, a total of 44,000,000 shares of Common Stock (plus shares then available under our predecessor plan) were available for grants under the Omnibus Plan when it was initially approved in 2011.

•	As of December 31, 2015, 13,804,749 shares remained available for future issuance under the Omnibus Plan. The closing price for the Common Stock on the NYSE on March 28, 2016 was $ per share.

•	Under the Omnibus Plan, for qualified performance-based awards under Section 162(m) of the tax code, the maximum number of shares of Common Stock that may be the subject of stock option awards and stock appreciation rights awards to a participant during any calendar year is, in each case, 5,000,000 shares of Common Stock. The maximum is 1,000,000 shares of Common Stock for restricted stock awards. The per participant, per fiscal year limits for other qualified performance-based awards (determined as of the end of the restriction or performance period) are: for each of restricted stock units and performance shares, the greater of $10 million or 1,000,000 shares; and for performance units or cash-based awards, $10 million.

•	If there are any changes in corporate capitalization, such as a stock split, stock dividend, or reclassification, or a corporate transaction such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company,

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Compensation Related Company Proposals	81

or any reorganization or any partial or complete liquidation of the Company, adjustments will be made in the number and class of shares of Common Stock which may be delivered under the Omnibus Plan, in the number and class of and/or price of shares of Common Stock subject to outstanding awards under the Omnibus Plan, and in the award limits set forth in the Omnibus Plan, as may be determined to be appropriate and equitable by the Compensation Committee, to prevent dilution or enlargement of rights.

CHANGE IN CONTROL PROVISIONS

•	The Omnibus Plan incorporates the terms of our Change-in-Control Benefits Protection Plan. It provides that if a change in control occurs, all stock options, stock appreciation rights, restricted stock awards, and restricted stock units will vest immediately. If the Omnibus Plan is not continued or replaced with a comparable plan, pro-rata payments of all performance awards at not less than target-level performance will be paid.

•	A change in control does not occur unless there is a consummation of the transaction or event that results in the change in control of the Company or a subsidiary of the Company.

CLAWBACK OF AWARDS

•	If we or our subsidiaries are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements, including as a result of grossly negligent or intentional misconduct of a participant, that participant shall reimburse us the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE OMNIBUS PLAN

The following is a brief summary of some of the more significant federal income tax consequences under present federal income tax law of certain transactions under the Omnibus Plan. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Omnibus Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or state, local, or foreign tax consequences.

Nonqualified Stock Options

•	In general, (1) no income will be recognized by an optionee at the time a nonqualified stock option is granted; (2) at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the stock option price paid for the Common Stock and the fair market value of the Common Stock, if unrestricted, on the date of exercise; and (3) at the time of sale of Common Stock acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the Common Stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Common Stock has been held.

Incentive Stock Options

•	No income generally will be recognized by an optionee upon the grant or exercise of incentive stock options. The exercise of incentive stock options, however, may result in alternative minimum tax liability. If Common Stock is issued to the optionee pursuant to the exercise of incentive stock options, and if no disqualifying disposition of such Common Stock is made by such optionee within two years after the date of grant or within one year after the transfer of such Common Stock to the optionee, then upon sale of such Common Stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
•	If Common Stock acquired upon the exercise of incentive stock options is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Common Stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such Common Stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

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82	Compensation Related Company Proposals

Stock Appreciation Rights

•	No income will be recognized by a participant in connection with the grant of a tandem stock appreciation right or a free-standing stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received on the exercise.

Restricted Stock

•	The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the Common Stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the tax code (which we refer to as the restrictions). However, a recipient may instead elect under Section 83(b) of the tax code within 30 days of the date of transfer of the Common
Stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such Common Stock (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units

•	No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units

•	No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received.

Tax Consequences to Us or Our Subsidiaries.

•	To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the tax code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m). In this regard, certain types of awards under the Omnibus Plan, such as time-vested restricted stock and restricted stock units, cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards

NEW PLAN BENEFITS

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Omnibus Plan because the grant and actual settlement of awards under the Omnibus Plan are subject to the discretion of the Compensation Committee.

VOTE REQUIRED TO PASS

The affirmative vote of a majority of votes cast is required for Item 7 to pass.

The Board recommends a vote FOR approval of the material terms for qualified performance-based compensation under the Omnibus Plan.

Southern Company 2016 Proxy Statement

83

Audit Committee Matters

Item 8

RATIFY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements, including the compensation of such firm and the related audit fee negotiations.

Deloitte & Touche has served as our independent registered public accounting firm since 2002. To ensure continuing independence, the Audit Committee periodically considers whether there should be a change in the independent registered public accounting firm. The Audit Committee and its Chair also participate in the selection of Deloitte & Touche’s lead engagement partner in connection with the mandatory rotation requirements of the SEC.

The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2016. This appointment is being submitted to stockholders for ratification, and the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche will be present at the 2016 annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of the votes cast is required for Item 8 to pass.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2016.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the 2015 annual report with management. The Audit Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee has discussed with the independent registered public accounting firm the matters that are required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees and SEC Rule 2-07 of Regulation S-X, Communications with Audit

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84	Audit Committee Matters

Committees. In addition, in accordance with the rules of the PCAOB, the Audit Committee has discussed with and has received the written disclosures and letter from the independent registered public accounting firm regarding its independence from management and the Company. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Audit Committee discussed their overall audit scopes and plans separately with the Company’s internal auditors and independent registered public accounting firm. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also meets privately with the Company’s compliance officer. The Audit Committee held ten meetings during 2015.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2016. Stockholders will be asked to ratify that selection at the 2016 annual meeting.

Jon A. Boscia,	Juanita Powell Baranco	Warren A. Hood, Jr.	John D. Johns
Chair

Principal Independent Registered Public Accounting Firm Fees

The following represents the fees billed to us for the two most recent fiscal years by Deloitte & Touche, our principal independent registered public accounting firm for 2014 and 2015.

	2015	2014
	(in thousands)
Audit Fees(1)	$12,525	$11,794
Audit-Related Fees(2)	2,056	126
Tax Fees	—	—
All Other Fees(3)	81	191
Total	$14,662	$12,111

(1)	Includes services performed in connection with financing transactions.
(2)	Includes non-statutory audit services in both 2014 and 2015.
(3)	Represents registration fees for attendance at Deloitte & Touche-sponsored education seminars in 2014 and 2015, subscription fees for Deloitte & Touche’s technical accounting research tool in 2014 and 2015, information technology consulting services related to general ledger software of the Company in 2014, and travel expenses for Deloitte & Touche’s training facilitator in 2015.

Southern Company 2016 Proxy Statement

Audit Committee Matters	85

In 2002, the Audit Committee adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes requirements for the Audit Committee to pre-approve services provided by the Company’s principal independent registered public accounting firm. All services included in the chart above were pre-approved by the Audit Committee.

•	Under the policy, the independent registered public accounting firm delivers an annual engagement letter which provides a description of services anticipated to be rendered to the Company by the independent registered public accounting firm for the Audit Committee to approve. The Audit Committee’s approval of the independent registered public accounting firm’s annual engagement letter constitutes pre-approval of all services covered in the letter.

•	In addition, under the policy, the Audit Committee has pre-approved the engagement of the independent registered public accounting firm to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters.
•	The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee with respect to permissible services up to a limit of $50,000 per engagement. The Chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.

•	Prohibited non-audit services are services prohibited by the SEC to be performed by the Company’s independent registered public accounting firm. These services include bookkeeping or other services related to the preparation of accounting records or financial statements of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor, or investment banking services, legal services and expert services unrelated to the audit, and any other service that the PCAOB determines, by regulation, is impermissible. In addition, officers of the Company may not engage the independent registered public accounting firm to perform any personal services, such as personal financial planning or personal income tax services.

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Stock Ownership Information

Stock Ownership of Directors and Executive Officers

The following table shows the number of shares of Common Stock beneficially owned by Directors, nominees for Director, and executive officers as of December 31, 2015. The shares owned by all Directors, nominees, and executive officers as a group constitute less than one percent of the total number of shares of Common Stock outstanding.

			Shares Individuals
	Shares Owned	Deferred	Have Rights to	Total Shares
Directors, Nominees, and	Directly or	Common Stock	Acquire within	Beneficially
Executive Officers	Indirectly(1)	Units(2)	60 Days	Owned(3)
Juanita Powell Baranco(4)	691	65,334	0	66,025
Art P. Beattie	19,843	0	662,087	681,930
Jon A. Boscia	55,491	25,535	0	81,026
W. Paul Bowers	80,557	0	1,297,143	1,377,700
Henry A. Clark III	0	18,885	0	18,885
Mark A. Crosswhite	16,019	0	415,005	431,024
Thomas A. Fanning	77,049	0	1,995,278	2,072,327
David J. Grain	10,792	15,044	0	25,836
Kimberly S. Greene	0	0	470,931	470,931
Veronica M. Hagen	0	44,035	0	44,035
Warren A. Hood, Jr.	694	53,769	0	54,463
Linda P. Hudson	0	5,341	0	5,341
Donald M. James	0	108,102	0	108,102
John D. Johns	0	28,077	0	28,077
Dale E. Klein	0	15,841	0	15,841
William G. Smith, Jr.	7,088	65,366	0	72,454
Steven R. Specker	0	15,056	0	15,056
Larry D. Thompson	12,227	5,714	0	17,941
E. Jenner Wood	5,000	23,191	0	28,191
Directors and Executive	520,800	489,290	7,302,255	8,268,019
Officers as a Group
(26 people)(5)

(1)	Includes shares held by family members as follows: Mr. Beattie – 112; Mr. Bowers – 166; Mr. Smith – 962; and Directors and Executive Officers as a Group – 1,240.
(2)	Indicates the number of deferred Common Stock units held under the Director Deferred Compensation Plan that are payable in Common Stock or cash upon departure from the Board.
(3)	Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(4)	In addition to the shares reported for her, Ms. Baranco also owns 12,478 deferred share equivalents.
(5)	This item includes all executive officers serving as of December 31, 2015.

Southern Company 2016 Proxy Statement

Stock Ownership Information	87

Stock Ownership of 5% Beneficial Owners

According to a Schedule 13G/A filed with the SEC on February 10, 2016 by Blackrock, Inc. and a Schedule 13G/A filed with the SEC on February 11, 2016 by The Vanguard Group (collectively, the Ownership Reports), the following reported beneficial ownership of more than 5% of the outstanding shares of Common Stock as of December 31, 2015.

Title of Class	Name and Address	Shares Beneficially Owned(1)	Percentage of Class Owned(2)
Common Stock	Blackrock, Inc. 55 East 52nd Street New York, NY 10022	54,689,269	6.0
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	54,686,446	6.0

(1)	According to the Ownership Reports, Blackrock Inc. held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G), and The Vanguard Group held all of its shares as an investment advisor in accordance with SEC Rule 13(d)-1(b)(1)(ii)(E).

According to the Ownership Reports:

•	Blackrock Inc. has sole voting power with respect to 46,598,873 of its shares and sole dispositive power with respect to all 54,689,269 of its shares.

•	The Vanguard Group has sole voting power with respect to 1,747,808 of its shares, shared voting power with respect to 90,600 of its shares, sole dispositive power with respect to 52,928,039 of its shares, and shared dispositive power with respect to 1,758,407 of its shares.

(2)	Calculated based on 913,607,844 shares outstanding as of January 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our review of Forms 3, 4, and 5 and written representations furnished to us, we believe that the reports required to be filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

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88

Stockholder Proposals

Item 9

REPORT ON STRATEGY FOR INTERNATIONAL ENERGY AGENCY 2°C SCENARIO

We have been advised that a stockholder, together with multiple co-filers, proposes to submit the following resolution at the annual meeting. The names, addresses, and beneficial ownership of such stockholder and co-filers are available upon request.

The Board recommends a vote AGAINST Item 9.

Whereas:

The 2014 Intergovernmental Panel on Climate Change (IPCC) Synthesis Report warns that global warming will have “severe, pervasive and irreversible impacts for people and ecosystems.” The costs of failing to address climate change are significant and are estimated to have an average value at risk of $4.2 trillion globally. To mitigate the worst impacts of climate change and limit warming to below 2 degrees Centigrade (2°C), as agreed in the Cancun Agreement, the IPCC estimates that a fifty percent reduction in greenhouse gas (GHG) emissions globally is needed by 2050, relative to 1990 levels.

The Southern Company has had a proactive response toward the low-carbon transition by adding more than 3,600 MW of renewable projects since 2012, developing ‘clean coal’ technology, adding nuclear energy generation, and making the first offer by a utility for investment-grade Green Bonds valued at $1 billion.

However, accelerated efforts are necessary: Southern is the third largest Carbon Dioxide (C02) emitter in the country and ranked 26th out of 32 utility companies for Energy Efficiency Savings in a benchmarking report produced by Ceres in 2014.

Regulatory and technology changes are underway that will profoundly impact the utility business model. The U.S. Environmental Protection Agency (EPA) recently finalized the Clean Power Plan, requiring states to achieve 32% GHG reductions on average nationwide (from 2005 levels). Yet the International Energy Agency (lEA) 2°C Scenario requires a 90% reduction of global average carbon intensity of electricity production by 2050, necessitating significant action beyond the Clean Power Plan. Meanwhile, developments in new technologies are leading to sharply declining costs, increasing competitiveness of renewable energy generation and storage.

Rates must be designed for maximum flexibility to achieve climate objectives while providing just and universal access to electricity services, including affordable services to low-income customers.

Recognizing the unique constraints on innovation for the low-carbon transition in each regulated market, Southern’s subsidiary companies can demonstrate a willingness to work with regulators to develop frameworks to catalyze the low-carbon transition. In Minnesota, utilities, rate-payers, and regulators are collaborating to map the transition to a regulatory model that enables innovation, customer options, and realizes public policy goals.

Proponents offer this supportive but stretching resolution to urge Southern to position itself to thrive for the long-term in a decarbonized energy sector.

RESOLVED: Shareholders request that Southern Company issue a report by November 30, 2016, at reasonable cost and omitting proprietary information, on Southern’s strategy for aligning business operations with the IEA 2°C scenario, while maintaining the provision of safe, affordable, reliable energy.

Supporting Statement:

Proponents believe this report may include:

•	Plans to integrate technological, regulatory, and business model innovations such as: distributed energy resources (storage and generation), demand response, smart grid technologies, and increased customer energy efficiency, as well as corresponding revenue models and rate designs.

•	Information on aligning incentives, research and development, public policy positions, engagement strategy with state regulators, and board governance with Southern’s business plan compatible with this strategy.

Southern Company 2016 Proxy Statement

Stockholder Proposals	89

STATEMENT OF OPPOSITION

The Board recommends a vote AGAINST Item 9 for the following reasons:

•	Southern Company’s regulated utilities have a responsibility to balance environmental objectives with their commitment to provide affordable power to customers in a safe and reliable manner. To deliver on this customer-focused commitment, the Southern Company system is strategically developing the full portfolio of generation resources – natural gas, 21st century coal, nuclear, and renewables, both utility scale and distributed – together with an emphasis on energy efficiency. An industry leader in the research, development, and deployment of technologies that reduce carbon dioxide (CO2) emissions, the Company has committed substantial financial and human resources to these efforts since the 1960s. The Southern Company system’s industry leadership is evidenced by a wide range of efforts that include operating the U.S. Department of Energy’s (DOE) National Carbon Capture Center, developing the nation’s largest carbon capture demonstration on a pulverized-coal power plant at Alabama Power’s Plant Barry, and leading the Carbon Capture International Test Center Network, a global coalition of facilities working to accelerate the research and development of carbon capture technologies.

•	The Southern Company system’s robust resource planning process addresses many of the concerns contained in the proposal.

•	The Company recognizes that it is currently operating under various carbon constraints and will very likely be operating in a future regulatory environment that includes more stringent carbon mandates. Namely, the U.S. Environmental Protection Agency (EPA) has recently finalized two emission rules for new, modified, and existing fossil-fueled power plants as part of its Climate Action Plan, which aims to reduce CO2 emissions from several sectors of the U.S. economy. Also, the U.S. participated in the recent Conference of Parties 21 held in Paris during early December 2015. There, the U.S. offered a commitment in the international agreement to reduce greenhouse gas (GHG) emissions predicated upon these power plant rules, along with other actions on automotive fuel efficiency standards and methane emission reductions.

•	Southern Company’s short- and long-range resource planning and decision-making process has considered the potential of a carbon-constrained future for more than a decade.

•	Using a scenario planning approach, our companies evaluate varying potential stringencies of future carbon requirements when making unit retirement, retrofit control, and new generation addition decisions.
•	To best meet our commitments to both customers and investors, our companies have been planning and will continue to plan for carbon constraints in the near and long term.

•	The Southern Company system’s preliminary estimate of GHG emissions in 2015 based on ownership or financial control of the facilities is approximately 26 percent lower than 2005 levels.

•	The Southern Company system is subject to extensive regulations at both the state and federal levels, including regulation by state and federal environmental agencies, state Public Service Commissions (PSC), and the Federal Energy Regulatory Commission (FERC). State PSCs have broad powers of supervision and regulation over Southern Company’s regulated utilities within their state, which generally includes, among other things, supervision and regulation of their resource planning, operations, rates, and the terms and conditions of service. Additionally, the regulated utilities as well as certain of the Company’s unregulated generation subsidiaries are subject to the rate, financial, and accounting jurisdiction of the FERC under the Federal Power Act. The Southern Company system’s planning process, including its environmental compliance strategy, is designed to assure compliance with all applicable laws and regulations at the lowest reasonable cost to consumers.

•	Much of the information requested for inclusion in the report is available from other Company sources.

•	The Company already engages in extensive reporting in this area, including with respect to the EPA’s Greenhouse Gas Reporting Program.

•	The Company has created a number of reports, which are updated on an annual basis and are readily available through the Company’s external website, that disclose the Southern Company system’s actions related to GHG and other emissions.

–	The Company’s Corporate Responsibility Report includes data on emissions and actions being undertaken to address those emissions.

–	The Company’s Carbon Disclosure Report describes specific current and long-term activities to address GHG emissions.

•	Since 2011, the Company has held environmental stakeholder forums, webinars, calls, and meetings covering a range of topics – including regulatory and policy issues, system risk and planning related to renewables, energy efficiency, and GHG matters – to actively engage its stakeholders in addressing environmental matters.

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In summary, the Board does not believe it is in the best interests of the Company or its stockholders to prepare such a report at this time due to (1) the Southern Company system’s already robust research, development, and deployment efforts relating to new CO2 emission reduction technologies, (2) the Company’s current resource planning and decision-making consideration of varying stringencies of future carbon constraints, (3) the extensive regulation of the Company’s business, including resource planning and operations, at the state and federal level, and (4) the Company’s ongoing practice of reporting emissions data, emission reduction results, investments, and significant policy engagement. Developing a separate report as requested in the proposal would be an inefficient use of additional Company resources and will not add value to the Company’s current efforts in this area.

VOTE REQUIRED TO PASS

The affirmative vote of a majority of votes cast is required for Item 9 to pass.

The Board recommends a vote AGAINST the stockholder proposal.

Item 10

REPORT QUANTIFYING POTENTIAL FINANCIAL LOSSES TO THE COMPANY ASSOCIATED WITH STRANDING OF COAL ASSETS

We have been advised that a stockholder proposes to submit the following resolution at the annual meeting. The name, address, and beneficial ownership of such stockholder is available upon request.

The Board recommends a vote AGAINST Item 10.

Whereas:

The Southeast’s economic growth “is at risk from unchecked climate change, which could render this region-- already one of the hottest and most weather vulnerable of the country-- at significant economic risk.” (Risky Business, 2015).

Because coal causes 77% of U.S. energy related emissions, regulations designed to halt or mitigate climate change will likely target coal. (EPA, Electricity Sector Emissions, 2014). This may lead to stranding-- premature write downs, or devaluations of coal assets. For instance, in 2015, the U.S. finalized the Clean Power Plan, which requires the electric power sector to significantly reduce carbon emissions. HSBC noted that the rules could “increase the stranding risk for U.S. coal producers and coal heavy utilities.” Coal fired utilities claimed that the regulations will “result in billions of dollars in stranded assets.” (Comment to EPA from Coalition for Innovative Climate Solutions).

In contrast to peers, Southern Company is making big bets on carbon capture and storage (“CCS”) and coal gasification, with the hope of trapping carbon pollution and storing it indefinitely, similar to nuclear waste. However, there is tremendous controversy and conflicting data on whether CCS works, is cost effective, and can overcome high water requirements, and other challenges. Coal gasification attempts to reduce coal’s carbon intensity by converting coal to gas, then burning it. Coal gasification is not widely employed because natural gas is a less expensive alternative that achieves similar carbon savings. Southern Company’s Kemper coal gasification plant is nearly $4 billion dollars over-budget and two years delayed, resulting in Southern’s subsidiary, Mississippi Power, having its credit downgraded. Mississippi has also not committed to full cost recovery for Kemper, and the state Supreme Court refunded Kemper-related costs to customers.

Southern’s emphasis on CCS and coal gasification constitute a gamble that may increase, rather than reduce, its carbon asset risk. Southern’s focus on these technologies discourages the Company from shuttering or converting coal plants, exposing investors to billions of dollars of risk due to uncertainty about technical viability and cost effectiveness. Kemper has already resulted in millions of dollars of losses being born by shareholders.

Southern Company 2016 Proxy Statement

Stockholder Proposals	91

THEREFORE BE IT RESOLVED:

Shareholders request that Southern Company prepare a report by September 2016, omitting proprietary information and at reasonable cost, quantifying potential financial losses to the company associated with stranding of its coal assets under a range of scenarios for climate change driven regulations that mandate greenhouse gas reductions beyond those required by the Clean Power Plan. Such report should include possible financial losses if coal gasification and/or CCS is rejected by policymakers as a technical climate mitigation strategy, or if they cannot be cost effectively implemented. Shareholders also request that Southern disclose, in the report, its total investments in CCS and coal gasification technologies.

STATEMENT OF OPPOSITION

The Board recommends a vote AGAINST Item 10 for the following reasons:

•	Preparing a report on the financial impact to the Company of regulations that would require GHG reduction beyond the Clean Power Plan is impractical, given the significant uncertainty around the content, timing, and stringency of rules that have not yet been proposed. Additional uncertainty results from the potential impact of future regulatory decisions on the Southern Company system’s proposed asset retirements and related cost recovery. As a result, any conclusions in such a report, if prepared, would be so speculative as to be of little value to investors.

•	The Company is a leader in research and development in the area of carbon capture and storage (CCS), which is a critical component of operating in a carbon-constrained environment.

•	The Company and its partners have developed an advanced coal gasification technology which is designed to produce less CO2 emissions than traditional coal plants. Subsidiary Mississippi Power will use this technology at the Kemper IGCC, together with CCS, to capture and sequester (via enhanced oil recovery) at least 65 percent of the plant’s CO2 emissions with a resulting carbon emission profile better than a similarly sized natural gas plant. The total costs of the Kemper IGCC, including the coal gasification aspects of the project, are regularly reported and are publicly available via the SEC website. Additionally, the costs associated with the Kemper IGCC are fully reported to the Mississippi PSC.

•	Additionally, the Southern Company system manages and operates the DOE’s National Carbon Capture Center in Alabama, a focal point of national efforts to reduce GHG emissions from coal-based power plants through technological innovation. Beginning in 2014, the five-year operations budget for the DOE’s National Carbon Capture Center was $187 million, with the DOE contributing approximately $150 million and Southern Company and its partners contributing approximately $37 million over the five-year time frame. The Company has also joined the DOE and other partners to demonstrate CCS at a coal-based power plant in Alabama. Through strategic partnerships with DOE and others, the Company has cost-effectively advanced science and technology development relating to CCS. The Southern Company system is a national leader in robust, proprietary research and development and has managed nearly $2 billion in research and development investments, including its investments in coal gasification technology, leading to the development of technologies that will change the way America produces energy.

The Board does not believe it is in the best interests of the Company or its stockholders to prepare the requested report. Developing a separate report as requested in the proposal would be an inefficient use of additional Company resources and would not add value to the Company’s extensive efforts in this area.

VOTE REQUIRED TO PASS

The affirmative vote of a majority of the votes cast is required for Item 10 to pass.

The Board recommends a vote AGAINST the stockholder proposal.

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Frequently Asked Questions about Voting and the Annual Meeting

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and uninstructed shares on each proposal.

Item	Board Recommendation	Voting Standard	Abstentions	Uninstructed Shares
Item 1 – Election of Directors	FOR	Majority of votes cast for each Director	No effect	No effect

Item 2 – Approval of a By-Law amendment to permit proxy access	FOR	Majority of the shares represented in person or by proxy and entitled to vote	Count as a vote against	No effect

Item 3 – Approval of an amendment to the Certificate to reduce the supermajority vote requirements to a majority vote	FOR	At least two-thirds of issued and outstanding shares	Count as a vote against	Count as a vote against

Item 4 – Approval of an amendment to the Certificate to eliminate the “fair price” anti-takeover provision	FOR	Majority of issued and outstanding shares	Count as a vote against	Count as a vote against

Item 5 – Approval of a By-Law amendment to permit the Board to make certain future amendments to the By-Laws without stockholder ratification	FOR	Majority of the shares represented in person or by proxy and entitled to vote	Count as a vote against	No effect

Item 6 – Advisory vote to approve executive compensation (Say on Pay)*	FOR	Majority of votes cast	No effect	No effect

Item 7 – Approve the material terms for qualified performance-based compensation under the Omnibus Plan	FOR	Majority of votes cast	No effect	No effect

Item 8 – Ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm for 2016	FOR	Majority of votes cast	No effect	Discretionary voting by broker permitted

Items 9 and 10 – Stockholder Proposals	AGAINST	Majority of votes cast	No effect	No effect

*	As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

Q:	Who is entitled to vote?
A:	All stockholders of record at the close of business on the record date of March 28, 2016 may vote.

Q.	What is notice and access?
A.	The SEC’s “notice and access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (Notice) to stockholders in lieu of a paper copy of the proxy statement and annual report. The Notice provides instructions as to how stockholders can access the proxy statement and the annual report online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy statement and the annual report are set forth on the Notice.

Shares must be voted by internet, by phone, or by completing and returning a proxy form. Shares cannot be voted by marking, writing on, and/or returning the Notice. Any Notices that are returned will not be counted as votes.

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Q:	How do I give voting instructions?
A:	You may attend the meeting and give instructions in person or give instructions by internet, by phone, or, if you received a printed proxy form, by mail. Information for giving voting instructions is on the Notice or form of proxy and trustee voting instruction form (proxy form).

For those investors whose shares are held by a broker, bank, or other nominee, you must complete and return the voting instruction form provided by your broker, bank, or nominee in order to instruct your broker, bank, or nominee on how to vote.

Q.	What shares are included on the proxy form?
A.	If you are a stockholder of record, you will receive only one Notice or proxy form for all the shares of Common Stock you hold in certificate form, in book-entry form, and in any Company benefit plan.

Q.	Will my shares be voted if I do not vote by internet, by telephone, or by signing and returning my proxy form?
A.	If you are a holder of record and you do not vote, then your shares will not count in deciding the matters presented for stockholder consideration at the annual meeting. With respect to certain matters, your failure to vote will have the same effect as a vote against the matter.

If you are a Company employee and hold shares of Common Stock in the Employee Savings Plan, our 401(k) plan, and you do not instruct how your shares are to be voted, the Pension Fund Investment Review Committee may vote your shares in accordance with the policy it has adopted for voting proxies for unvoted shares. If the Trustee does not receive voting instructions from the Pension Fund Investment Review Committee, the Trustee may vote your shares if required to do so by law. The Employee Savings Plan has procedures in place to safeguard the confidentiality of your voting instructions. If you are a beneficial owner, you will receive voting instruction information from the bank, broker, or other nominee through which you own your shares of Common Stock.

If your shares are held through a broker, bank, or other other nominee, your broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the annual meeting. These circumstances include voting your shares on “routine matters” under NYSE rules, such as the ratification of the appointment of our independent registered public accounting firm described in Item 8 of this proxy statement. With respect to Item 8, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted. The remaining proposals are not considered “routine matters” under NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal.

We encourage you to provide instructions to your broker or bank by voting your proxy so that your shares will be voted at the annual meeting in accordance with your wishes.
Q:	What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy form?
A:	Stockholders should specify their choice for each matter on the proxy form. If no specific instructions are given, proxies which are signed and returned will be voted in accordance with the Board’s recommendations.

Q:	Can I change my vote?
A:	Yes. If you are a holder of record, you may change your vote by submitting a subsequent proxy, by written request received by the Corporate Secretary prior to the meeting, or by attending the meeting and voting your shares.

If your shares are held through a broker, bank, or other nominee, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.

Q:	How are votes counted?
A:	Each share counts as one vote.

Q:	When will the Company announce the voting results?
A:	We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the SEC.

Q:	How many votes do you need to hold the annual meeting?
A:	A quorum is required to transact business at the annual meeting. Stockholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum.

Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.

Q:	What are broker non-votes?
A:	Broker non-votes occur on a matter up for vote when a broker, bank, or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions, and the broker, bank, or other nominee indicates on its proxy form, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by NYSE rules.

Q:	What does it mean if I get more than one proxy form?
A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all of your shares are voted. If you wish to consolidate multiple registered accounts, please contact Wells Fargo Shareowner Series at 1-800-554-7626 or at www.shareowneronline.com.

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Q:	Can the proxy statement be accessed from the internet?
A:	Yes. You can access the proxy statement on our website at http://investor.southerncompany.com.

Q:	Can I request a copy of the Company’s 2015 Annual Report on Form 10-K?
A:	Yes. A copy of our 2015 Annual Report on Form 10-K, including financial statements, as filed with the SEC, may be obtained without charge upon written request to Melissa K. Caen, Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. You can also access the document on our website at http://investor.southerncompany.com.

Q:	Can I attend the annual meeting?
A:	All stockholders are invited to the annual meeting. Attendees need to bring photo identification, such as a driver’s license, and proof of ownership to gain admission to the annual meeting. If you are a holder of record, the top half of your proxy card is your proof of ownership. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage statement or a letter from your bank or broker.

Please note that cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices are not permitted to be used during the annual meeting. Large bags or backpacks may not be brought into the annual meeting.

If you hold your shares in street name and you want to vote your shares at the annual meeting, you must get a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

Q:	Does the Company offer electronic delivery of proxy materials?
A:	Yes. Most stockholders can elect to receive an email that will provide an electronic link to the proxy statement, the annual report, and the proxy voting site. Opting to receive your proxy materials on-line saves us the cost of producing and mailing documents.

You may sign up for electronic delivery when you vote your proxy via the internet or by visiting www.icsdelivery.com/so. Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of the proxy statement and the annual report. We will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q:	What is “householding?”
A:	Stockholders sharing a single address may receive only one copy of the proxy statement and the annual report or the Notice, unless the transfer agent, broker, bank, or other nominee has received contrary instructions from any owner at that address. This practice — known as householding — is designed to reduce printing and mailing costs. If a stockholder of record would like to either participate or cancel participation in householding, he or she may contact Wells Fargo Shareowner Services at 1-800-554-7626. If you own indirectly through a broker, bank, or other nominee, please contact your financial institution.

Q:	Could any additional proposals be raised at the 2016 annual meeting?
A:	We do not know of any items, other than those referred to in the Notice of Annual Meeting of Stockholders, which may properly come before the meeting. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

Q:	When are stockholder proposals due for the 2017 Annual Meeting of Stockholders?
A:	The deadline for the receipt of stockholder proposals to be considered for inclusion in our proxy materials for the 2017 annual meeting of stockholders is December 9, 2016. Proposals must be submitted in writing to Melissa K. Caen, Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The proxy solicited by the Board of Directors for the 2017 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in our proxy materials unless we are provided written notice of such proposal no later than February 22, 2017.

Q:	Who is soliciting my proxy and who pays the expense of such solicitations?
A:	Your proxy is being solicited on behalf of the Board. We pay the cost of soliciting proxies. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee of $12,500, plus additional fees for telephone and other solicitation of proxies or other services, if needed, and reimbursement of out-of-pocket expenses. Our officers or other employees may solicit proxies to have a larger representation at the meeting. None of these officers or other employees will receive any additional compensation for these services. Upon request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Common Stock.

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Appendix A

The text of Section 47 of the By-Laws, which is proposed to be added to the By-Laws, is set forth as follows:

PROXY ACCESS FOR DIRECTOR NOMINATIONS

47.	(a)	Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Section 47 (a “Stockholder Nominee”) and will include in its proxy statement the “Required Information” (as defined below), if:

		(i)	the Stockholder Nominee satisfies the eligibility requirements in this Section 47,
		(ii)	the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 47 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),
		(iii)	the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and
		(iv)	the additional requirements of these By-Laws are met.

	(b)	To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 47(b) must:
		(i)	Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of the issued and outstanding shares of capital stock of the Corporation (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of capital stock) that represents at least three percentum of the issued and outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and
		(ii)	thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 47(b), a group of no more than twenty stockholders and/or beneficial owners may aggregate the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors that each group member has Owned continuously for at least three years as of the date of the Stockholder Notice. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 47. Each of the following shall be treated as one stockholder or beneficial owner: (A) a group of any two or more funds that are under common management and investment control, (B) a group of any two or more funds that are under common management and funded primarily by a single employer or (C) a group of investment companies, as such term is defined in Section 12(d) (1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 47 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 47(b) and except as otherwise provided in this Section 47. For purposes of this Section 47, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)	For purposes of this Section 47:
	(i)	A stockholder or beneficial owner shall be deemed to “Own” only those issued and outstanding shares of capital stock that are entitled to vote generally in the election of directors and as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the issued and outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

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	(ii)	A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder.
	(iii)	A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting.

(d)	For purposes of this Section 47, the “Required Information” that the Corporation will include in its proxy statement is:
	(i)	the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and
	(ii)	if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 47, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 47 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e)	The Stockholder Notice shall set forth the following information, representations and agreements:
	(i)	as to each Stockholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; provided, however, that, in addition to the information required in the Stockholder Notice pursuant to this Section 47, the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director,
	(ii)	a representation addressed to the Corporation that the stockholder delivering the Stockholder Notice (or a Qualified Representative (as defined in Section 47(n)) of such stockholder) intends to appear in person or by proxy at the meeting to present its Stockholder Nominee or Stockholder Nominees,
	(iii)	as to each Eligible Stockholder giving the Stockholder Notice (and in the case of a group, as to each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) and if any such Eligible Stockholder, stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “Control Person”):
		(A)	the name and address of such Eligible Stockholder and any Control Person (in the case of any record holder(s), as they appear on the Corporation’s books),
		(B)	the class or series and number of shares of stock of the Corporation which are owned of record or beneficially owned by the Eligible Stockholder and/or by any Control Person as of the date of the Stockholder Notice, and for purposes of this clause (e)(iii)(B), an Eligible Stockholder or Control Person shall be deemed to beneficially own shares of stock of the Corporation if the Eligible Stockholder or Control Person owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (x) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (y) the right to vote such shares, or instruct how the shares are voted, alone or in concert with others and/or (z) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares,
		(C)	a description of any agreement, arrangement or understanding with respect to the nomination between or among the Eligible Stockholder or any Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), and

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		(D)	a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder Notice by, or on behalf of, the Eligible Stockholder or Control Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the Eligible Stockholder or Control Person with respect to securities of the Corporation,
	(iv)	a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act,
	(v)	a statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 47(c) of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice and (B) agreeing to continue to Own such shares through the annual meeting,
	(vi)	the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties:
		(A)	it will provide (1) within five business days of the record date for the annual meeting both the information required under Section 47(e)(ii)-(iii) above and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of the record date for the annual meeting, and (2) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders,
		(B)	it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 47, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and
		(C)	it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 47, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 47(g)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A and (5) at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, and
	(vii)	in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f)	To be timely under this Section 47, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business (as defined in Section 47(n) below) on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 47(n) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

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(g)	An Eligible Stockholder must:
	(i)	within five business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 47,
	(ii)	include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying (A) the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors that it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and (B) that it Owns and has Owned such shares within the meaning of Section 47(c),
	(iii)	file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and
	(iv)	in the case of any group, within five business days after the date of the Stockholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 47(b).
The information provided pursuant to this Section 47(g) shall be deemed part of the Stockholder Notice for purposes of this Section 47.

(h)	Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:
	(i)	consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected,
	(ii)	is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation,
	(iii)	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and
	(iv)	if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors.
At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 47.

(i)	In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 47.
(j)	Notwithstanding anything to the contrary contained in this Section 47, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
	(i)	the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 47), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 47) was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, its obligations under this Section 47,

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	(ii)	the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,
	(iii)	the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder of record intends to nominate any candidate for election to the Board (other than pursuant to this Section 47) so that the number of nominees would exceed the number of directors to be elected at the applicable annual meeting; provided that, for the avoidance of doubt, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the Corporation receives such notice after the proxy materials for the applicable annual meeting have been distributed to the stockholders of the Corporation, any nomination or nominations pursuant to this Section 47 shall be disregarded, notwithstanding that proxies in respect of the election of any Stockholder Nominee or Stockholder Nominees may have been received by the Corporation, or
	(iv)	the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these By-Laws, any applicable law, rule, regulation or listing standard.

(k)	The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials pursuant to this Section 47 shall not exceed the greater of (i) two or (ii) twenty percentum of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 47 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percentum (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 47 but whom the Board of Directors decides to nominate as a Board nominee, (ii) any directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation), and (iii) any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 47 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such specified rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 47 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 47 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 47), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee(s).

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(l)	Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty percentum of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 47 for the next two annual meetings.

(m)	The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 47 and to make any determinations necessary or advisable to apply this Section 47 to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 47, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder (or a Qualified Representative of the stockholder, as defined in Section 47(n) below) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 47 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(n)	For purposes of this Section 47, (i) the “Close of Business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, (ii) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and (iii) a “Qualified Representative” of a stockholder shall mean a person who is a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of a nomination for director at a meeting of the stockholders by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Appendix B

The text of the proposed amendments to Article Eleventh of the Certificate of Incorporation, marked to show changes to the current Article Eleventh, is set forth as follows:

ELEVENTH: The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation; provided, however, that the corporation shall not, unless authorized by the affirmative vote in favor thereof of the holders of at least ~~two-thirds~~ a majority of the issued and outstanding common stock of the corporation given at any annual meeting of stockholders or at any special meeting called for that purpose, ~~(a)~~ authorize or create any class of stock preferred as to dividends or assets over the common stock or reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock, ~~or (b) amend, alter, change or repeal subdivision (2) of Article Ninth, Article Twelfth, this provision or any provision contained in the Certificate of Incorporation or in any amendment thereto which provides for the vote of the holders of at least two-thirds of the issued and outstanding common stock~~.

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Appendix C

The text of Article Thirteenth of the Certificate of Incorporation, which is proposed to be deleted from the Certificate of Incorporation in its entirety, is set forth as follows:

THIRTEENTH:

(1)	A.	In addition to any affirmative vote required by law or the Certificate of Incorporation (any other provision of the Certificate of Incorporation notwithstanding), and except as otherwise expressly provided in subdivision (2) of this Article Thirteenth:
		(a)	any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
		(b)	any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $100,000,000 or more; or
		(c)	the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $100,000,000 or more; or
		(d)	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or
		(e)	any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;
shall require the affirmative vote of the holders of at least (i) seventy-five per centum of the issued and outstanding capital stock of the corporation having voting powers (the “Voting Stock”), voting together as a single class, and (ii) a majority of the issued and outstanding Voting Stock beneficially owned by persons other than such Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provision of the Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

	B.	The term “Business Combination” as used in this Article Thirteenth shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph A of this subdivision (1).
(2)	The provisions of subdivision (1) of this Article Thirteenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of the Certificate of Incorporation, if all of the Conditions specified in either of the following paragraphs A or B are met:
	A.	The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).
	B.	All of the following conditions shall have been met:
		(a)	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the higher of the following:
(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of common stock acquired by it (X) within the five-year period immediately prior to the first public to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher; and
(ii) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article Thirteenth as the “Determination Date”), whichever is higher.
		(b)	The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares

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of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
(i) (if application) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (X) within the five-year period immediately prior to the Announcement Date or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher;
(ii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and
(iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.
		(c)	The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with clauses (a) and (b) of this paragraph B shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar events.
		(d)	After such Interested Stockholder has proposed such a Business Combination and prior to the consummation of such Business Combination:
(i) there shall have been (X) no reduction in the quarterly rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such quarterly rate of dividends paid on such common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and
(ii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
		(e)	A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such) (hereinafter referred to as the “Act”), and the rules and regulations of the Securities and Exchange Commission thereunder shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act).
		(f)	The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (a), (b) and (c) of paragraph B of this subdivision (2) (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (f) from being satisfied).
(3)	For the purpose of this Article Thirteenth the following shall be deemed to have the meanings specified below:
	A.	The term “person” shall mean any individual, firm, corporation or other entity.
	B.	The term “Interested Stockholder” shall mean any person (other than the corporation, any Subsidiary or any pension, profit sharing, employee stock ownership, employee savings or other employee benefit plan, or any dividend reinvestment plan, of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan acting in such capacity) who or which:
		(a)	is the beneficial owner, directly or indirectly, of more then five per centum of the voting power of the then outstanding Voting Stock; or
		(b)	is an Affiliate of the corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five per centum of the voting power of the then outstanding Voting Stock; or
		(c)	is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).
	C.	A person shall be deemed a “beneficial owner” of any Voting Stock:

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(a) which such person or any of its Affiliates or Associates has (as hereinafter defined) beneficially owns, directly or indirectly; or
(b) which such person or any of its Affiliates or Associates (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
	D.	For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this subdivision (3), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this subdivision (3), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.
	E.	The term “Affiliate” of, or a person “affiliated” with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
	F.	The term “Associate” used to indicate a relationship with any person shall mean (1) any corporation or organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per centum or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.
	G.	The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this subdivision (3), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.
	H.	The term “Fair Market Value” shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.
	I.	In the event of any Business Combination in which the corporation is the survivor, the phrase “consideration other than cash to be received” as used in clauses (a) and (b) of paragraph B of subdivision (2) of this Article Thirteenth shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.
	J.	The term “Disinterested Directors” shall mean any member of the Board of Directors of the corporation who is unaffiliated with the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.
	K.	Reference to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.
(4)	A majority of the Board of Directors of the corporation shall have the power and duty to determine for the purpose of this Article Thirteenth, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of directors of the corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article Thirteenth, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article Thirteenth, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which

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are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more and (D) whether all of the applicable conditions set forth in paragraph B of subdivision (2) have been met with respect to any Business Combination. Any determination pursuant to this subdivision (4) made in good faith shall be binding and conclusive on all parties.
(5)	Nothing contained in this Article Thirteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
(6)	Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the corporation), the affirmative vote of the holders of at least (I) seventy-five per centum of the issued and outstanding Voting Stock, voting together as a single class, and (ii) a majority of the issued and outstanding Voting Stock beneficially owned by persons other than an Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article Thirteenth; provided, however, that the foregoing provisions of this subdivision (6) shall not apply to, and such vote shall not be required for, any such amendment, alteration, change, repeal or adoption approved by a majority of the Disinterested Directors, and any such amendment, alteration, change, repeal or adoption so approved shall require only such vote, if any, as is required by law, any other provision of the Certificate of Incorporation or the By-Laws of the Corporation.

Appendix D

The text of the proposed amendment to Section 46 of the By-Laws, marked to show changes to the current Section 46, is set forth as follows:

46.	The By-Laws of the Corporation may be altered, amended or repealed (a) at any meeting of the Board of Directors by the vote of a majority of the entire Board then in office, or (b) by the vote of the holders of a majority of that part of the capital stock of the Corporation having voting powers which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose (provided that a lawful quorum of stockholders be there represented in person or by proxy), or (c) without a meeting by the written consent of the holders of not less than the minimum number of the issued and outstanding shares of capital stock of the Corporation having voting powers that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that the Board of Directors shall not have power to alter, amend or repeal the provisions of Sections 5, 44 or 46 or the ten percentum requirement to call a special meeting of the stockholders contained in Section 9 of the By-Laws and provided, further, that the Board of Directors shall not have the power to alter, amend or repeal any bylaw adopted by the stockholders which by its terms may be altered, amended or repealed only by the stockholders ~~an alteration, amendment or repeal of any other provision of the By-Laws by the Board of Directors shall cease to be effective unless submitted to and ratified or approved at the next annual or special meeting at which a lawful quorum of stockholders is represented in person or by proxy by the vote of the holders of a majority of that part of the capital stock of the Corporation having voting powers which is represented in person or by proxy at such meeting~~.

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Reconciliation of Non-GAAP Information

The presentation of Southern Company’s adjusted EPS in this proxy statement does not reflect EPS as calculated in accordance with U.S. generally accepted accounting principles (GAAP). Southern Company management uses this non-GAAP measure to evaluate the performance of Southern Company’s ongoing business activities and its annual performance on a basis consistent with the assumptions used in developing applicable performance targets and to compare certain results to prior periods. Southern Company believes this presentation is useful to investors by providing additional information for purposes of evaluating the performance of Southern Company’s business activities. This presentation is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

	Year Ended December 31,
	2015	2014	2013
EPS	$ 2.60	$ 2.19	$ 1.88
Excluding Items:
Kemper IGCC Impacts(1)	0.25	0.61	0.83
AGL Acquisition Costs(2)	0.03	—	—
Additional MCAR Settlement (Recovery)/Costs(3)	0.01	—	(0.02)
Leveraged Lease Restructure(4)	—	—	0.02
Adjusted EPS	$ 2.89	$ 2.80	$ 2.71
(1)	For the twelve months ended December 31, 2015, 2014 and 2013 reflects estimated probable losses relating to Mississippi Power’s construction of the Kemper IGCC. For the twelve months ended December 31, 2014 also reflects the effect of reversing revenues previously recognized in 2014 and 2013 as a result of the 2015 Mississippi Supreme Court decision that reversed the Mississippi PSC’s March 2013 Kemper IGCC rate order.
(2)	For the twelve months ended December 31, 2015 reflects costs related to the proposed acquisition of AGL Resources Inc.
(3)	For the twelve months ended December 31, 2015 reflects additional costs related to the discontinued operations of Mirant Corporation and the March 2009 litigation settlement with MC Asset Recovery, LLC. For the twelve months ended December 31, 2013 reflects an insurance recovery for a portion of the settlement amount.
(4)	For the twelve months ended December 31, 2013 reflects a charge related to the restructuring of a leveraged lease investment that was completed on March 1, 2013.

Cautionary Note Regarding Forward-Looking Statements

Southern Company’s 2016 proxy statement contains forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the expected timing of the completion of the merger with AGL Resources, the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC and Plant Vogtle 3 and 4, and estimated construction and other plans and expenditures. Southern Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future

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federal and state regulatory changes, including changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries; available sources and costs of fuels; the ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by any PSC); the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and Nuclear Regulatory Commission actions and related legal proceedings involving the commercial parties; actions related to cost recovery for the Kemper IGCC, including the ultimate impact of the 2015 decision of the Mississippi Supreme Court, the Mississippi PSC’s December 2015 rate order, and related legal or regulatory proceedings, Mississippi PSC review of the prudence of Kemper IGCC costs and approval of further permanent rate recovery plans, actions relating to proposed securitization, satisfaction of requirements to utilize grants, and the ultimate impact of the termination of the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association; the inherent risks involved in operating and constructing nuclear generating facilities, including environmental, health, regulatory, natural disaster, terrorism, and financial risks; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the expected timing, likelihood, and benefits of the proposed acquisition of AGL Resources, including the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies (including the terms of such approvals), the possibility that long-term financing for the acquisition may not be put in place prior to the closing, the risk that a condition to closing of the acquisition or funding of the bridge agreement may not be satisfied, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected, the credit ratings of the combined company or its subsidiaries may be different from what the parties expect, the ability to retain and hire key personnel and maintain relationships with customers, suppliers, or other business partners, the diversion of management time on acquisition-related issues, and the impact of legislative, regulatory, and competitive changes; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; and the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required.

Southern Company expressly disclaims any obligation to update any forward-looking information.

Southern Company 2016 Proxy Statement

FOCUSED ON SUCCESS

Industry
•	2010-2016 World’s Most Admired Electric and Gas Utilities - Fortune magazine - One of only two companies in the Top 3 for each of the past seven years
•	2015 John D. Dingell Award for constructive partnership with labor
•	2015 Top U.S. Utility for Investor Relations - IR magazine
•	2015 Top Five Spots in Customer Value Benchmark survey
•	2015 Top Utilities in Economic Development (Alabama Power, Georgia Power, Mississippi Power) - Site Selection magazine
•	2014 Operating companies ranked among best in nation - J.D. Power and Associates survey
•	2014 Most Trusted Residential Electric Utility in America (Alabama Power) - Lifestory Research
•	2014 National Key Accounts Customer Service Award - EEI
•	2012-2014 Top-ranked CEO among large-cap electric utilities by buy-side analysts

Environmental
•	2015 R&D 100 Awards - R&D Magazine - Gold award for corporate social responsibility for process developed at 25-MW carbon capture project
•	2015 Electric Power Research Institute Technology Transfer Awards - For work applying R&D to solve critical electric utility industry environmental issues
•	2014 Investor-Owned Utility of the Year (Georgia Power) - Solar Electric Power Association
•	2014 Top 100 Sustainable Energy Companies in the Southeast - Southeastern Corporate Sustainability rankings - Fourth consecutive year
•	2014 Southeastern Electric Exchange Industry Excellence Chairman’s Award - For 25-MW carbon capture demonstration project

Workplace
•	2015 Top 50 Employers - Careers and the disABLED Magazine
•	2015 40 Best Companies for Diversity - BlackEnterprise magazine
•	2015 Top 10 Companies for Veterans - DiversityInc -Top-ranked energy company
•	2015 Top 100 Military-Friendly Employer - GI Jobs magazine -Top-ranked utility for eighth consecutive year
•	2015 Best for Vets Employer - Military Times EDGE magazine - Sixth consecutive year
•	2015 Most Valuable Employer for Military® - CivilianJobs.com - Sixth consecutive year

“Success breeds success. It is a learned behavior. While a characteristic of a high-achieving company or organization is to be self-critical, we must always recognize and celebrate our successes.”

—Tom Fanning, Southern Company CEO

FOCUSED ON

“Every decision we make is arrived at by asking one question: How does it benefit the families, businesses and communities we serve?” —Tom Fanning, Southern Company CEO

Southern Company
Omnibus Incentive Compensation Plan
(Approved by stockholders on May 25, 2011)

Article 1. Establishment, Objectives, and Duration

1.1. Establishment of the Plan. The Southern Company (hereinafter referred to as the “Company”), hereby establishes this “Southern Company Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards.

Subject to approval by the Company’s stockholders, the Plan shall become effective as of May 25, 2011 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors who make significant contributions to the Company’s success and to allow those individuals to share in the success of the Company.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Cash-Based Awards.

2.2. “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan, which agreement may be delivered and executed in electronic form.

2.3. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4. “Cash-Based Award” means an Award granted to a Participant, as described in Article 9 herein.

2.5. “Change in Control Benefits Protection Plan” shall mean the change in control benefit plan determination policy, as approved by the Board of Directors of Southern Company Services, Inc., as it may be amended from time to time in accordance with the provisions therein.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. The Committee shall at all times maintain compliance with Code Section 162(m), or any successor statute thereto, as to the composition of the Committee.

2.8. “Common Stock” shall mean the common stock of the Company.

2.9. “Company” means The Southern Company, a Delaware corporation, and any successor thereto as provided in Article 17 herein.

2.10. “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.11. “Director” means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company or any Subsidiary shall be considered an Employee under the Plan.

2.12. “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

2.13. “Effective Date” means May 25, 2011.

2.14. “Employee” means any employee of the Company or its Subsidiaries. Directors who are employed by the Company or its Subsidiaries shall be considered Employees under this Plan.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16. “Fair Market Value” shall mean the closing price at which a share of Common Stock shall have been traded on the respective measurement date, such as the date of grant or the exercise of an Award, or on the next preceding trading day if such date was not a trading date, as reported by the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Committee in good faith and in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder.

2.17. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18. “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.19. “Insider” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.21. “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.22. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23. “Participant” means an Employee or Director who has been selected to receive an Award or with respect to whom an Award is outstanding under the Plan.

2.24. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25. “Performance Period” means with respect to Performance Units, Performance Shares and, if applicable, Cash-Based Awards, the time period during which any performance goals will be measured.

2.26. “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.27. “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.28. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.29. “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.30. “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 8 herein.

2.31. “Retirement” shall have the meaning ascribed to such term in The Southern Company Pension Plan.

2.32. “Shares” means the shares of Common Stock.

2.33. “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.34. “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) which is part of an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities in the unbroken chain (other than the last entity) owns more than 50% of the total combined voting power in one of the other entities in such chain.

2.35. “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

3.1. General. The Plan shall be administered by a Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall be responsible for administration of the Plan; provided, however, that the determination of the number of Awards to be granted to Directors shall remain vested in the Board of Directors. The Committee shall have the authority to delegate administrative duties to one or more officers, Employees or Directors of the Company or Subsidiaries to the extent that such delegation would not jeopardize the Performance-Based Exception with respect to any Award.

3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; determine and certify whether Award requirements have been met; and (subject to the provisions of Articles 13 and 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

3.3 Underpayments/Overpayments. If any Participant or beneficiary receives an underpayment of Shares or cash payable under the terms of any Award, payment of any such shortfall shall be made as soon as administratively practicable. If any Participant or beneficiary receives an overpayment of Shares or cash payable under the terms of any Award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. The Participant shall also reimburse the Company the amount of any payment in settlement of an Award to the extent required by federal law and on such basis as the Committee determines.

3.4. Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board or the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, their estates and beneficiaries and the Subsidiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 44,000,000 (forty four million). Additionally, any Shares available for issuance under the 2006 Southern Company Omnibus Incentive Compensation Plan effective January 1, 2006, as amended, (the “2006 Plan”) on May 25, 2011 shall be transferred to the Plan, added to the reserved Shares and available for issuance to Participants under the Plan. No more than one-half of the Shares available for issuance under the Plan may be granted in the form of Awards other than Stock Options or Stock Appreciation Rights. The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares (if provided for in the Company’s Certificate of Incorporation), or previously issued Shares reacquired by the Company, including Shares purchased on the open market.

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 1,000,000 (one million).

(d)	Restricted Stock Units: The maximum aggregate payout (determined as of the end of the applicable restriction period) with respect to Awards of Restricted Stock Units granted in any one fiscal year to any one Participant shall be the greater of $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

(e)	Performance Shares. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

(f)	Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units or Cash-Based Awards awarded in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars).

4.2. Incentive Stock Option Limit. The maximum number of Shares of the share authorization that may be issued pursuant to ISOs under this Plan shall be one-half of the Shares available for issuance under the Plan

4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall not make any adjustment pursuant to this Section 4.3 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A.

4.4. Share Usage. Any Shares covered by an Award shall be counted as used as of the date of the grant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for issuance as Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.

Article 5. Eligibility and Participation

5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided that an ISO may be granted only to an eligible Employee.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

The Committee, in its sole discretion, shall have the ability to require in the Award Agreement that the Participant must certify in a manner acceptable to the Committee that he/she is in compliance with the terms and conditions of the Plan and the Award Agreement. In the event that a Participant fails to comply with the provisions of this Section 6.2 prior to, or during the six (6) month period after any exercise, payment, or delivery pursuant to an Option, such exercise, payment, or delivery may be rescinded by the Committee within two (2) years thereafter. In the event of such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery, in such manner and or such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided that the Option Price shall in no event be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Option.

6.4. Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable later than the tenth (10th) anniversary of the date of grant of the Option.

6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company and/or the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) except with regard to Executive Officers as defined in the Exchange Act, by forgoing compensation that the Committee agrees otherwise would be owed, (c) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (d) by the attestation of Shares or (e) by any combination of (a), (b), (c) or (d).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, after receipt of a written notification of exercise and full payment, the Company may deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

All payments under all of the methods indicated above shall be paid in United States dollars.

6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8. Termination of Employment/Directorship. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Article 7. Stock Appreciation Rights

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR or a Tandem SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, at the time of grant; provided, however, that such term shall not exceed ten (10) years.

7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s discretionary authority regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7. Termination of Employment/Directorship. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, and need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 8. Restricted Stock and Restricted Stock Units

8.1. Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no shares are actually awarded to the Participant except that the Committee may designate that a portion of the Restricted Stock Unit be paid out in Shares.

8.2. Award Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3. Other Restrictions. Except as provided in Article 12, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Period of Restriction lapses. Subject to Article 10 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

The Company, directly or through its designee, may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.4. Voting Rights. Subject to the terms of the Award Agreements, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant has no voting rights with Restricted Stock Units.

8.5. Dividends and Other Distributions. Subject to the terms of the Award Agreements, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares or Restricted Stock Units granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares or Restricted Stock Units, such that the dividends and/or the Restricted Shares or Restricted Stock Units maintain eligibility for the Performance-Based Exception. Except as provided in Article 12, any cash dividends credited with respect to Restricted Stock or Restricted Stock Units shall be paid in full to the Participant no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which such dividends are no longer subject to a Period of Restriction or other substantial risk of forfeiture.

8.6. Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares or Restricted Stock Units following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a “Change in Control” (as defined in the Change in Control Benefit Plan Determination Policy) and terminations by reason of retirement, death or Disability, the vesting of Shares of Restricted Stock or Restricted Stock Units which qualify for the Performance-Based Exception and which are held by Covered Employees shall not be accelerated.

Article 9. Performance Units, Performance Shares and Cash-Based Awards

9.1. Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2. Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance or other goals, including without limitation time-based goals, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards which will be paid out to the Participant.

9.3. Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant as of the end of the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4. Determination of Awards. The factors required to determine Awards under the Plan shall be fixed in all events by the end of the applicable performance period established by the Committee.

9.5. Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in such form and at such time as the Committee shall determine at the time of the Award. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The discretionary authority of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or in the administrative specifications for such Awards. Notwithstanding anything in this Section 9.5 to the contrary and subject to Article 12, payment of any Performance Units/Shares and Cash-Based Awards shall be made no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Performance Period ends or such Awards are no longer subject to a substantial risk of forfeiture.

At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares. Subject to Article 12, any dividends which a Participant is entitled to receive with respect to Shares that have been earned in connection with grants of Performance Units/Shares shall be paid no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Performance Period for such dividends ends or such dividends are no longer subject to a substantial risk of forfeiture.

To the extent that any Performance Units/Shares or Cash-Based Award provides for the payment of all or a portion of any dividend based upon the number of shares underlying an Option or SAR, the right to such dividends shall be a separate and distinct arrangement from such Option or SAR and shall not be contingent upon the exercise of such Option or SAR. Subject to Article 12, any such dividend shall be paid no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Performance Period for such dividends ends or such dividends are no longer subject to a substantial risk of forfeiture.

9.6. Termination of Employment/Directorship Due to Death, Disability or Retirement. Unless determined otherwise by the Committee and set forth in the Award Agreement or the administrative specifications for such Award, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Committee in its discretion.

Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion following the Performance Period subject to the limitations set forth in Section 9.5. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not retire during the applicable Performance Period.

9.7. Termination of Employment/Directorship for Other Reasons. In the event that a Participant’s employment or directorship terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee as set forth in the Participant’s Award Agreement or in the administrative specifications for such Award.

Article 10. Performance Measures

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income or net operating income (before or after taxes and before or after extraordinary items);

(c)	Return measures (including, but not limited to, return on assets, equity or sales);

(d)	Cash flow return on investments which equals net cash flows divided by owners’ equity;

(e)	Earnings before or after taxes;

(f)	Gross revenues;

(g)	Gross margins;

(h)	Share price (including, but not limited to, growth measures and total shareholder return);

(i)	Economic Value Added, which equals net income or net operating income minus a charge for use of capital;

(j)	Operating margins;

(k)	Market share;

(l)	Gross revenues or revenues growth;

(m)	Capacity utilization;

(n)	Increase in customer base including associated costs;

(o)	Environmental, Health and Safety;

(p)	Reliability;

(q)	Price;

(r)	Bad debt expense;

(s)	Customer satisfaction;

(t)	Operations and maintenance expense;

(u)	Accounts receivable;

(v)	Diversity/Inclusion/Culture;and

(w)	Quality.

The Committee, in its sole discretion, shall have the ability to set such performance measures at the corporate level or the subsidiary/business unit level. If the Company’s Shares are traded on an established securities market, any Awards issued to Covered Employees are intended but not required to meet the requirements of the Treasury Regulations under Code Section 162(m) necessary to satisfy the Performance-Based Exception.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

No Award shall be paid unless the Committee certifies that the requirements necessary to receive the Award have been met.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company or the Committee, and will be effective only when filed by the Participant in writing with the Company or the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 12. Deferrals

12.1. Deferred Compensation Plan. To the extent permitted under the Southern Company Deferred Compensation Plan, a Participant may elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant with respect to Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards (and any cash dividends credited with respect to any such Award). Any such deferral shall be made in accordance with the rules and procedures established under the Southern Company Deferred Compensation Plan.

12.2. Award Agreement. The Committee may require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant with respect to Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards (and any cash dividends credited with respect to any such Award). Any such requirement shall be set forth in an Award Agreement or in the administrative specifications for such Award, which shall include terms that are designed to satisfy the requirements of Code Section 409A.

Article 13. Rights of Employees/Directors

13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

13.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3. Rights as a Stockholder. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14. Amendment, Modification and Termination

14.1. Amendment, Modification, and Termination. Subject to Section 14.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders as required by any law or rule, and, except as provided in Section 4.3, Options or SARs issued under this Plan will not be repriced, replaced with other Awards or cash, or regranted through cancellation, or by lowering the Option Price of a previously-granted Option, or the grant price of a previously-granted SAR, and no material amendment of this Plan shall be made without approval of the Company’s shareholders. Notwithstanding the foregoing, Section 18.4 of the Plan may not be amended following a “Change in Control” or “Southern Termination” (as such terms are defined in the Change in Control Benefits Protection Plan).

14.2. Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulationsor accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

14.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, to the extent specifically set forth in an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any such Award previously granted under the Plan without the written consent of the Participant holding such Award.

14.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, and such determination is communicated to the Committee, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board or the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

Article 15. Withholding

15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, the Company may require and Participants may elect, if not otherwise required, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. General Provisions

18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, provided that the remaining provisions shall be construed in a manner necessary to accomplish the intentions of the Company upon execution of the Plan.

18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4. Change in Control. The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or a Subsidiary, the funding of any trust and the benefits to be provided hereunder in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.

18.5. Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.6. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.

18.7. No Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

No Employee or Director shall have the right to be selected to receive an Award under this Plan or having been so selected, to be selected to receive a future Award.

Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

18.8. No Effect on Other Benefits. This receipt of Awards under the Plan shall have no effect on any benefits and obligations to which a Participant may be entitled from the Company or any Subsidiary, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

18.9. Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

(a)	Determine which Employees employed outside the United States are eligible to participate in the Plan;

(b)	Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

(c)	Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Board or the Committee shall be attached to this Plan document as Appendices.

18.10. Code Section 409A Compliance. The Company intends that all Awards under the Plan either comply with Code Section 409A or comply with an exemption from the application of Code Section 409A. The Committee shall not exercise any discretion under the Plan which would violate Code Section 409A. All Awards exempt from Code Section 409A shall be interpreted and administered in a manner as to maintain such exemption. To the extent an Award is subject to Code Section 409A, Awards shall be paid at a time and in a form as to comply with Code Section 409A, including application of the six month delay requirement for “specified employees” to the extent required by Code Section 409A.

18.11 No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A in accordance with Section 18.10, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

18.12. Transferability. During a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. Notwithstanding the forgoing, the Committee may, in its discretion, provide in an Award Agreement or in the administrative specifications for an Award that any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

18.13. Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the ISO portion of this Plan shall be effective only if approved by the shareholders of the Company (excluding a Subsidiary) within 12 months before or after the date the Plan is adopted. If not so approved, any Options which were designated as ISOs hereunder shall be automatically be converted to NQSOs.

18.14. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735
SCAN TO
VIEW MATERIALS & VOTE
Please consider furnishing your voting instructions electronically by Internet or phone. Processing paper forms is more than twice as expensive as electronic instructions.

If you vote by Internet or phone, please do not mail this form.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 24, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Southern Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 24, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date this form card and return it in the enclosed postage-paid envelope we have provided or return it to The Southern Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU
VIEW PROXY STATEMENT AND ANNUAL REPORT ON THE INTERNET
www.southerncompany.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E04953-P77000	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE SOUTHERN COMPANY
The Board of Directors recommends a vote FOR each nominee in Item 1.
1.	ELECTION OF DIRECTORS:		For	Against	Abstain
	1a.	Juanita Powell Baranco	☐	☐	☐
	1b.	Jon A. Boscia	☐	☐	☐
	1c.	Henry A. Clark III	☐	☐	☐
	1d.	Thomas A. Fanning	☐	☐	☐
	1e.	David J. Grain	☐	☐	☐
	1f.	Veronica M. Hagen	☐	☐	☐
	1g.	Warren A. Hood, Jr.	☐	☐	☐
	1h.	Linda P. Hudson	☐	☐	☐
	1i.	Donald M. James	☐	☐	☐
	1j.	John D. Johns	☐	☐	☐
	1k.	Dale E. Klein	☐	☐	☐
	1l.	William G. Smith, Jr.	☐	☐	☐
	1m.	Steven R. Specker	☐	☐	☐
	1n.	Larry D. Thompson	☐	☐	☐
	1o.	E. Jenner Wood III	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2, 3, 4, 5, 6, 7, and 8.		For	Against	Abstain

2.	APPROVAL OF A BY-LAW AMENDMENT TO PERMIT PROXY ACCESS	☐	☐	☐

3.	APPROVAL OF AN AMENDMENT TO THE CERTIFICATE TO REDUCE THE SUPERMAJORITY VOTE REQUIREMENTS TO A MAJORITY VOTE	☐	☐	☐

4.	APPROVAL OF AN AMENDMENT TO THE CERTIFICATE TO ELIMINATE THE “FAIR PRICE” ANTI-TAKEOVER PROVISION	☐	☐	☐

5.	APPROVAL OF A BY-LAW AMENDMENT TO PERMIT THE BOARD TO MAKE FUTURE AMENDMENTS TO THE BY-LAWS WITHOUT STOCKHOLDER RATIFICATION	☐	☐	☐

6.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

7.	APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE OMNIBUS PLAN	☐	☐	☐

8.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016	☐	☐	☐

The Board of Directors recommends a vote AGAINST Items 9 and 10.

9.	STOCKHOLDER PROPOSAL ON 2° CELSIUS SCENARIO REPORT	☐	☐	☐

10.	STOCKHOLDER PROPOSAL ON STRANDED COAL ASSETS REPORT	☐	☐	☐

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5, 6, 7, and 8 and "AGAINST" ITEMS 9 and 10.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
(Not Transferable)

2016 Annual Meeting of Stockholders
10 a.m. ET, May 25, 2016

The Lodge Conference Center at Callaway Gardens
Highway 18
Pine Mountain, GA 31822

Please present this Admission Ticket, along with photo identification, in order to gain admittance to the meeting.

Ticket admits only the stockholder(s) listed
on the reverse side and is not transferable.

Directions to Meeting Site:

From Atlanta, GA - Take I-85 south to I-185 (Exit 21), then take Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.

From Birmingham, AL - Take U.S. Highway 280 east to Opelika, AL, then I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy statement and annual report are available at www.proxyvote.com.

E04954-P77000
FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND ESP TRUSTEE

If a stockholder of record, the undersigned hereby appoints Thomas. A. Fanning, Art P. Beattie, and James Y. Kerr II, or any of them, Proxies, with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at The Lodge Conference Center at Callaway Gardens in Pine Mountain, Georgia, on May 25, 2016, at 10:00 a.m., ET, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

If a beneficial owner holding shares through the Employee Savings Plan (ESP), the undersigned directs the Trustee of the ESP to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form. If you do not instruct how these shares are to be voted, the Pension Fund Investment Review Committee (PFIRC) may vote these shares in accordance with the policy it has adopted for voting proxies for unvoted shares. If the Trustee does not receive voting instructions from the PFIRC, the Trustee may vote these shares if required to do so by law. The ESP has procedures in place to safeguard the confidentiality of your voting instructions.

This Form of Proxy and Trustee Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustee of the ESP pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope to the Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of Trustee Voting Instruction Forms for the ESP is 11:00 a.m. on Tuesday, May 24, 2016. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m. on Wednesday, May 25, 2016. The deadline for receipt of instructions provided electronically is 11:59 p.m. on Tuesday, May 24, 2016.

The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM WILL BE VOTED AS
SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED
AS THE BOARD OF DIRECTORS RECOMMENDS.

Continued and to be voted and signed on reverse side.